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As filed with the Securities and Exchange Commission on May 5, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dollar Tree, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	5331 (Primary Standard Industrial Classification Code Number)	26-2018846 (IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

500 Volvo Parkway
Chesapeake, Virginia 23320
Telephone: (757) 321-5000
(Address, including zip code, and telephone number, including area code, of each of the registrants' principal executive offices)

William A. Old, Jr.
Chief Legal Officer
500 Volvo Parkway
Chesapeake, Virginia 23320
(757) 321-5419
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel A. Neff, Esq.
Trevor S. Norwitz, Esq.
Brandon C. Price, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

5.250% Notes due 2020	$750,000,000	100%	$750,000,000	$75,525

Guarantees of the 5.250% Notes due 2020(2)	—	—	—	(3)

5.750% Notes due 2023	$2,500,000,000	100%	$2,500,000,000	$251,750

Guarantees of the 5.750% Notes due 2023(2)	—	—	—	(3)

Total	$3,250,000,000	100%	$3,250,000,000	$327,275

(1)
Calculated pursuant to Rule 457(f) under the Securities Act.

(2)
The entities listed on the Table of Subsidiary Guarantor Registrants on the following page have guaranteed the notes being registered hereby.

(3)
No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Dollar Tree Air, Inc.	VA	481000	54-1996968
Dollar Tree Distribution, Inc.	VA	493100	54-1737649
Dollar Tree Management, Inc.	VA	541990	54-1737652
Dollar Tree Properties, Inc.	VA	531390	54-1830832
Dollar Tree Sourcing Company, LLC	VA	424990	27-2778753
Dollar Tree Stores, Inc.	VA	452900	54-1387365
Dollar Tree Ollie's, LLC	VA	452900	None
DT Realty, LLC	VA	531120	27-2779366
DT Retail Properties, LLC	VA	531120	27-2779595
DTD Tennessee, Inc.	DE	531120	54-2029102
Greenbrier International, Inc.	DE	424990	20-0561309
Family Dollar, Inc.	NC	541600	56-2056614
Family Dollar Holdings, Inc.	NC	551112	56-2056613
Family Dollar Operations, Inc.	NC	541611	56-1747881
Family Dollar Services, Inc.	NC	493100	56-1744955
Family Dollar Stores, Inc.	DE	452900	56-0942963
Family Dollar Stores of Alabama, LLC	VA	452900	56-1234186
Family Dollar Stores of Arizona, Inc.	VA	452900	56-1355530
Family Dollar Stores of Arkansas, LLC	VA	452900	56-1343356
Family Dollar Stores of Colorado, Inc.	VA	452900	56-1587711
Family Dollar Stores of Connecticut, Inc.	VA	452900	56-1587368
Family Dollar Stores of D.C., Inc.	VA	452900	56-1441925
Family Dollar Stores of Delaware, LLC	VA	452900	56-1416308
Family Dollar Stores of Florida, LLC	VA	452900	62-1147034
Family Dollar Stores of Georgia, LLC	VA	452900	56-1120343
Family Dollar Stores of Iowa, Inc.	VA	452900	56-1587713
Family Dollar Stores of Louisiana, Inc.	VA	452900	56-1373359
Family Dollar Stores of Maryland, Inc.	VA	452900	56-1346665
Family Dollar Stores of Massachusetts, Inc.	VA	452900	56-0992166
Family Dollar Stores of Michigan, Inc.	VA	452900	56-0991920
Family Dollar Stores of Mississippi, Inc.	VA	452900	56-1377743
Family Dollar Stores of Missouri, LLC	VA	452900	56-0991923
Family Dollar Stores of Nevada, Inc.	VA	452900	56-1355536
Family Dollar Stores of New Jersey, LLC	VA	452900	56-1400170
Family Dollar Stores of New Mexico, Inc.	VA	452900	56-1633088
Family Dollar Stores of New York, Inc.	VA	452900	56-0992165
Family Dollar Stores of North Carolina, Inc.	VA	452900	56-0903183
Family Dollar Stores of North Dakota, Inc.	VA	452900	56-1435307
Family Dollar Stores of Ohio, Inc.	VA	452900	56-0991921
Family Dollar Stores of Oklahoma, LLC	VA	452900	56-0992157
Family Dollar Stores of Pennsylvania, LLC	VA	452900	56-0992563
Family Dollar Stores of Rhode Island, Inc.	VA	452900	56-1763455
Family Dollar Stores of South Carolina, LLC	VA	452900	57-0521348
Family Dollar Stores of South Dakota, Inc.	VA	452900	56-1587710
Family Dollar Stores of Tennessee, Inc.	VA	452900	56-1375593
Family Dollar Stores of West Virginia, Inc.	VA	452900	56-0992562
Family Dollar Stores of Wisconsin, Inc.	VA	452900	56-1356720
Family Dollar Stores of Wyoming, Inc.	VA	452900	56-1355538
Family Dollar Stores of Vermont, Inc.	VA	452900	56-1633089

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Family Dollar Stores of Virginia, Inc.	NC	452900	54-1080403
Family Dollar Trucking, Inc.	NC	484200	56-1747883
Family Dollar Distribution, LLC	VA	493100	75-3057973
Family Dollar GC, LLC	NC	452900	56-2056614
Family Dollar Merchandising, L.P.	DE	452900	22-3848504
Family Dollar Stores of Indiana, LP	NC	452900	56-2061886
Family Dollar Stores of Kentucky, LP	NC	452900	56-2057706
Family Dollar Stores of Texas, LLC	VA	452900	56-2061876
Family Dollar Utah DC, LLC	VA	493100	56-2061876
FD Beach Blvd., LLC	VA	531390	None
Midwood Brands LLC	NC	452900	56-2056614
Family Dollar IP Co.	NC	551112	47-4382368
FD Spinco II, Inc.	DE	551112	None
FD Retail Properties, LLC	VA	531120	81-1464876
Matthews Real Estate Holdings LLC	NC	531120	81-1081385
Monroe Road Holdings LP	NC	531120	81-1113355

*
The subsidiary guarantor registrants have the following principal executive office:

c/o Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, Virginia 23320
(757) 321-5000

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2016

PROSPECTUS

$3,250,000,000

EXCHANGE OFFER FOR
$ 750,000,000 5.250% NOTES DUE 2020
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
5.250% NOTES DUE 2020

$2,500,000,000 5.750% NOTES DUE 2023
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
5.750% NOTES DUE 2023

         Dollar Tree, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to (i) $750,000,000 of our 5.250% Notes due 2020 (the "2020 exchange notes") for an equal principal amount of our outstanding 5.250% Notes due 2020 (the "2020 old notes") and (ii) $2,500,000,000 of our 5.750% Notes due 2023 (the "2023 exchange notes" and together with the 2020 exchange notes, the "exchange notes") for an equal principal amount of our outstanding 5.750% Notes due 2023 (the "2023 old notes" and together with the 2020 old notes, the "old notes"). The exchange notes will represent the same debt as the old notes and we will issue the 2020 exchange notes under the same indenture as the 2020 old notes and the 2023 exchange notes under the same indenture as the 2023 old notes.

         The exchange offer expires at 5:00 p.m., New York City time, on                    , 2016, unless extended.

Terms of the Exchange Offer

  •
  We will issue exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under certain circumstances relating to our registration obligations.

  •
  Certain of our subsidiaries, which are the same subsidiaries that guarantee our old notes, will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be unsecured, unsubordinated obligations of the guarantors. Certain additional subsidiaries may be required to guarantee the exchange notes, and the guarantees of the guarantors will terminate, in each case in the circumstances described under "Description of 2020 exchange notes" and "Description of 2023 exchange notes."

  •
  The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption "Certain U.S. Federal Income Tax Considerations."

  •
  There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

  •
  We will not receive any cash proceeds from the exchange offer.

         See "Risk Factors" beginning on page 9 for a discussion of the factors you should consider in connection with the exchange offer.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. See "Plan of Distribution."

The date of this prospectus is                    , 2016.

i

        In this prospectus, unless we indicate otherwise or the context requires, "we," "us," "our," "Dollar Tree," and the "Company," refer to Dollar Tree, Inc. and its direct and indirect subsidiaries on a consolidated basis, including the guarantors (as hereinafter defined); the term "guarantors" refers to those subsidiaries of Dollar Tree that guarantee the exchange notes and the old notes; and "notes" refers to the old notes and the exchange notes collectively.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

 Information Incorporated by Reference

        The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus (excluding in each case information deemed to be furnished and not filed with the SEC):

  •
  Annual Report on Form 10-K for the year ended January 30, 2016, filed on March 28, 2016;

  •
  Definitive Proxy Statement on Schedule 14A, filed on May 11, 2015; and

  •
  Current Reports on Form 8-K, filed on July 8, 2015, April 22, 2016 and May 5, 2016.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following address:

Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
(757) 321-5000

        To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than                        , 2016, which is five business days before the expiration date of the exchange offer. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See "Exchange Offer" for more detailed information.

        Except as expressly provided above, no other information is incorporated by reference into this prospectus.

 Where You Can Find More Information

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantors and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made.

        We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, 100 F Street NE, Washington, D.C. 20549-2521. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. In addition, the Company makes available, free of charge through the investor relations page of its website at www.dollartree.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (including related amendments) as soon as reasonably practicable after they have been electronically filed with (or furnished to) the SEC.

        Neither the information on the Company's website, nor the information on the website of any Dollar Tree business, is incorporated by reference in this prospectus, or in any other filings with, or in any other information furnished or submitted to, the SEC.

Forward-Looking Information

        This prospectus, including information incorporated by reference into this prospectus, contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions, and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as "expect," "anticipate," "believe," "intend," "plan," "view," "target," "estimate" and similar phrases. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.

        Readers are cautioned not to place undue reliance on any forward-looking statements, as such statements are by nature subject to risks, uncertainties, and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended January 30, 2016, as well as statements regarding the following:

  •
  Family Dollar Stores, Inc. ("Family Dollar") integration plans and expenses;

  •
  the benefits, results and effects of the Family Dollar acquisition and integration and the combined company's plans, objectives, expectations (financial or otherwise), including synergies, the cost to achieve synergies and the effect on earnings per share;

  •
  the financial and operating performance of the divested stores;

  •
  the ability to retain key personnel at Family Dollar and Dollar Tree;

  •
  our anticipated sales, including comparable store net sales, net sales growth and earnings growth;

  •
  the outcome and costs of pending or potential litigation or governmental investigations;

  •
  our growth plans, including our plans to add, rebanner, expand or relocate stores, our anticipated square footage increase and our ability to renew leases at existing store locations;

  •
  the average size of our stores to be added in 2016 and beyond;

  •
  the effect on merchandise mix of consumables and the increase in the number of our stores with freezers and coolers on Dollar Tree's gross profit margin and sales;

  •
  the net sales per square foot, net sales and operating income of our stores;

  •
  the potential effect of inflation and other economic changes on our costs and profitability, including the potential effect of future changes in minimum wage rates, shipping rates, domestic and import freight costs, fuel costs and wage and benefit costs;

  •
  our gross profit margin, earnings, inventory levels and ability to leverage selling, general and administrative and other fixed costs;

  •
  our seasonal sales patterns including those relating to the length of the holiday selling seasons;

  •
  the capabilities of our inventory supply chain technology and other systems;

  •
  the reliability of, and cost associated with, our sources of supply, particularly imported goods such as those sourced from China;

  •
  the capacity, performance and cost of our distribution centers;

  •
  our cash needs, including our ability to fund our future capital expenditures and working capital requirements;

  •
  our expectations regarding competition and growth in our retail sector;

  •
  management's estimates associated with our critical accounting policies, including inventory valuation, accrued expenses, the Family Dollar purchase price allocation and income taxes;

  •
  the potential effect of future law changes, including qualification for exempt status under the Fair Labor Standards Act;

  •
  costs expected to be incurred in 2016 for rebannering Deals stores; and

  •
  risks related to other factors described under "Risk Factors" in other reports and statements we have filed with the Securities and Exchange Commission.

        Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this prospectus. We do not undertake any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Market and Industry Data

        We obtained the market and certain other data used in this prospectus and the information incorporated by reference herein from our own research, surveys or studies conducted by third parties and industry or general publications, and other publicly available sources. Industry and general publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. As a result, you should be aware that the industry and market data included in this prospectus and the information incorporated by reference herein, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information.

Summary

        This summary highlights information that is contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the information in the section entitled "Risk Factors" and our financial statements and the related notes thereto and other financial data included elsewhere in this prospectus or incorporated by reference into this prospectus.

Our Company

        Headquartered in Chesapeake, Virginia, we are a leading operator of discount variety stores. As of January 30, 2016, we operated 13,851 discount variety retail stores. Our stores operate under the names of Dollar Tree, Family Dollar and Dollar Tree Canada, and we operate in two reporting business segments: Dollar Tree and Family Dollar.

        Our Dollar Tree segment is the leading operator of discount variety stores offering merchandise at the fixed price point of $1.00. The Dollar Tree segment includes 5,954 stores operating under the Dollar Tree and Dollar Tree Canada brands, ten distribution centers in the United States and two in Canada and a Store Support Center in Chesapeake, Virginia. Our stores range from predominantly 8,000 - 10,000 selling square feet. In the Dollar Tree stores in the United States, we sell all items for $1.00 or less and in the Dollar Tree Canada stores, we sell all items for $1.25(CAD) or less. Our merchandise mix in our Dollar Tree stores consists of: (1) consumable merchandise, which includes candy and food, health and beauty care, and everyday consumables such as household paper and chemicals, and in select stores, frozen and refrigerated food; (2) variety merchandise, which includes toys, durable housewares, gifts, stationery, party goods, greeting cards, softlines, and other items; and (3) seasonal goods, which include, among others, Valentine's Day, Easter, Halloween and Christmas merchandise.

        Our Family Dollar segment operates general merchandise discount retail stores providing consumers with a selection of competitively-priced merchandise in convenient neighborhood stores. The Family Dollar segment consists of our operations under the Family Dollar brand, eleven distribution centers and a Store Support Center in Matthews, North Carolina. Our stores range from predominantly 6,000 - 8,000 selling square feet. In our 7,897 Family Dollar stores, we sell merchandise at prices that generally range from $1.00 to $10.00. Our Family Dollar stores provide customers with a quality, high-value assortment of basic necessities and seasonal merchandise. We offer competitively-priced national brands from leading manufacturers alongside name brand equivalent-value priced private labels. Our merchandise mix in our Family Dollar stores consists of: (1) consumable merchandise, which includes food, tobacco, health and beauty aids, household chemicals, paper products, hardware and automotive supplies, diapers, batteries, and pet food and supplies; (2) home products, which includes housewares, home décor, giftware, and domestics, including blankets, sheets and towels; (3) apparel and accessories merchandise, which includes clothing, fashion accessories and shoes; and (4) seasonal and electronics merchandise, which includes Valentine's Day, Easter, Halloween and Christmas merchandise, personal electronics, including pre-paid cellular phones and services, stationery and school supplies and toys.

        On July 6, 2015, we completed the acquisition of Family Dollar Stores, Inc. In the transaction, the Family Dollar shareholders received $59.60 in cash and 0.2484 shares of our common stock for each share of Family Dollar common stock they owned, plus cash in lieu of fractional shares. The cash and stock transaction was valued at approximately $9.0 billion in the aggregate, including 28.5 million in shares of Dollar Tree common stock, which had a value of approximately $2.3 billion based on the closing price of Dollar Tree common stock on the Nasdaq Global Select Market on July 2, 2015. We funded the non-equity portion of the acquisition through the combination of cash on hand, a $4.95 billion term loan and $3.5 billion in long-term notes.

Company Information

        Our principal executive offices are located at 500 Volvo Parkway, Chesapeake, Virginia 23320, our telephone number is (757) 321-5000, and our website is www.dollartree.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus.

Summary Terms of the Exchange Offer

        Set forth below is a brief summary of some of the principal terms of the exchange offer. In this summary, "we," "us," "our," "Dollar Tree," and the "Company" refer only to Dollar Tree, Inc. and any successor obligor, and not to any of its subsidiaries. You should also read the information in the section entitled "Exchange Offer" later in this prospectus for a more detailed description and understanding of the terms of the notes.

The Exchange Offer	We are offering to exchange up to (i) $750,000,000 in aggregate principal amount of our 2020 exchange notes for an equal principal amount of our 2020 old notes and (ii) $2,500,000,000 in aggregate principal amount of our 2023 exchange notes for an equal amount of our 2023 old notes.
Expiration of The Exchange Offer; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                , 2016, or a later date and time to which we may extend it (the "expiration date"). We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. See "Exchange Offer—Conditions" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal, which letter of transmittal must be received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

Alternatively, to tender old notes held in book-entry form through the Depository Trust Company, or "DTC," you must transfer your old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or "ATOP" system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of your business;

•

you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the exchange notes;

• you are not our "affiliate" (as defined in Rule 405 under the Securities Act); and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will deliver or make available a prospectus in connection with any resale of the exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender those old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those old notes on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. See "Exchange Offer—Procedures for Tendering."

Guaranteed Delivery Procedures

If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under "Exchange Offer—Guaranteed Delivery Procedures."

Consequences of Failure to Exchange

Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange offer, will remain subject to the restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See "Exchange Offer—Consequences of Failure to Tender."

Certain U.S. Federal Income Tax Considerations	The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Transferability

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "Exchange Offer—Procedures for Tendering"). However, any holder of old notes who:

• is one of our "affiliates" (as defined in Rule 405 under the Securities Act),
• does not acquire the exchange notes in the ordinary course of business,
• distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the exchange notes as part of the exchange offer, or
• is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.
Exchange Agent	U.S. Bank National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under "Exchange Offer—Exchange Agent."

 Summary Terms of the Exchange Notes

        Set forth below is a brief summary of some of the principal terms of the exchange notes. In this summary, "we," "us," "our," "Dollar Tree," "Issuer" and the "Company" refer only to Dollar Tree, Inc. and any successor obligor, and not to any of its subsidiaries. You should also read the information in the sections entitled "Description of 2020 Exchange Notes" and "Description of 2023 Exchange Notes" later in this prospectus for a more detailed description and understanding of the terms of the exchange notes.

        The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

  •
  the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends;

  •
  the exchange notes will not be entitled to registration rights; and

  •
  the exchange notes will not have the right to earn additional interest under certain circumstances relating to our registration obligations.

Issuer	Dollar Tree, Inc.
Notes offered
2023 exchange notes	$2,500 million aggregate principal amount of 5.750% Senior Notes due 2023.
2020 exchange notes	$750 million aggregate principal amount of 5.250% Senior Notes due 2020.
Maturity date
2023 exchange notes	March 1, 2023.
2020 exchange notes	March 1, 2020.
Interest rate
2023 exchange notes	5.750% per annum.
2020 exchange notes	5.250% per annum.
Interest payment dates	March 1 and September 1, commencing September 1, 2016. Interest will accrue from March 1, 2016.
Guarantees

The exchange notes will be jointly and severally guaranteed on an unsecured, unsubordinated basis by each of Dollar Tree's subsidiaries that guarantees the obligations under the Credit Agreement dated as of March 9, 2015, as amended, among Dollar Tree (as successor by merger to Family Tree Escrow, LLC), as Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, which provides for $6,200 million in senior secured credit facilities (the "Senior Secured Credit Facilities"), including Family Dollar and certain of its subsidiaries. The guarantees of the exchange notes will be subject to certain limitations. See "Description of 2023 exchange notes—Ranking," "Description of 2023 exchange notes—Guarantees," "Description of 2020 exchange notes—Ranking" and "Description of 2020 exchange notes—Guarantees."

Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of exchange notes. See "Description of 2023 exchange notes—Guarantees" and "Description of 2020 exchange notes—Guarantees."

Ranking	Each series of exchange notes and guarantees thereof will constitute unsecured, unsubordinated obligations of the Issuer and the guarantors and will:

•

rank senior in right of payment to all of the Issuer's and the guarantors' existing and future debt, if any, that by its terms is subordinated to, respectively, the notes of such series or the applicable guarantee;

• rank equally in right of payment to all of the Issuer's and the guarantors' existing and future unsubordinated debt;

•

be effectively subordinated to any of the Issuer's and the guarantors' existing and future secured debt, including the Senior Secured Credit Facilities and Family Dollar's $300 million of 5.00% senior notes due February 1, 2021 (the "2021 Family Dollar Notes"), to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all of the existing and future liabilities (including trade payables) of the Issuer's subsidiaries that do not guarantee the notes.
Optional redemption
2023 exchange notes	Except as described below, the Issuer cannot optionally redeem the 2023 exchange notes before March 1, 2018. Thereafter, the Issuer may redeem some or all of the 2023 exchange notes at any time at the redemption prices listed under "Description of 2023 exchange notes—Optional redemption," plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time prior to March 1, 2018, the Issuer may redeem some or all of the 2023 exchange notes at a price equal to 100% of the aggregate principal amount thereof plus the make-whole premium described under "Description of 2023 exchange notes—Optional redemption," plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time prior to March 1, 2018, the Issuer may redeem up to 40% of the original aggregate principal amount of the 2023 exchange notes at a redemption price of 105.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net proceeds of certain equity offerings.

2020 exchange notes

Except as described below, the Issuer cannot optionally redeem the 2020 exchange notes before March 1, 2017. Thereafter, the Issuer may redeem some or all of the 2020 exchange notes at any time at the redemption prices listed under "Description of 2020 exchange notes—Optional redemption," plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time prior to March 1, 2017, the Issuer may redeem some or all of the 2020 exchange notes at a price equal to 100% of the aggregate principal amount thereof plus the make-whole premium described under "Description of 2020 exchange notes—Optional redemption," plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time prior to March 1, 2017, the Issuer may redeem up to 40% of the original aggregate principal amount of the 2020 exchange notes at a redemption price of 105.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net proceeds of certain equity offerings.

Change of control

If specific kinds of changes of control occur, the Issuer will be required to make an offer to purchase all of the notes of the applicable series at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See "Description of 2023 exchange notes—Change of control" and "Description of 2020 exchange notes—Change of control."

Asset sales

If the Issuer or its restricted subsidiaries engage in certain asset sales, the Issuer will be required under certain circumstances to make an offer to purchase the notes at 100% of the principal amount thereof (or, in the event the notes are issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See "Description of 2023 exchange notes—Certain covenants—Asset sales" and "Description of 2020 exchange notes—Certain covenants—Asset sales."

Certain covenants	The indentures governing the notes limit the ability of the Issuer and its restricted subsidiaries to, among other things:
• incur, assume or guarantee additional indebtedness;
• declare or pay dividends or make other distributions with respect to, or purchase or otherwise acquire or retire for value, equity interests;
• make any principal payment on, or redeem or repurchase, subordinated debt;
• make loans, advances or other investments;
• incur liens;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;
• consolidate or merge with or into, or sell all or substantially all assets to, another person; and
• enter into transactions with affiliates.

These covenants are subject to important exceptions and qualifications. See "Description of 2023 exchange notes—Certain covenants" and "Description of 2020 exchange notes—Certain covenants." In addition, certain of these covenants will be suspended during any period in which the applicable series of notes have an investment grade rating from Moody's and Standard & Poor's. See "Description of 2023 exchange notes—Certain covenants—Suspension of covenants upon achieving investment grade ratings" and "Description of 2020 exchange notes—Certain covenants—Suspension of covenants upon achieving investment grade ratings."

Absence of public market for the notes

The exchange notes generally are freely transferable but are also new securities for which there is currently no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We have not applied and do not intend to apply for the listing of the exchange notes on any securities exchange or any automated dealer quotation system.

Trustee, registrar and paying agent	U.S. Bank National Association.
Risk factors	See "Risk factors" and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to exchange your old notes for exchange notes.

Risk Factors

        You should consider carefully various risks, including those described below and all of the information about risks included in the documents incorporated by reference in this prospectus, including under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended January 30, 2016 along with the information provided elsewhere in this prospectus. These risks could adversely and materially affect our ability to meet our obligations under the exchange notes, and you, under the circumstances described in this section, could lose all or part of your investment in, and fail to achieve the expected return on, the exchange notes.

        The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks that are unknown to us or that we currently deem immaterial and risks and uncertainties generally applicable to companies that have recently undertaken transactions similar to this offering, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the exchange notes.

        For a discussion of risks relating to our business, see "Risk Factors" in Part 1, Item 1A, in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, which is incorporated by reference herein. The risk factors described below and the risks relating to our business incorporated by reference herein could materially impact our business, financial condition and results of operations.

Risks related to the notes and other indebtedness

Our substantial indebtedness could adversely affect our financial condition, limit our ability to obtain additional financing, restrict our operations and make us more vulnerable to economic downturns and competitive pressures.

        We have substantial indebtedness, which could adversely affect our ability to fulfill our obligations under the notes and have a negative impact on our financing options and liquidity position. As of January 30, 2016, we had indebtedness of approximately $7,465.5 million. In addition, we have $1,250 million of additional borrowing availability under our revolving credit facility (the "Revolving Credit Facility"), excluding letters of credit totaling approximately $123.0 million.

        Our high degree of debt leverage could have significant consequences, including the following:

  •
  limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments, instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limiting our ability to refinance our indebtedness on terms acceptable to us or at all;

  •
  imposing restrictive covenants on our operations;

  •
  placing us at a competitive disadvantage to other competitors carrying less debt; and

  •
  making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressures.

        In addition, our credit ratings impact the cost and availability of future borrowings and, accordingly, our cost of capital. Our ratings reflect the opinions of the ratings agencies of our financial strength, operating performance and ability to meet our debt obligations. There can be no assurance that we will achieve a particular rating or maintain a particular rating in the future.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to fund our day-to-day operations or to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations and other cash requirements, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The indentures governing the exchange notes offered hereby and the credit agreement governing the Senior Secured Credit Facilities restrict, (a) our ability to dispose of assets and use the proceeds from any such dispositions and (b) our ability to raise debt capital to be used to repay our indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Description of 2023 exchange notes" and "Description of 2020 exchange notes."

        In addition, we conduct our operations through our subsidiaries, certain of which may not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and such subsidiaries' ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Although the indentures governing the notes and the credit agreement governing the Senior Secured Credit Facilities limit the ability of certain of our material subsidiaries to incur consensual restrictions on their ability to (a) pay dividends or make other distributions to us or any restricted subsidiary on its capital stock or with respect to any other interest or participation in, or measured by, their profits or (b) make loans or advances to us or any restricted subsidiary that is a direct or indirect parent of such material subsidiary, these limitations are (and in the case of future indebtedness, could be) subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of the notes (and lenders under any of our existing and future indebtedness) could declare all outstanding principal and interest to be due and payable, the lenders under the Senior Secured Credit Facilities could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and we could be forced into bankruptcy or liquidation, in each case, which could result in your losing your investment in the notes.

Despite current and anticipated indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

        We may be able to incur substantial additional indebtedness in the future. Although the indentures governing the notes and the credit agreement governing the Senior Secured Credit Facilities restrict the incurrence of additional indebtedness, these restrictions are and will be subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of Dollar Tree. In addition, to the extent any such indebtedness is secured, it will be effectively senior to the notes, up to the value of the collateral securing such indebtedness. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify. Additionally, as of January 30, 2016, we had approximately $1,250 million of availability under the Revolving Credit Facility, excluding letters of credit totaling approximately $123.0 million. See "Description of 2023 exchange notes" and "Description of 2020 exchange notes."

The terms of the agreements governing our indebtedness (including the notes) may restrict our current and future operations, particularly our ability to respond to changes or to pursue our business strategies, and could adversely affect our capital resources, financial condition and liquidity.

        The indentures governing the notes, the credit agreement governing the Senior Secured Credit Facilities and the indenture governing the 2021 Family Dollar Notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

  •
  incur, assume or guarantee additional indebtedness;

  •
  declare or pay dividends or make other distributions with respect to, or purchase or otherwise acquire or retire for value, equity interests;

  •
  make any principal payment on, or redeem or repurchase, subordinated debt;

  •
  make loans, advances or other investments;

  •
  incur liens;

  •
  sell or otherwise dispose of assets, including capital stock of subsidiaries;

  •
  enter into sale and lease-back transactions;

  •
  consolidate or merge with or into, or sell all or substantially all of our assets to, another person; and

  •
  enter into transactions with affiliates.

        In addition, the credit agreement governing the Senior Secured Credit Facilities requires us to comply with certain financial maintenance covenants. Our ability to satisfy these financial maintenance covenants can be affected by events beyond our control, and we cannot assure you that we will meet them.

        A breach of the covenants under the credit agreement governing the Senior Secured Credit Facilities, the indentures governing the notes or the indenture governing the 2021 Family Dollar Notes could result in an event of default under the applicable indebtedness, which, if not cured or waived, could result in us having to repay our borrowings before their due dates. Such default may allow the holders to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. If we are forced to refinance these borrowings on less favorable terms or if we were to experience difficulty in refinancing the debt prior to maturity, our results of operations or financial condition could be materially affected. In addition, an event of default under our Senior Secured Credit Facilities may permit the lenders under our Senior Secured Credit Facilities to terminate all commitments to extend further credit under the Senior Secured Credit Facilities. Furthermore, if we are unable to repay the amounts due and payable under our Senior Secured Credit Facilities, those lenders may be able to proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or holders of notes accelerate the repayment of such borrowings, we cannot assure you that we will have sufficient assets to repay such indebtedness.

        As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively, take advantage of new business opportunities or grow in accordance with our plans.

Your right to receive payments on the notes is effectively subordinated to the right of lenders that have a security interest in the assets of Dollar Tree and the guarantors to the extent of the value of those assets.

        Our obligations under the notes and the guarantors' obligations under their guarantees of the notes are unsecured, but our obligations under the Senior Secured Credit Facilities and each guarantor's obligations under its guarantee of the Senior Secured Credit Facilities are secured by a security interest in substantially all of the assets of Dollar Tree and each such guarantor, in each case, subject to certain exceptions. In addition, the 2021 Family Dollar Notes are secured equally and ratably with the Senior Secured Credit Facilities to the extent required by the indenture governing the 2021 Family Dollar Notes. The indentures governing the notes, the credit agreement governing the Senior Secured Credit Facilities and the indenture governing the 2021 Family Dollar Notes permit us to incur substantial additional indebtedness in the future, including other secured indebtedness, subject to various limitations. See "Description of 2023 exchange notes" and "Description of 2020 exchange notes." If we are declared bankrupt or insolvent, or if an event of default occurs and is continuing under the Senior Secured Credit Facilities, we anticipate that the lenders could declare all of the funds borrowed thereunder, together with accrued interest, to be immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes will not be secured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

The notes are structurally subordinated to all indebtedness of Dollar Tree's existing and future subsidiaries that do not guarantee the notes.

        The notes are guaranteed jointly and severally by certain of Dollar Tree's direct and indirect wholly owned domestic subsidiaries. Each wholly owned domestic restricted subsidiary (subject to certain exceptions) of Dollar Tree that guarantees or becomes a borrower under the Senior Secured Credit Facilities or that guarantees certain other indebtedness of Dollar Tree or any of the guarantors will jointly and severally guarantee the notes. See "Description of 2023 exchange notes—Future guarantors" and "Description of 2020 exchange notes—Future guarantors." Except for such guarantors of the notes, Dollar Tree's subsidiaries, including non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary of Dollar Tree such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of any such subsidiary that is not a guarantor, all of such subsidiary's creditors (including trade creditors and preferred shareholders, if any) would be entitled to payment in full out of such subsidiary's assets before holders of the notes would be entitled to any payment out of such assets. As of January 30, 2016, our non-guarantor subsidiaries had an aggregate of approximately $395.8 million of total liabilities (excluding intercompany transactions), all of which were structurally senior to the notes and the related guarantees.

The market price of the exchange notes may be volatile.

        The market price of the exchange notes will depend on many factors that may vary over time, some of which are beyond our control, including:

  •
  our financial performance;

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  the amount of indebtedness we have outstanding;

  •
  market interest rates;

  •
  the market for similar securities;

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  competition;

  •
  the size and liquidity of the market for the notes; and

  •
  general economic conditions.

        As a result of these factors, you may only be able to sell your exchange notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Our variable-rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

        Certain of our indebtedness, including certain borrowings under the Senior Secured Credit Facilities, is subject to variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. An increase (decrease) of 1.0% on the interest rate on our variable-rate indebtedness that was outstanding as of January 30, 2016, would result in an increase (decrease) of $25.2 million in annual interest expense. Although we may enter into interest rate swaps, involving the exchange of floating- for fixed-rate interest payments, to reduce interest rate volatility, we cannot assure you we will be able to do so.

We may not have sufficient funds to be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. Additionally, under the Senior Secured Credit Facilities, a change of control (as defined therein) will constitute an event of default that permits the lenders to accelerate the maturity of borrowings, and to terminate the commitments to lend, thereunder. We expect that the source of funds for any purchase of the notes and repayment of borrowings under the Senior Secured Credit Facilities will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid triggering an obligation to repurchase the notes and events of default under the credit agreement governing our credit facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        The definition of "Change of Control" in the indentures governing the notes includes a phrase relating to the sale of "all or substantially all" of the assets of Dollar Tree and our subsidiaries, taken as a whole. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale of less than all of the assets of Dollar Tree and our subsidiaries, taken as a whole, to another person may be uncertain. In addition, certain important corporate events may not, under the indentures governing the notes, constitute a "change of control" that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of 2023 exchange notes—Change of control" and "Description of 2020 exchange notes—Change of control."

Any decline in our corporate credit ratings or the rating of the notes could adversely affect the value of the notes.

        Any decline in the ratings of our corporate credit or the notes or any indications from the rating agencies that their ratings on our corporate credit or the notes are under surveillance or review with possible negative implications could adversely affect the value of the notes. In addition, a ratings downgrade could adversely affect our ability to raise capital.

Many of the covenants in the indentures governing the notes would not apply during any period that the applicable series of notes are rated investment grade by both Moody's and Standard & Poor's.

        Many of the covenants contained in the indentures that govern the notes will cease to apply from such time as the applicable series of notes are rated investment grade by both of Moody's and Standard & Poor's and no default has occurred and is continuing under the indenture governing such series of notes and will continue not to apply for so long as such series of notes maintain such investment grade ratings. See "Description of 2023 exchange notes—Certain covenants—Suspension of covenants upon achieving investment grade ratings" and "Description of 2020 exchange notes—Certain covenants—Suspension of covenants upon achieving investment grade ratings." These covenants restrict, among other things, the ability of Dollar Tree and the restricted subsidiaries to incur or guarantee additional indebtedness, to declare or pay dividends, make distributions on, purchase or otherwise acquire or retire for value equity interests or make principal payments on, redeem or repurchase subordinated debt, sell assets, enter into certain merger transactions, enter into transactions with affiliates and enter into restrictive agreements. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants will allow Dollar Tree and the restricted subsidiaries to engage in certain actions that would not have been permitted were these covenants in force, and the effects of any such actions that Dollar Tree and the restricted subsidiaries take while these covenants are suspended will be permitted to remain in place even if the notes are subsequently downgraded below investment grade and these covenants are reinstated.

The notes will mature after a substantial portion of our other indebtedness.

        The 2023 exchange notes will mature on March 1, 2023 and the 2020 exchange notes will mature on March 1, 2020. A substantial portion of our indebtedness, including the indebtedness under our

Revolving Credit Facility and the term loan A facility under our Senior Secured Credit Facilities, will mature prior to the notes. Furthermore, the term loan B facility under our Senior Secured Credit Facilities and the 2021 Family Dollar Notes will mature prior to the 2023 exchange notes. Therefore, we will be required to repay a substantial portion of our other creditors before we are required to repay a portion of the interest due on, and the principal of, the notes. As a result, we may not have sufficient cash to repay all amounts owing on the notes at maturity. There can be no assurance that we will have the ability to borrow or otherwise raise the amounts necessary to repay or refinance our indebtedness.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) Dollar Tree or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) Dollar Tree or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following was also true at the time thereof:

  •
  Dollar Tree or any of the guarantors, as applicable, were insolvent on the date of the issuance of the notes or the incurrence of the guarantees or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left Dollar Tree or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business; or

  •
  Dollar Tree or any of the guarantors intended to, or believed that Dollar Tree or such guarantor would, incur debts beyond Dollar Tree's or such guarantor's ability to pay such debts as they mature.

        Dollar Tree cannot be certain as to the standards a court would use to determine whether or not Dollar Tree or a guarantor was solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the notes or the guarantee of such guarantor would not be subordinated to Dollar Tree's or such guarantor's other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        If a court were to find that the issuance of the notes or the incurrence of a guarantee thereof was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of Dollar Tree or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes (or the guarantees). Further, the avoidance of the notes could result in an event of default with respect to our other debt that could result in acceleration of such debt.

        Although each guarantee will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

        Furthermore, in the event that a bankruptcy case were to be commenced under the bankruptcy code, Dollar Tree could be subject to claims, with respect to any payments made within 90 days prior to the commencement of such a case, that Dollar Tree or any of the guarantors were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the notes or the guarantees might be deemed to constitute a preference, under the bankruptcy code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes. In addition, any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

There may be no active trading market for the exchange notes, and, if one develops, it may not be liquid.

        The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their exchange notes; or

  •
  the price at which the holders would be able to sell their exchange notes.

        If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance, as well as declines in the prices of securities, or the financial performance or prospects, of similar business enterprises. In addition, the market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the exchange notes, if any, may be subject to similar disruptions that could adversely affect their value.

        Any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, and may be limited during the exchange offer. We do not intend to apply for the listing of the exchange notes on any securities exchange or any automated dealer quotation system. There can be no assurance that an active trading market will develop for the exchange notes or that any trading market that does develop will be liquid.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

        We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

If you do not exchange your old notes, they may be difficult to resell.

        It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer—Consequences of Failure to Tender."

Selected Historical Consolidated Financial Data of Dollar Tree

        The following table presents selected historical consolidated financial data for Dollar Tree as of and for the years ended January 30, 2016, January 31, 2015, February 1, 2014, February 2, 2013 and January 28, 2012. The year ended February 2, 2013 included 53 weeks, commensurate with the retail calendar, while all other fiscal years reported in the table contain 52 weeks. This information has been derived from Dollar Tree's audited consolidated financial statements. As a result of the acquisition of Family Dollar on July 6, 2015, the income statement data below for the year ended January 30, 2016 includes the results of operations of Family Dollar since that date. In addition, the balance sheet information below as of January 30, 2016 includes the fair values of the Family Dollar assets acquired and liabilities assumed as of July 6, 2015.

        This information should be read in conjunction with Dollar Tree's consolidated financial statements and related notes thereto included in Dollar Tree's Annual Report on Form 10-K for the fiscal year ended January 30, 2016, which are incorporated by reference into this prospectus.

        Comparable store net sales compare net sales for stores open before December of the year prior to the two years being compared, including expanded stores. Net sales per store and net sales per selling square foot are calculated for stores open throughout the period presented.

        Amounts in the following tables are in millions, except per share data, number of stores data and net sales per selling square foot data.

	Year Ended
	January 30, 2016	January 31, 2015	February 1, 2014	February 2, 2013	January 28, 2012
Income Statement Data:
Net sales	$15,498.4	$8,602.2	$7,840.3	$7,394.5	$6,630.5
Gross profit	4,656.7	3,034.0	2,789.8	2,652.7	2,378.3
Selling, general and administrative expenses	3,607.0	1,993.8	1,819.5	1,732.6	1,596.2
Operating income	1,049.7	1,040.2	970.3	920.1	782.1
Net income	282.4	599.2	596.7	619.3	488.3
Per Share Data:
Diluted net income per share	$1.26	$2.90	$2.72	$2.68	$2.01
Diluted net income per share increase (decrease)	(56.6)%	6.6%	1.5%	33.3%	29.7%

	As of
	January 30, 2016	January 31, 2015	February 1, 2014	February 2, 2013	January 28, 2012
Balance Sheet Data:
Cash and cash equivalents and short-term investments	$740.1	$864.1	$267.7	$399.9	$288.3
Working capital	1,840.5	1,133.0	692.2	797.3	628.4
Total assets	15,901.2	3,492.7	2,767.7	2,750.4	2,328.2
Total debt, including capital lease obligations	7,465.5	757.0	769.8	271.3	265.8
Shareholders' equity	4,406.9	1,785.0	1,170.7	1,667.3	1,344.6

	Year Ended
	January 30, 2016	January 31, 2015	February 1, 2014	February 2, 2013	January 28, 2012
Selected Operating Data:
Number of stores open at end of period	13,851	5,367	4,992	4,671	4,351
Selling square footage at end of period	108.4	46.5	43.2	40.5	37.6
Selling square footage annual growth(1)	10.3%	7.4%	6.9%	7.7%	6.9%
Net sales annual growth(1)	8.5%	9.7%	6.0%	11.5%	12.7%
Comparable store net sales increase(1)	2.1%	4.3%	2.4%	3.4%	6.0%
Net sales per selling square foot(1)	$191	$192	$187	$190	$182

(1)
Family Dollar was not included in the determination of amounts presented.

 Ratio of Earnings To Fixed Charges

        The following table below presents Dollar Tree's ratio of earnings to fixed charges for the years ended January 30, 2016, January 31, 2015, February 1, 2014, February 2, 2013, and January 28, 2012. As a result of the acquisition of Family Dollar on July 6, 2015, the earnings and fixed charges data below for the year ended January 30, 2016 includes the results of operations of Family Dollar since that date. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense which is representative of interest expense. For purposes of this calculation, management estimates approximately one-third of rent expense is representative of interest expense. The information set forth below should be read together with our financial statements, including the notes thereto, included in our Form 10-K for the year ended January 30, 2016, filed March 28, 2016, which is incorporated by reference into this prospectus.

	Year ended
	January 30, 2016	January 31, 2015	February 1, 2014	February 1, 2013	January 28, 2012
Ratio of earnings to fixed charges	1.5	4.7	6.3	7.3	6.4

 Use of Proceeds

        We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

 Description of 2023 exchange notes

        The terms of the notes and guarantees will include those set forth in the indenture (as defined below) and those required to be made a part of the indenture by the Trust Indenture Act of 1939, upon registration of the notes. You should carefully read the summary below and the provisions of the indenture that may be important to you before investing in the notes. This summary is not complete and is qualified in its entirety by reference to the indenture. We urge you to read the indenture because the indenture, not this description, defines your rights as holders of the notes.

General

        Capitalized terms used in this "Description of 2023 exchange notes" section and not otherwise defined have the meanings set forth in the section "—Certain definitions."

        In this "Description of 2023 exchange notes" section, (i) the terms "Dollar Tree," "Issuer," "we" and "us" refer only to Dollar Tree, Inc., a Virginia corporation and not to any of its subsidiaries, (ii) the term "2023 exchange notes" refers to the 5.750% Senior Notes due 2023 being offered by Dollar Tree in this exchange offer, (iii) the term "2023 old notes" refers to Dollar Tree's currently outstanding 5.750% Senior Notes due 2023 that may be exchanged for the 2023 exchange notes, (iv) the term "notes" refers to the 2023 old notes and the 2023 exchange notes, collectively, and (v) the term "Indenture" refers to the indenture that applies to both the 2023 old notes and the 2023 exchange notes.

        Dollar Tree issued the 2023 old notes under the Indenture, dated as of February 23, 2015, among Dollar Tree (as successor to Family Tree Escrow, LLC), the guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the 2023 exchange notes are identical in all material respects to the 2023 old notes, except that (1) the 2023 exchange notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 2023 old notes and (2) holders of the 2023 exchange notes will not be entitled to certain rights of holders of 2023 old notes under the Registration Rights Agreement. The terms of the 2023 old notes include, and the terms of the 2023 exchange note will include, those stated in the Indenture and those made a part of the Indenture by reference to the TIA. The 2023 exchange notes are subject to all such terms, and holders of the 2023 exchange notes should refer to the Indenture and the TIA for a complete statement of applicable terms.

        The Issuer may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the indenture and this "Description of 2023 exchange notes," references to the notes include any additional notes actually issued.

        Principal of, premium, if any, interest and additional interest, if any, on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the designated office or agency of the Trustee).

        The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the notes

        The notes will mature on March 1, 2023. Each note will bear interest at a rate of 5.750% per annum from March 1, 2016, or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing September 1, 2016. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional redemption

        On or after March 1, 2018, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by the Issuer by first-class mail, or delivered electronically if the notes are held by DTC, to each holder's registered address and upon not less than 30 days' nor more than 60 days' prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

Period	Redemption price
2018	104.313%
2019	102.875%
2020	101.438%
2021 and thereafter	100.000%

        In addition, prior to March 1, 2018, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by the Issuer by first-class mail, or delivered electronically if the notes are held by DTC, to each holder's registered address and upon not less than 30 days' nor more than 60 days' prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to March 1, 2018, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer, at a redemption price of 105.750% of the principal amount of the notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity

Offering is consummated upon not less than 30 days' nor more than 60 days' prior notice mailed, or delivered electronically if the notes are held by DTC, by the Issuer to each holder of notes and upon not less than 30 days' nor more than 60 days' prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee) and otherwise in accordance with the procedures set forth in the indenture.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer's obligations with respect to such redemption may be performed by another Person.

Selection

        In the case of any partial redemption, selection of notes for redemption will be made by the Trustee on a pro rata basis or by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner that complies with the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory redemption; offers to purchase; open market purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the captions "—Change of control" and "—Certain covenants—Asset sales." Dollar Tree may at any time, and from time to time, purchase notes in the open market or otherwise.

Ranking

        The Indebtedness evidenced by the notes and the Guarantees, respectively, will be unsecured, unsubordinated obligations of the Issuer and the Guarantors, respectively, will rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer and the Guarantors, respectively, will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and the Guarantors, respectively, and will be effectively subordinated to all existing and future secured Indebtedness of the Issuer and the Guarantors, respectively, including any Indebtedness under the credit agreement described in clause (i) of the definition of the term "Credit Agreement," to the extent of the value of the assets securing such Indebtedness.

        As of January 30, 2016, the outstanding total consolidated indebtedness of Dollar Tree was approximately $7,465.5 million, of which approximately $4,208.5 million was secured. As of January 30, 2016, Dollar Tree's non-Guarantor Subsidiaries had an aggregate of approximately $395.8 million of total liabilities (excluding intercompany transactions), all of which would have been structurally senior to the notes and the related guarantees.

        Although the indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and its Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries that are not Guarantors, such limitation is subject to a number of significant qualifications and exceptions. The Issuer and its Subsidiaries are able to incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness. See "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Liens."

        Unless a Subsidiary of the Issuer is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of any Subsidiary of the Issuer that is not a Guarantor. The only Subsidiaries of the Issuer that are not Guarantors are Dollar Tree International Sarl, Five & Dime International Sarl, Dollar Tree Stores Canada, Inc., DTD Sourcing HK, Ltd., Tarheel Trading International Sarl, FDO Trading International Hong Kong, Ltd., Tarheel Trading International Hong Kong Ltd., Tar Heel Trading International Holding Ltd., Shenzhen Tar Heel Information Consultancy Limited, and Family Dollar Insurance, Inc.

        See "Risk factors—Risks related to the notes and other indebtedness—The notes will be structurally subordinated to all indebtedness of the Issuer's existing and future subsidiaries that do not guarantee the notes."

Guarantees

        Each of the Restricted Subsidiaries of Dollar Tree that are guarantors under the credit agreement described in clause (i) of the definition of the term "Credit Agreement" and each of the Wholly Owned Domestic Subsidiaries of the Issuer that is required to guarantee payment of the notes in accordance with the covenant described under "—Certain covenants—Future guarantors" will jointly and severally guarantee on an unsecured, unsubordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the indenture and the notes, whether for payment of principal of, premium, if any, interest or additional interest, if any, on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the "Guaranteed Obligations"). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including out-of-pocket counsel fees and expenses) incurred by the Trustee in enforcing any rights under the Guarantees.

        Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk factors—Risks related to the notes and other indebtedness—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantor's Guarantee will be automatically released upon:

          (1)   the issuance, sale, exchange, transfer or other disposition (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of the applicable Guarantor (including any issuance, sale, exchange, transfer or other disposition following which the applicable Guarantor is no longer a Restricted Subsidiary) if such issuance, sale, exchange, transfer or other disposition is made in a manner not in violation of the indenture;

          (2)   the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under "—Certain covenants—Limitation on restricted payments" and the definition of "Unrestricted Subsidiary";

          (3)   the release or discharge of the guarantee by such Guarantor of the Indebtedness under (i) the Credit Agreement and (ii) any Capital Markets Indebtedness of the Issuer or any of the Guarantors which created the obligation to guarantee the notes; or

          (4)   the Issuer's exercise of its legal defeasance option or covenant defeasance option as described under "—Defeasance" or if the Issuer's obligations under the indenture are discharged in accordance with the terms of the indenture.

Change of control

        Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem notes as described under "—Optional redemption."

        Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the notes by delivery of a notice of redemption as described under "—Optional redemption," the Issuer shall mail, or deliver electronically if the notes are held by DTC, a notice (a "Change of Control Offer") to each holder with a copy to the Trustee:

          (1)   stating that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

          (2)   describing the transaction or transactions that constitute(s) such Change of Control;

          (3)   specifying the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically); and

          (4)   providing instructions, determined by the Issuer consistent with this covenant, that a holder must follow in order to have its notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 days' nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

        Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

        The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof. This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control could constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the notes upon a Change of Control could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the holders upon a repurchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk factors—Risks related to the notes and other indebtedness—The Issuer may not be able to repurchase the notes upon a change of control."

        The definition of "Change of Control" includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relating to the Issuer's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain covenants

        Set forth below are summaries of certain covenants that will be contained in the indenture.

Suspension of covenants upon achieving investment grade ratings

        If on any date (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the covenants specifically listed under the following captions in this

"Description of 2023 exchange notes" section will not be applicable to the notes (collectively, the "Suspended Covenants"):

          (1)   "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (2)   "—Limitation on restricted payments";

          (3)   "—Dividend and other payment restrictions affecting subsidiaries";

          (4)   "—Asset sales";

          (5)   "—Transactions with affiliates";

          (6)   "—Future guarantors";

          (7)   clause (4) of the first paragraph of "—Merger, amalgamation, consolidation or sale of all or substantially all assets"; and

          (8)   the third and fourth paragraphs of "—Merger, amalgamation, consolidation or sale of all or substantially all assets".

        If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." The Issuer will provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof.

        Additionally, during a Suspension Period the Issuer will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and, following the Reversion Date, such designation shall be deemed to have created an Investment pursuant to the final paragraph of the covenant described under the heading "—Limitation on restricted payments" at the time of such designation.

        On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" below or one of the clauses set forth in the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness or Disqualified Stock or Preferred Stock Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date or Acquisition Date, as applicable, so that it is classified as permitted under clause (c) of the second paragraph under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Acquisition Date and prior to, but not during, the Suspension Period (except to the extent expressly set forth in the immediately preceding paragraph). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments" (except to the extent expressly set forth in the immediately preceding paragraph). As described above, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension Period or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. Within 30 days of such Reversion Date, the Issuer must comply with the terms of the covenant described under "—Future guarantors."

        For purposes of the "—Dividend and other payment restrictions affecting restricted subsidiaries" covenant, on the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in clause (a) or (b) of the first paragraph of that covenant entered into during the Suspension Period will be deemed to have been in effect on the Issue Date or Acquisition Date, as applicable, so that they are permitted under clause (1)(i) of the first paragraph under "—Dividend and other payment restrictions affecting restricted subsidiaries."

        For purposes of the "—Transactions with affiliates" covenant, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date or Acquisition Date, as applicable, for purposes of clause (6) of the second paragraph under "—Transactions with affiliates."

        For purposes of the "—Asset sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock

        The indenture provides that:

          (1)   the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

          (2)   the Issuer will not permit any of the Restricted Subsidiaries (other than any Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate principal amount of Indebtedness incurred, and shares of Disqualified Stock and Preferred Stock issued, by Restricted Subsidiaries that are not Guarantors pursuant to this paragraph, together with any Refinancing Indebtedness thereof pursuant to clause (o) below, shall not exceed, the greater of $500 million and 3.5% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, the Additional Refinancing Amount).

        The foregoing limitations will not apply to:

          (a)   the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed the greater of (x) $7,950 million and (y) the aggregate principal amount of Consolidated Total Indebtedness that at the time of Incurrence does not cause the Secured Leverage Ratio for the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed 3.00 to 1.00; provided, that for purposes of determining the amount of Indebtedness that may be incurred under clause (a)(y) and for purposes of any subsequent calculation of the Secured Leverage Ratio, all Indebtedness incurred and outstanding under this clause (a) shall be treated as Secured Indebtedness;

          (b)   the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes issued on the Issue Date and the Guarantees thereof (including any exchange notes and the related Guarantees thereof);

          (c)   (i) the Incurrence of Indebtedness represented by the Initial 2020 Notes; and (ii) Indebtedness (other than Indebtedness described in clauses (a) and (b)) (x) of Dollar Tree or any Subsidiary of Dollar Tree in effect on the Issue Date or (y) of Family Dollar or any Subsidiary of Family Dollar in effect on the Acquisition Date, including, without limitation, the Existing Family Dollar Notes;

          (d)   (i) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 360 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Attributable Debt in respect of any Sale/Leaseback Transaction (other than any Permitted Sale/Leaseback Transaction) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $300 million and 2.25% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (ii) Attributable Debt in respect of any Permitted Sale/Leaseback Transaction;

          (e)   Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees and similar instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (f)    Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with the Transactions, any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (g)   Indebtedness of the Issuer to a Restricted Subsidiary or Disqualified Stock of the Issuer issued to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, Tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) or shares of Disqualified Stock shall be deemed, in each case, to be an Incurrence of such Indebtedness or issuance of shares of Disqualified Stock, as applicable, not permitted by this clause (g);

          (h)   shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock or Disqualified Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock or Disqualified Stock not permitted by this clause (h);

          (i)    Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, Tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

          (j)    Hedging Obligations that are not incurred for speculative purposes;

          (k)   obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

          (l)    Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) below, does not exceed the greater of $750 million and 5.50% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, the Additional Refinancing Amount); it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l);

          (m)  Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) hereof, not greater than 100.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are retained by the Issuer or contributed to the Issuer or a Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from the Issuer or any of its Subsidiaries), to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of "—Limitation on restricted payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (m) shall cease to be deemed incurred or outstanding for purposes of this clause (m) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (m));

          (n)   any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its terms subordinated in right of payment to the notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Guarantee, as applicable, and (ii) if such guarantee is of Indebtedness of the Issuer or any Guarantor, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under "—Future guarantors" solely to the extent such covenant is applicable;

          (o)   the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock, or by any Restricted Subsidiary of Preferred Stock, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a)(y), (b), (c), (d), (l), (m), (o), (p) and (t) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this covenant) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (a)(y), (b), (c), (d), (l), (m), (o), (p) and (t) of this paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, underwriting discounts, commissions, defeasance costs and fees in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness);

            (2)   to the extent such Refinancing Indebtedness refinances (a) Indebtedness that by its terms is subordinated in right of payment to the notes or a Guarantee, as applicable, such Refinancing Indebtedness is by its terms subordinated in right of payment to the notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

            (3)   shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

          (p)   Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or are merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of the indenture (so long as such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition, merger, consolidation or amalgamation); provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

            (1)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

            (2)   the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

          (q)   Indebtedness Incurred in connection with a Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

          (r)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (s)   Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

          (t)    Indebtedness of Restricted Subsidiaries that are not Guarantors; provided, however, that the aggregate principal amount for all such Indebtedness that, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) above, does not exceed the greater of $500 million and 3.5% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) above, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed Incurred or outstanding for purposes of this clause (t) but shall be deemed Incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

          (u)   Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (v)   Indebtedness consisting of Indebtedness of the Issuer or a Restricted Subsidiary to current or former officers, directors and employees of the Issuer, any direct or indirect parent of the Issuer or any of either's Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent described in clause (4) of the third paragraph of the covenant described under "—Limitation on restricted payments";

          (w)  Indebtedness in respect of Obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

          (x)   Indebtedness of, incurred on behalf of, or representing guarantees of Indebtedness of joint ventures, subject to compliance with the covenant described under "—Limitation on restricted payments"; and

          (y)   Indebtedness of the Issuer or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer and its Restricted Subsidiaries.

        For purposes of determining compliance with this covenant,

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant, provided that Indebtedness outstanding under a Credit Agreement entered into on or prior to the Acquisition Date (and any secured Indebtedness representing a refinancing of such Indebtedness) shall be incurred under clause (a) above and may not be reclassified; and

          (2)   (A) in connection with any Limited Condition Acquisition, at the option of the Issuer by written notice to the Trustee, any Indebtedness and/or Lien Incurred to finance such Limited Condition Acquisition shall be deemed to have been Incurred on the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into (and not at the time such Limited Condition Acquisition is consummated) and the Fixed Charge Coverage Ratio and/or the Secured Leverage Ratio shall be tested (x) in connection with such Incurrence, as of the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into, giving pro forma effect to such Limited Condition Acquisition, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other Incurrence after the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into and prior to the earlier of the consummation of such Limited Condition Acquisition or the termination of such definitive agreement prior to the Incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Acquisition or the Incurrence of any such Indebtedness or Liens or the other transactions in connection therewith, and

            (B)  in connection with obtaining any commitment with respect to any Indebtedness to be incurred under clause (a)(y) of the second paragraph of this covenant, the Issuer may, by written notice to the Trustee at any time prior to the actual Incurrence of such Indebtedness, designate such commitment (any such commitment so designated, a "Designated Commitment") as being Indebtedness Incurred on the date of such notice in an amount equal to such Designated Commitment (or, at the Issuer's option, if such Designated Commitment has been permanently reduced other than as a result of the Incurrence of funded Indebtedness thereunder, such reduced amount), in which case Indebtedness in such amount shall be deemed to have been Incurred on the date of such notice and shall thereafter be deemed to be outstanding Secured Indebtedness for purposes of any subsequent calculation of the Secured Leverage Ratio, and subsequent borrowings and prepayments under such Designated Commitment shall be disregarded for all purposes of the covenant described above and the covenant set forth under "—Certain covenants—Liens" below until the date such Designated Commitment is terminated.

        Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Where any Indebtedness of any Person other than the Issuer and its Restricted Subsidiaries is guaranteed by one or more of the Issuer and its Restricted Subsidiaries, the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries deemed to be Incurred or outstanding as a result of all such guarantees shall not exceed the amount of such guaranteed Indebtedness. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount (or, if applicable, the liquidation preference, face amount, or the like) of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount (or, if applicable, the liquidation preference, face amount, or the like) of the refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, or the like) of the Indebtedness being refinanced, plus any additional Indebtedness Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, underwriting discounts, commissions, defeasance costs and fees in connection therewith.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount (or, if applicable, the liquidation preference, face amount, or the like) of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

Limitation on restricted payments

        The indenture provides that, from and after the consummation of the Acquisition on the Acquisition Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of any of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (2)   purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"); or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Acquisition Date (including Restricted Payments permitted by clauses (1) (to the extent that such Restricted Payment would have reduced the Cumulative Credit if made at the date of the declaration or giving of notice referred to therein and without duplication of any such reduction), (2)(c) (to the extent that the reference to clause (6) therein operates by reference to clause (6)(b)), (6)(b) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

        "Cumulative Credit" means the sum of (without duplication):

          (1)   (a) $250 million plus (b) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from February 1, 2015 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

          (2)   100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and Equity Interests issued pursuant to the Acquisition Agreement), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

          (3)   100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and Equity Interests issued pursuant to the Acquisition Agreement and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"), plus

          (4)   100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

          (5)   100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary (and 100% of the amount of the reduction in the amount of any guarantee by the Issuer or any Restricted Subsidiary to the extent the provision of such guarantee constituted a Restricted Payment) from:

            (A)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted

    Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments,

            (B)  the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

            (C)  a distribution or dividend from an Unrestricted Subsidiary,

  in the case of each of subclauses (A), (B), and (C), other than to the extent that the ability of the Issuer and its Restricted Subsidiaries to make Restricted Payments or Permitted Investments would otherwise be increased by the receipt of such amount of cash or property or the release of such guarantee, plus

          (6)   in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such Investment shall exceed $50 million, shall be determined by the Board of Directors of the Issuer) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the ability of the Issuer and its Restricted Subsidiaries to make Restricted Payments or Permitted Investments would otherwise be increased by such redesignation).

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving notice thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of the indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Issuer, or any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, "Refunding Capital Stock");

            (b)   the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock; and

            (c)   if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, which is Incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" so long as:

            (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired, plus any tender premiums, plus any defeasance costs, fees, underwriting discounts, commissions and expenses incurred in connection therewith),

            (b)   such Indebtedness is subordinated to the notes or the related Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

            (c)   such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

            (d)   such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer, any Subsidiary of the Issuer or any direct or indirect parent of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $25 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the immediately succeeding calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer that occurs after the Acquisition Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under "—Limitation on Restricted Payments"), plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Acquisition Date;

  provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, or any Restricted Subsidiary or any direct or indirect parent of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

          (5)   the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (6)   (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Acquisition Date; and

            (b)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a) and (b) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock or Refunding Capital Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   [reserved];

          (8)   the payment of dividends on the Issuer's Capital Stock of up to 3% per annum of Market Capitalization;

          (9)   Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

          (10) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $750 million and 5.50% of Total Assets as of the date such Restricted Payment is made;

          (11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

          (12) [reserved];

          (13) [reserved];

          (14) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (15) purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Securitization Financing and the payment or distribution of Securitization Fees;

          (16) Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

          (17) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Change of control" and "—Asset sales"; provided that all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (18) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under "—Merger, amalgamation, consolidation or sale of all or substantially all assets"; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

          (19) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or the Restricted Subsidiaries to Affiliates, and any other payments made in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under "—Transactions with affiliates";

          (20) any Restricted Payment made under the Acquisition Documents as in effect on the Issue Date, together with such amendments, modifications and waivers that are (i) not materially adverse to the holders of the notes in their capacities as such, as determined in good faith by the Issuer or (ii) consented to by the holders of a majority in principal amount of the notes outstanding; and

          (21) other Restricted Payments; provided that the Consolidated Total Net Leverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, is less than 3.50 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (10), (11) and (21), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

        As of the Acquisition Date, all of the Subsidiaries of the Issuer will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and other payment restrictions affecting subsidiaries

        The indenture provides that the Issuer will not, and will not permit any Material Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Material Subsidiary to:

          (a)   pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits; or

          (b)   make loans or advances to the Issuer or any Restricted Subsidiary that is a direct or indirect parent of such Material Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

          (1)   (i) contractual encumbrances or restrictions (x) of Dollar Tree or any Subsidiary of Dollar Tree in effect on the Issue Date or (y) of Family Dollar or any Subsidiary of Family Dollar in effect on the Acquisition Date, (ii) contractual encumbrances or restrictions pursuant to the Existing Family Dollar Notes Indenture, the notes issued pursuant thereto and the guarantees thereof, or the 2020 Notes Indenture, the notes issued pursuant thereto (including the Initial 2020 Notes) and the guarantees thereof and (iii) contractual encumbrances or restrictions pursuant to the Credit Agreement, the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

          (2)   the indenture, the notes (and any exchange notes) or the Guarantees;

          (3)   applicable law or any applicable rule, regulation or order;

          (4)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (5)   contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

          (6)   Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (7)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (8)   customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (9)   purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

          (10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

          (11) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including, without limitation, licenses of intellectual property) or other contracts;

          (12) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Securitization Financing;

          (13) other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer's ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Issuer), provided that in each case such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred by the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (14) any Restricted Investment not prohibited by the covenant described under "—Limitation on restricted payments" and any Permitted Investment; or

          (15) any encumbrances or restrictions of the type referred to in clauses (a) or (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset sales

        The indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale (other than any Permitted Regulatory Sale), unless (x) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y), at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of each of the following shall be deemed to be Cash Equivalents for purposes of this provision:

          (a)   any liabilities (as shown on the Issuer or a Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise canceled or terminated in connection with the transaction with such transferee,

          (b)   any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash received),

          (c)   Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

          (d)   consideration consisting of Indebtedness of the Issuer or any Restricted Subsidiary (other than Subordinated Indebtedness) received after the Acquisition Date from Persons who are not the Issuer or any Restricted Subsidiary, and

          (e)   any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of $300 million and 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Within 365 days after the Issuer or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

          (1)   to repay, repurchase or redeem (i) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under the indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (ii) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (iii) Obligations under the notes as provided under "—Optional redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or (iv) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness under this clause (iv), the Issuer will reduce the Notes Obligations as provided under clause (iii) pro rata based on the total principal amount of notes and other Pari Passu Indebtedness outstanding), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

          (2)   to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.

        In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 12-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later canceled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or invest such Net Proceeds in any manner not prohibited by the indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $150 million, the Issuer shall make an offer to all holders of notes (and, at the option of the Issuer, to holders of any other Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such other Pari Passu Indebtedness) that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the notes or other Pari Passu Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $150 million by mailing, or delivering electronically if the notes are held by DTC, the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the indenture. If the aggregate principal amount of notes (and such other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of written notice from the Issuer of the aggregate principal amount to be selected, shall select the notes (but not such other Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

        If more notes (and such other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such notes (but not such other Pari Passu Indebtedness) for purchase will be made by the Trustee on a pro rata basis or by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be purchased in part. Selection of such other Pari Passu Indebtedness will be made pursuant to the terms of such other Pari Passu Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if the notes are held by DTC, at least 30 days but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with affiliates

        The indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $25 million, unless:

          (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes the Issuer or a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

          (2)   Restricted Payments permitted by the provisions of the indenture described above under the covenant "—Limitation on restricted payments" and Permitted Investments;

          (3)   the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;

          (4)   transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (5)   payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

          (6)   any agreement (x) of Dollar Tree or any Subsidiary of Dollar Tree as in effect on the Issue Date or (y) of Family Dollar or any Subsidiary of Family Dollar as in effect on the Acquisition Date, in each case, or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date or Acquisition Date, as applicable) or any transaction contemplated thereby as determined in good faith by the Issuer;

          (7)   the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which Dollar Tree or any Subsidiary of Dollar Tree is a party as of the Issue Date or Family Dollar or any Subsidiary of

  Family Dollar is a party as of the Acquisition Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date or Acquisition Date, as applicable, shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date or Acquisition Date, as applicable, as determined in good faith by the Issuer;

          (8)   the execution of the Transactions, and the payment of all fees, expenses, bonuses and awards related to the Transactions;

          (9)   (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

          (10) any transaction effected as part of a Securitization Financing;

          (11) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

          (12) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer, or the Board of Directors of a Restricted Subsidiary, as appropriate, in good faith;

          (13) [reserved];

          (14) any contribution to the capital of the Issuer;

          (15) transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, amalgamation, consolidation or sale of all or substantially all assets";

          (16) transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer; provided, however, that such Person abstains from voting as a director of the Issuer, such Restricted Subsidiary or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such Person;

          (17) pledges of Equity Interests of Unrestricted Subsidiaries;

          (18) the formation and maintenance of any consolidated group or subgroup for Tax, accounting or cash pooling or management purposes in the ordinary course of business;

          (19) any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (20) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officers' Certificate) for the purpose of improving the consolidated Tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture;

          (21) [reserved]; and

          (22) any purchase by the Issuer or its Affiliates of Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of the Restricted Subsidiaries; provided that such purchases are on the same terms as such purchases by such Persons who are not the Issuer's Affiliates.

Liens

        The indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or any Restricted Subsidiary securing Indebtedness of the Issuer or a Restricted Subsidiary unless the notes and the Guarantees are equally and ratably secured with (or, at the Issuer's election, on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that any such security shall be on a senior basis to any such Indebtedness that is by its terms subordinated in right of payment to the notes.

        Any Lien that is granted to secure the notes or any Guarantee under the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes or such Guarantee.

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant, the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof.

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (11) of the definition of "Indebtedness."

Reports and other information

        The indenture provides that so long as any notes are outstanding thereunder the Issuer will file with the SEC (and furnish to the Trustee and holders with copies thereof, without cost to each holder) the following:

          (1)   within the time periods specified in the SEC's rules and regulations, an annual report with the SEC on Form 10-K (or any successor comparable form);

          (2)   within the time periods specified in the SEC's rules and regulations, a quarterly report with the SEC on Form 10-Q (or any successor comparable form); and

          (3)   promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time periods specified in the SEC's rules and regulations), current reports with the SEC on Form 8- K (or any successor comparable form).

        If the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. If the SEC will not accept the Issuer's filings for any reason, the Issuer will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if the Issuer were required to file those reports with the SEC. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. In addition to providing such information to the Trustee, the Issuer shall make available the information required to be provided pursuant to clauses (1) through (3) of this paragraph, by posting such information to its website or on IntraLinks or any comparable online data system or website.

        If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

        In the event that the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity's level on a consolidated basis, the indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in a reasonable level of detail, the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

        In addition, the Issuer has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with (or furnished such reports to) the SEC via the EDGAR filing system and such reports are publicly available.

        Delivery of any reports, information and documents to the Trustee will be for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee will be entitled to rely exclusively on Officers' Certificates).

Future Guarantors

        The indenture provides that the Issuer will cause each of its Wholly Owned Domestic Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under the credit agreement described in clause (i) of the definition of "Credit Agreement" (or any refinancing thereof) or that guarantees any other Capital Markets Indebtedness of the Issuer or any of the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee the Guaranteed Obligations.

        Each Guarantee shall be released in accordance with the provisions of the indenture described under "—Guarantees."

Merger, amalgamation, consolidation or sale of all or substantially all assets

        The indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1)   the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (collectively, the "Permitted Jurisdictions", and the Issuer or such Person, as the case may be, being herein called the "Successor Company"); provided that in the event that the Successor Company is not a corporation or limited liability company, a co-obligor of the notes is a corporation or limited liability company;

          (2)   the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the indenture, the notes and the Registration Rights Agreement (to the extent any obligations of the Issuer thereunder remain outstanding) pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

            (A)  the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

            (B)  the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such transaction;

          (5)   if the Issuer is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the indenture and the notes; and

          (6)   the Successor Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

        The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the indenture and the notes, and in such event (other than in connection with a lease) the Issuer will automatically be released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) the Issuer may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary, provided that (x) after giving effect to such transaction, no Default shall have occurred and be continuing and (y) the Issuer is the Successor Company, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in any Permitted Jurisdiction, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This "—Merger, amalgamation, consolidation or sale of all or substantially all assets" will not restrict a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

        The indenture further provides that, except in connection with the Acquisition Merger, subject to certain limitations in the indenture governing release of a Guarantee, no Guarantor will, and the Issuer will not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1)   either (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof) (such Guarantor or such Person, as the case may be, being herein called the "Successor Person") and the Successor Person (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture, the Registration Rights Agreement (to the extent any obligations of such Guarantor thereunder remain outstanding), and its Guarantee pursuant to a supplemental indenture or other applicable documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale, assignment, transfer, lease, conveyance or other disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption "—Certain covenants—Asset sales"; and

          (2)   the Successor Person (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Subject to certain limitations described in the indenture, the Successor Person (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under the indenture and its Guarantee, and such Guarantor will automatically be released and discharged from its obligations under the indenture and its Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in a Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby and (2) a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any Guarantor.

Defaults

        An "Event of Default" is defined in the indenture as:

          (1)   a default in any payment of interest (including any additional interest) on any note when due, continued for 30 days;

          (2)   a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon redemption (including on a Special Mandatory Redemption Date), required repurchase or otherwise;

          (3)   failure by the Issuer for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in "—Certain covenants—Reports and other information";

          (4)   the failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the notes or the indenture;

          (5)   the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100 million or its foreign currency equivalent (the "cross-acceleration provision");

          (6)   certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the "bankruptcy provisions");

          (7)   failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or

          (8)   the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Guarantee with respect to the notes and such Default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clause (3) or (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of outstanding notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer fails to cure such default within the time specified in clause (3) or (4) hereof, as applicable, after receipt of such notice.

        If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of outstanding notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the Trustee written notice that an Event of Default is continuing,

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy,

          (3)   such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

          (4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail, or deliver electronically if the notes are held by DTC, to each holder of the notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the noteholders. In addition, the Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and waivers

        Subject to certain exceptions, the indenture, the notes and the Guarantees may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest on any note;

          (3)   reduce the principal of or change the Stated Maturity of any note;

          (4)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "—Optional redemption" above;

          (5)   make any note payable in money other than that stated in such note;

          (6)   expressly subordinate the notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor;

          (7)   impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (8)   make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (9)   amend or waive the Issuer's obligation to redeem the notes through the special mandatory redemption in a manner that would materially adversely affect the holders of the notes; or

          (10) except for any release contemplated by the third paragraph of "—Guarantees", release all or substantially all of the Guarantors from their respective Guarantees.

        Without the consent of any holder, the Issuer and the Trustee may amend the indenture, the notes or the Guarantees to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under the indenture and the notes, to provide for the assumption by a Successor Person (with respect to any Guarantor) of the obligations of a Guarantor under the indenture and its Guarantee, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add a Guarantee or collateral with respect to the notes, to release the Guarantee of a Guarantor as provided in the indenture, to secure the notes, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder in any material respect, to conform the text of the indenture, Guarantees or the notes to any provision of the section entitled "Description of 2023 notes" in the Offering Memorandum to the extent that such provision in such "Description of 2023 notes" was intended by the Issuer to be a verbatim recitation of a provision of the indenture, Guarantees or the notes, as applicable, as stated in an Officers' Certificate of the Issuer, to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA or to effect any provision of the indenture or to make changes to the indenture to provide for the issuance of additional notes.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No personal liability of directors, officers, employees, managers and stockholders

        No director, officer, employee, manager or incorporator of the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor and no holder of any Equity Interests in the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and exchange

        A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes payable on transfer that are required by law and permitted by the indenture. The Issuer is not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to the mailing of a notice of redemption of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

        The Issuer will keep a register of holders of its notes at its registered office (the "Register"). Ownership in respect of notes issued by the Issuer passes solely upon registration of the transfer of notes in the Register. In the case of a conflict between a register of notes held by an agent of the Issuer and the Register, the Register will prevail.

Satisfaction and discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

          (1)   either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to, but excluding, the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   the Issuer and/or the Guarantors have paid all other sums payable under the indenture; and

          (3)   the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

        The Issuer at any time may terminate all of its obligations under the notes and the indenture with respect to the holders of the notes ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuer at any time may terminate its obligations under the covenants described under "—Certain covenants" for the benefit of the holders of the notes, the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Defaults" (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under "—Change of control" and "—Merger, amalgamation, consolidation or sale of all or substantially all assets" ("covenant defeasance") for the benefit of the holders of the notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

        The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under "—Defaults" or because of the failure of the Issuer to comply with clause (4) under "—Merger, amalgamation, consolidation or sale of all or substantially all assets."

        In order to exercise the defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (a) an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law) and (b) with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the earlier of the date on which arrangements referred to in the succeeding sentence are entered into and the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the trustee

        U.S. Bank National Association is the Trustee under the indenture and will initially act as registrar and paying agent with regard to the notes.

Governing law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "2020 Notes Indenture" means the indenture for the Initial 2020 Notes, dated as of February 23, 2015, between the Issuer and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "Acquired Indebtedness" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

        "Acquisition" means the acquisition by Dollar Tree of Family Dollar pursuant to the Acquisition Agreement.

        "Acquisition Agreement" means the Agreement and Plan of Merger, dated as of July 27, 2014, by and among Family Dollar, Dollar Tree and Dime Merger Sub, Inc., as amended, restated, supplemented or otherwise modified from time to time.

        "Acquisition Date" means the date of the consummation of the Acquisition.

        "Acquisition Documents" means the Acquisition Agreement and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

        "Acquisition Merger" means the merger of Dime Merger Sub, Inc. with and into Family Dollar pursuant to the Acquisition Agreement.

        "Additional Refinancing Amount" means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, underwriting discounts, commissions, defeasance costs and fees in respect thereof.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, as determined by the Issuer, the greater of:

          (1)   1% of the then outstanding principal amount of the note; and

          (2)   the excess, if any, of:

            (a)   the present value at such redemption date of (i) the redemption price of the note, at March 1, 2018 (such redemption price being set forth in the applicable table appearing above under "—Optional redemption") plus (ii) all required interest payments due on the note through March 1, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) of the Issuer or any Restricted Subsidiary outside the ordinary course of business (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

          (a)   a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner permitted pursuant to the provisions described above under "—Merger, amalgamation, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control;

          (c)   any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain covenants—Limitation on restricted payments";

          (d)   any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $25 million;

          (e)   any disposition of property or assets, or the issuance of securities, by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

          (f)    any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

          (g)   foreclosure or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

          (h)   any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (j)    any sale of inventory or other assets in the ordinary course of business;

          (k)   any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

          (l)    any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

          (m)  a transfer of assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein), including by a Securitization Subsidiary in a Securitization Financing, or any other disposition (including by capital contribution) of Permitted Securitization Facility Assets;

          (n)   [reserved];

          (o)   dispositions in connection with Permitted Liens;

          (p)   any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

          (q)   the disposition of any property in a Permitted Sale/Leaseback Transaction described in clause (i), (ii) or (iii) of the definition thereof;

          (r)   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (s)   any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; or

          (t)    dispositions by the Issuer or any of the Restricted Subsidiaries to charitable foundations, not-for-profits or other similar organizations with an aggregate Fair Market Value not to exceed $10 million in any calendar year.

        "Attributable Debt" means, as of any date of determination, as to Sale/Leaseback Transactions, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property Taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction.

        "Attributable Receivables Indebtedness" shall mean the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Securitization Subsidiary to a receivables seller or a receivables seller to another receivables seller in connection with the transfer, sale and/or pledge of Securitization Assets) which (i) if a Securitization Financing is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Securitization Financing is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Securitization Financing if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

        "Bank Indebtedness" means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

        "Capital Markets Indebtedness" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term "Capital Markets Indebtedness" (i) shall not include the notes (including, for the avoidance of doubt any additional notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness under the Credit Agreement or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a "securities offering."

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock or shares;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on July 27, 2014 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

        "Cash Equivalents" means:

          (1)   U.S. dollars, pounds sterling, euros, or the national currency of any member state in the European Union or such local currencies held from time to time in the ordinary course of business;

          (2)   direct obligations of the United States or any member of the European Union or any agency thereof or obligations guaranteed by the United States or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

          (3)   time deposit accounts, certificates of deposit, money market deposits, banker's acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company's long-term debt, is rated at least A by S&P or A2 by Moody's (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

          (4)   repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above;

          (5)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

          (6)   securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

          (7)   shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (2) through (6);

          (8)   money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $1,000 million;

          (9)   time deposit accounts, certificates of deposit, money market deposits, banker's acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and its Restricted Subsidiaries, on a consolidated basis, as of the end of the Issuer's most recently completed fiscal year; and

          (10) instruments equivalent to those referred to in clauses (2) through (9) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Issuer or any Restricted Subsidiary organized in such jurisdiction.

        "cash management services" means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

        "CFC" means a "controlled foreign corporation" under section 957 of the Code.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to the Issuer or any of its Subsidiaries; or

          (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer, in each case, other than an acquisition where the holders of the Voting Stock of the Issuer as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of the Issuer or successor thereto immediately after such acquisition (provided no holder of the Voting Stock of the Issuer as of immediately prior to such acquisition owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Issuer immediately after such acquisition (other than any Person who previously acquired Equity Interests of the Issuer in a transaction constituting a Change of Control as to which a Change of Control Offer was consummated)), in which case, upon the consummation of any such transaction, "Change of Control" shall thereafter include any Change of Control of such ultimate parent of the Issuer or successor thereto.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "consolidated" means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   gross interest expense of such Person for such period on a consolidated basis, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the Incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (d) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, and excluding unrealized mark-to-market gains and losses attributable to such Hedging Obligations, additional interest (if any) in respect of the notes, amortization of deferred financing fees and expensing of any bridge or other financing fees; plus

          (2)   capitalized interest of such Person, whether paid or accrued; plus

          (3)   commissions, discounts, yield and other fees and charges incurred for such period, including any losses on sales of receivables and related assets, in connection with any receivables financing of such Person or any of its Restricted Subsidiaries that are payable to Persons other than the Issuer and its Restricted Subsidiaries.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that, without duplication:

          (1)   any net after-Tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;

          (2)   effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded;

          (3)   the cumulative effect of a change in accounting principles (which shall in no case include any change in the comprehensive basis of accounting) during such period shall be excluded;

          (4)   (a) any net after-Tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, (b) any net after-Tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations and (c) any net after-Tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

          (5)   any net after-Tax gains or losses, or any subsequent charges or expenses (less all fees and expenses or charges relating thereto), attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

          (6)   the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

          (7)   solely for the purpose of calculating the Cumulative Credit, the Net Income for such period of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such Person or a Subsidiary of such Person (subject to the provisions of this clause (7)), to the extent not already included therein;

          (8)   any impairment charge or asset write-off and amortization of intangibles, in each case pursuant to GAAP, shall be excluded;

          (9)   any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights shall be excluded;

          (10) any (a) non-cash compensation charges or (b) non-cash costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Acquisition Date of officers, directors and employees, in each case of such Person or any of its Subsidiaries, shall be excluded;

          (11) accruals and reserves that are established or adjusted within 12 months after the Acquisition Date (excluding any such accruals or reserves to the extent that they represent an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

          (12) the Net Income of any person and its Subsidiaries shall be calculated by deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary;

          (13) any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates, commodities or currency exchange risk, shall be excluded;

          (14) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so excluded to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and

          (15) non-cash charges for deferred Tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income).

        "Consolidated Total Indebtedness" means, as of any date of determination, the sum of (without duplication) (i) all Indebtedness of the type set forth in clauses (1), (2), (5) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Total Indebtedness), (6), (8) (other than letters of credit, to the extent undrawn), (9), (11) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Total Indebtedness) and (12) of the definition of "Indebtedness" and (ii) the amount of all obligations with respect to the redemption, repayment or other repurchase of (x) any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) of the Issuer and its Restricted Subsidiaries or (y) any Preferred Stock of any Restricted Subsidiary that is not a Guarantor, in each case determined on a consolidated basis on such date; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements.

        "Consolidated Total Net Leverage Ratio" means, with respect to any Person, at any date, the ratio of (i) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the Unrestricted Cash Amount as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date.

        In the event that the Issuer or any such Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems any Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Total Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Total Net Leverage Ratio is made (the "Consolidated Total Net Leverage Calculation Date"), then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Total Net Leverage Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the aggregate amount of adjustments in respect of pro forma operating improvements or synergies that do not comply with Article 11 of Regulation S-X for any four quarter period (the "Non-S-X Adjustment Amount") shall not exceed 20% of EBITDA for such period prior to giving effect to the Non-S-X Adjustment Amount for such period.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Credit Agreement" means (i) the Credit Agreement, entered into in connection with the Acquisition, among the Issuer and the agents, lenders or other parties thereto from time to time, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of "Credit Agreement") and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.

        "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents (including, without limitation, intercreditor agreements) relating thereto, as amended, supplemented, restated, renewed, refunded, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate of the Issuer, setting forth such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent disposition of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof.

        "Disqualified Stock" means, with respect to any Person, any Equity Interests of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

          (1)   matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

          (3)   is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding and other than as a result of a change of control or asset sale; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or direct or indirect parent entity or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

          (1)   the sum of, without duplication, in each case, to the extent deducted in calculating or otherwise reducing Consolidated Net Income for such period:

            (a)   provision for Taxes based on income, profits or capital of such Person and its Restricted Subsidiaries for such period, without duplication, including, without limitation, state franchise and similar Taxes, and foreign withholding Taxes (including penalties and interest related to Taxes or arising from Tax examination); plus

            (b)   (x) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period and (y) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of any Restricted Subsidiary of such Person or any Disqualified Stock of such Person and its Restricted Subsidiaries; plus

            (c)   depreciation, amortization (including amortization of intangibles, deferred financing fees and actuarial gains and losses related to pensions and other post-employment benefits, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash charges or expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

            (d)   any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

            (e)   any non-cash losses related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks associated with the notes, the Credit Agreement or the Existing Family Dollar Notes; minus

          (2)   the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:

            (a)   non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period); plus

            (b)   any non-cash gains related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks associated with the notes, the Credit Agreement or the Existing Family Dollar Notes.

        Notwithstanding the preceding, the provision for Taxes based on the income or profits of, the Consolidated Interest Expense of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Restricted Subsidiary (other than any Wholly Owned Subsidiary) of such Person will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute EBITDA (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of such Person, and (B) only to the extent that a corresponding amount of the Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended or distributed to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or such direct or indirect parent's Capital Stock registered on Form F-4, S-4 or Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Acquisition Date from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officers' Certificate.

        "Excluded Subsidiary" means (a) each Unrestricted Subsidiary, (b) each Subsidiary that is prohibited from guaranteeing the notes by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to guarantee the notes (unless such consent, approval, license or authorization has been received), (c) each Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the notes on the Acquisition Date or at the time such Subsidiary becomes a Subsidiary (to the extent not incurred in connection with becoming a Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (d) any Securitization Subsidiary, (e) any Insurance Subsidiary, (f) any direct or indirect Domestic Subsidiary of any Foreign Subsidiary, (g) any Domestic Subsidiary that owns no material assets (directly or through its Subsidiaries) other than Equity Interests of one or more Foreign Subsidiaries that are CFCs (a "FSHCO") and (h) any Domestic Subsidiary that owns no material assets (directly or through its Subsidiaries) other than Equity Interests of one or more FSHCOs.

        "Existing Dollar Tree Notes" means the 4.03% Series A Senior Notes due September 16, 2020, 4.63% Series B Senior Notes due September 16, 2023 and 4.78% Series C Senior Notes due September 16, 2025 of Dollar Tree Stores, Inc., each issued pursuant to the Existing Dollar Tree Notes Purchase Agreement.

        "Existing Dollar Tree Notes Purchase Agreement" means the Note Purchase Agreement, dated as of September 16, 2013, among Dollar Tree Stores, Inc., Dollar Tree, and the purchasers named therein, as amended, modified or supplemented from time to time.

        "Existing Family Dollar Notes" means the 5.00% Senior Notes due 2021 of Family Dollar issued pursuant to the Existing Family Dollar Notes Indenture.

        "Existing Family Dollar Notes Indenture" means the Indenture, dated as of January 28, 2011, among Family Dollar and U.S. Bank National Association, as trustee, as amended, modified or supplemented from time to time (including by, without limitation, the First Supplemental Indenture thereto, dated as of January 28, 2011).

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Family Dollar" means Family Dollar Stores, Inc. and any successors thereto.

        "Financial Officer" of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller or any Director or other executive responsible for the financial affairs of such Person.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

        In the event that the Issuer or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Securitization Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        The Fixed Charge Coverage Ratio shall also be subject to the adjustments described in clause (2)(A) of the third paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and, for purposes of the first paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" only, clause (2)(B) of the third paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

        For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the Non-S-X Adjustment Amount shall not exceed 20% of EBITDA for such period prior to giving effect to the Non- S-X Adjustment Amount for such period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person and its Restricted Subsidiaries for such period and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, it being understood that, for purposes of the indenture, all references to codified accounting standards specifically named in the indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.

        "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

        "Guarantee" means any guarantee of the obligations of the Issuer under the indenture and the notes by any Guarantor in accordance with the provisions of the indenture.

        "Guarantor" means (x) each Subsidiary of the Issuer that provides a Guarantee as of the Acquisition Date and (y) any Subsidiary of the Issuer that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

        "Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any direct or indirect parent thereof or any of the Restricted Subsidiaries shall be a Hedging Agreement.

        "Hedging Obligations" means obligations in respect of any Hedging Agreement.

        "holder" or "noteholder" means the Person in whose name a note is registered on the registrar's books.

        "Immaterial Subsidiary" means any Subsidiary of the Issuer that, as of the last day of the fiscal quarter of the Issuer most recently ended, (a) did not have assets with a value in excess of 5.0% of Total Assets or revenues representing in excess of 5.0% of total revenues of the Issuer and its Restricted Subsidiaries on a consolidated basis as of such date and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 7.5% of Total Assets or revenues representing in excess of 7.5% of total revenues of the Issuer and its Restricted Subsidiaries on a consolidated basis as of such date.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" of any Person means, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors Incurred in the ordinary course of business), (3) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business), (4) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except any such balance that (a) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (b) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (c) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (5) all guarantees by such Person of Indebtedness of others, (6) all Capitalized Lease Obligations of such Person, (7) Hedging Obligations, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (8) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (9) the principal component of all obligations of such Person in respect of bankers' acceptances, (10) [reserved], (11) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed and (12) all Attributable Receivables Indebtedness with respect to Securitization Financings. The amount of Indebtedness of any Person for purposes of clause (11) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby. Notwithstanding anything in this description to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (x) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (y) obligations under the Acquisition Documents, and any such amounts that would have constituted Indebtedness under the indenture but for the application of clause (x) or (y) of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial 2020 Notes" means the 5.250% Senior Notes due 2020 issued by the Issuer on the Issue Date, any guarantees thereof, any exchange notes in respect thereof, and any guarantees of any such exchange notes.

        "Initial Purchasers" means the financial institutions listed on the cover page of the Offering Memorandum.

        "Insurance Subsidiary" means any Subsidiary that is a so-called "captive" insurance company, including, without limitation, Family Dollar Insurance, Inc.

        "Investment Grade Rating" means a rating equal to or higher than "Baa3" (or the equivalent) by Moody's or "BBB–" (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody's and/or S&P has not then rated the notes.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain covenants—Limitation on restricted payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

            (a)   its "Investment" in such Subsidiary at the time of such redesignation less

            (b)   the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer.

        "Issue Date" means February 23, 2015.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

        "Limited Condition Acquisition" means any acquisition, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

        "Market Capitalization" means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Issuer or any direct or indirect parent of the Issuer on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

        "Material Subsidiary" means each Wholly-Owned Domestic Subsidiary that is not an Immaterial Subsidiary.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, Taxes paid or payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the assets subject to such Asset Sale required (other than pursuant to the second paragraph of the covenant described under "—Certain covenants—Asset sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer and its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer and its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Notes Obligations" means Obligations in respect of the notes, the indenture and the Guarantees.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the notes.

        "Offering Memorandum" means the Issuer's offering memorandum, dated February 6, 2015, relating to the issuance of the Initial 2023 Notes.

        "Officer" means, with respect to any Person, as applicable, (i) the Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, or the Secretary of such Person or (ii) any other duly authorized employee or signatory of such Person.

        "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be, to the extent such Person has an Officer meeting such description, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the indenture.

        "Opinion of Counsel" means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.

        "Pari Passu Indebtedness" means: (a) with respect to the Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor's Guarantee.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any Restricted Subsidiary;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

          (4)   any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain covenants—Asset sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment of Dollar Tree or any Subsidiary of Dollar Tree existing on, or made pursuant to binding commitments existing on, the Issue Date, or of Family Dollar or any Subsidiary of Family Dollar existing on, or made pursuant to binding commitments existing on, the Acquisition Date, or in each case, any extension, modification or renewal of any such Investment; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or Acquisition Date, as applicable, or (y) as otherwise permitted under the indenture;

          (6)   loans and advances to officers, directors, employees or consultants of the Issuer or any of its Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $15 million at the time of Incurrence, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

          (7)   any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (9)   [reserved];

          (10) additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) the greater of $1,750 million and 13% of Total Assets as of the date of such Investment plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

          (11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

          (12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in "—Certain covenants—Limitation on restricted payments";

          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain covenants—Transactions with affiliates" (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

          (14) guarantees issued in accordance with the covenants described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Future guarantors," including, without limitation, any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

          (15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

          (16) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Securitization Financing or any related Indebtedness;

          (17) Investments consisting of Permitted Securitization Facility Assets or arising as a result of a Securitization Financing;

          (18) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under "—Merger, amalgamation, consolidation or sale of all or substantially all assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (19) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

          (20) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or the Restricted Subsidiaries;

          (21) any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (22) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

          (23) additional Investments in joint ventures and Unrestricted Subsidiaries not to exceed the sum of (A) the greater of $500 million and 3.75% of Total Assets when made, plus (B) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (23) for so long as such Person continues to be a Restricted Subsidiary;

          (24) any Investment in fixed income or other assets by any Insurance Subsidiary consistent with customary practices of portfolio management; and

          (25) any Investment in Insurance Subsidiaries that is (i) required by law or applicable regulators or (ii) in an amount, taken together with all other Investments made pursuant to this subclause (ii) that are at the time outstanding, not to exceed the greater of $50 million and 0.5% of Total Assets.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits and other Liens granted by such Person under workmens' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for Taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   (A) Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor permitted to be Incurred pursuant to the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

            (B)  Liens securing (x) Indebtedness Incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and (y) any other Indebtedness permitted to be Incurred under the indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of the Issuer does not exceed 3.00 to 1.00; and

            (C)  Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (d), (n) (to the extent such guarantees are issued in respect of any such Indebtedness) or (p) (to the extent the Secured Leverage Ratio of the Issuer, after giving pro forma effect thereto, does not exceed 3.00 to 1.00 or is no more than such ratio immediately prior to such incurrence) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

            (D)  on and after the Acquisition Date, Liens securing all obligations in respect of the Existing Family Dollar Notes and any guarantees thereof and the Existing Family Dollar Notes Indenture;

          (7)   Liens existing (x) on the assets or property of Dollar Tree or any Subsidiary of Dollar Tree on the Issue date or (y) on the assets or property of Family Dollar or any Subsidiary of Family Dollar on the Acquisition Date (other than Liens in favor of the lenders under the Credit Agreement and Liens securing the Existing Family Dollar Notes and any guarantees thereof);

          (8)   Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

          (9)   Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

          (10) Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (11) Liens securing Hedging Obligations not Incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property, if any, securing such Indebtedness, property securing other Indebtedness or cash and Cash Equivalents;

          (12) Liens on inventory or other goods and proceeds of any Person securing such Person's obligations in respect of documentary letters of credit, bank guarantees or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on Permitted Securitization Facility Assets or the Equity Interests of any Securitization Subsidiary Incurred in connection with a Securitization Financing;

          (17) pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

          (18) Liens on the Equity Interests of Unrestricted Subsidiaries;

          (19) leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

          (20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (15) and (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount (but only to the extent the undrawn portion of such commitment was deemed to be Secured Indebtedness on such date in accordance with the definition of Secured Leverage Ratio) of the applicable Indebtedness described under clauses (6), (7), (8), (9), (15) and (25) at the time the original Lien became a Permitted Lien under the indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

          (21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer's or such Restricted Subsidiary's client at which such equipment is located;

          (22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

          (24) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

          (25) other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) (and by any Liens incurred under clause (20) hereof with respect to any refinancing, refunding, extension, renewal or replacement of any Indebtedness secured by any Lien referred to in this clause (25)) that are at that time outstanding, exceed the greater of $600 million and 4.50% of Total Assets at the time of Incurrence;

          (26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

          (27) Liens on any amounts held by a trustee (i) in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, (ii) under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or (iii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

          (28) Liens (i) arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (29) Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

          (30) Liens disclosed by the title insurance policies delivered pursuant to the Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under the indenture;

          (31) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (32) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

          (33) agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Issuer or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

          (34) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof; and

          (35) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums.

        "Permitted Regulatory Sale" means the sale, divestiture, license, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of stores and other assets, properties and rights of the Issuer and/or its Subsidiaries to the extent necessary or advisable (as determined in good faith by the Issuer) to permit the satisfaction of Section 6.1(b) and Section 6.1(e) of the Acquisition Agreement.

        "Permitted Sale/LeaseBack Transaction" means (i) any Sale/Leaseback Transaction entered into prior to the Acquisition Date, (ii) any Sale/Leaseback Transaction by the Issuer or any of its Subsidiaries (including Family Dollar and its Subsidiaries) with respect to store properties, (iii) a Sale/Leaseback Transaction by the Issuer or any of its Subsidiaries (including Family Dollar and its Subsidiaries) with respect to one distribution center property per fiscal year, with aggregate net proceeds in any fiscal year not to exceed $75 million (with one year carry-forward of any unused amount of such base amount), and (iv) any other Sale/Leaseback Transaction, the proceeds of which shall constitute Net Proceeds.

        "Permitted Securitization Facility Assets" means (i) Securitization Assets, (ii) Related Assets and (iii) loans to the Issuer or any of its Subsidiaries secured by Securitization Assets (whether now existing or arising in the future) and Related Assets which are made pursuant to a Securitization Financing.

        "Person" means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with a preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody's or S&P, as the case may be.

        "Refinancing" means:

          (1)   the repayment in full of all obligations and termination of all commitments under the Credit Agreement, dated as of June 6, 2012, among Dollar Tree Stores, Inc., Dollar Tree, the guarantors parties thereto, the lenders and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified or supplemented from time to time;

          (2)   the repayment in full of all obligations and termination of all commitments under the Amended and Restated 5-Year Credit Agreement, dated as of November 13, 2013, among Family Dollar, the lenders and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified or supplemented from time to time;

          (3)   the repayment in full of all obligations and termination of all commitments under the Amended and Restated 4-Year Credit Agreement, dated as of November 13, 2013, among Family Dollar, the lenders and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified or supplemented from time to time;

          (4)   the redemption, repurchase, defeasance and/or discharge of the Existing Dollar Tree Notes;

          (5)   the redemption, repurchase, defeasance and/or discharge of the 5.41% Series 2005-A Senior Notes, Tranche A due September 27, 2015 and the 5.24% Series 2005-A Senior Notes, Tranche B due September 27, 2015 of Family Dollar and Family Dollar, Inc.; and

          (6)   the making of effective provision to secure all of the Existing Family Dollar Notes, equally and ratably with any and all Indebtedness under the credit agreement described in clause (i) of the definition of the term "Credit Agreement," as required pursuant to the Existing Family Dollar Notes Indenture.

        "Registration Rights Agreement" means (a) with respect to the initial notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date, among Family Tree Escrow, LLC, Dollar Tree and the Initial Purchasers, and (b) with respect to each issuance of additional notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, any Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement, each as amended, modified or supplemented from time to time.

        "Related Assets" means any assets related to any Securitization Assets including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets, any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Securitization Assets or such Hedging Obligations and collections in respect of Securitization Assets or such Hedging Obligations).

        "Restricted Cash" means cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries that would appear as "restricted" on a consolidated balance sheet of the Issuer or any of the Restricted Subsidiaries.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of 2023 exchange notes," all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between any of the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Consolidated Total Indebtedness secured by a Lien.

        "Secured Leverage Ratio" means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the Unrestricted Cash Amount as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred.

        In the event that the Issuer or any such Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems any Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that, the Issuer may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        The Secured Leverage Ratio shall also be subject to the adjustments described in clause (2) of the third paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

        For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the Non-S-X Adjustment Amount shall not exceed 20% of EBITDA for such period prior to giving effect to the Non- S-X Adjustment Amount for such period.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Securitization Assets" means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) accounts receivable (including any bills of exchange), (2) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (3) revenues related to distribution and merchandising of the products of the Issuer and its Restricted Subsidiaries, (4) intellectual property rights relating to the generation of any of the foregoing types of assets, (5) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof and (6) any other assets and property to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuer in good faith).

        "Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey, transfer and/or pledge (either directly or through any other of the Issuer and its Subsidiaries) of Permitted Securitization Facility Assets to (a) a Securitization Subsidiary, which in turn shall sell, convey, transfer and/or pledge interests in the respective Permitted Securitization Facility Assets to any other Person in return for the cash used by such Securitization Subsidiary to acquire such Permitted Securitization Facility Assets; or (b) a bank or other financial institution, which in turn shall finance the acquisition of the Permitted Securitization Facility Assets through a commercial paper conduit or other conduit facility, or directly to a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution that will finance the acquisition of the Permitted Securitization Facility Assets through the commercial paper conduit or other conduit facility, so long as no portion of the Indebtedness or any other obligations (contingent or otherwise) under such securitization facility or facilities (i) is guaranteed by the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset (other than Permitted Securitization Facility Assets or the Equity Interests of any Securitization Subsidiary) of the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, in each case other than pursuant to Standard Securitization Undertakings.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Securitization Financing with the Issuer or any of its Subsidiaries in which the Issuer or any of its Subsidiaries makes an Investment and to which the Issuer or any of its Subsidiaries transfers Securitization Assets and Related Assets) which engages in no activities other than in connection with the financing of Securitization Assets or Related Assets of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Issuer (as provided below) as a Securitization Subsidiary and:

          (a)   with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Issuer determines in good faith to be no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer (other than pursuant to Standard Securitization Undertakings); and

          (b)   to which neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

        Any such designation by the Issuer shall be evidenced to the Trustee by filing with the Trustee an Officers' Certificate of the Issuer certifying that, to the best of such officers' knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

        "Similar Business" means any business the majority of whose revenues are derived from (x) business or activities conducted by the Issuer and its Subsidiaries on the Acquisition Date, (y) any business that is a natural outgrowth or reasonable extension, development or expansion of any business or activities conducted by the Issuer and its Subsidiaries on the Acquisition Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (z) any business that in the Issuer's good faith business judgment constitutes a reasonable diversification of businesses conducted by the Issuer and its Subsidiaries.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any of its Subsidiaries which the Issuer has determined in good faith to be reasonably customary in a securitization financing transaction, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any note, the date specified in such note as the fixed date on which the final payment of principal of such note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such note at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee; provided, however, that no guarantee of Indebtedness which Indebtedness does not itself constitute Subordinated Indebtedness shall constitute Subordinated Indebtedness.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Taxes" means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the indenture.

        "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

        "Transactions" means (a) the issuance and sale of the notes pursuant to the Offering Memorandum, (b) the entry into the Escrow Agreement and the transactions related thereto, (c) the Incurrence of Indebtedness to finance the Acquisition, the Refinancing and related costs and expenses, (d) the Refinancing and (e) the Acquisition.

        "Treasury Rate" means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2018; provided, however, that if the period from such redemption date to March 1, 2018, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Officer" means any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of the indenture.

        "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Cash Amount" means, on any date, the lesser of (i) $400 million and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on such date in excess of $100 million.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries other than Permitted Liens described in clause (18) of the definition thereof unless otherwise permitted under the covenant described under "—Certain covenants—Limitation on restricted payments"; provided, further, however that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain covenants—Limitation on restricted payments."

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x)   (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," or (2) the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

          (y)   no Event of Default shall have occurred and be continuing.

        Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer, giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Domestic Subsidiary" means any Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary.

        "Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 Description of 2020 exchange notes

        The terms of the notes and guarantees will include those set forth in the indenture (as defined below) and those required to be made a part of the indenture by the Trust Indenture Act of 1939, upon registration of the notes. You should carefully read the summary below and the provisions of the indenture that may be important to you before investing in the notes. This summary is not complete and is qualified in its entirety by reference to the indenture. We urge you to read the indenture because the indenture, not this description, defines your rights as holders of the notes.

General

        Capitalized terms used in this "Description of 2020 exchange notes" section and not otherwise defined have the meanings set forth in the section "—Certain definitions."

        In this "Description of 2020 exchange notes" section, (i) the terms "Dollar Tree," "Issuer," "we" and "us" refer only to Dollar Tree, Inc., a Virginia corporation and not to any of its subsidiaries, (ii) the term "2020 exchange notes" refers to the 5.250% Senior Notes due 2020 being offered by Dollar Tree in this exchange offer, (iii) the term "2020 old notes" refers to Dollar Tree's currently outstanding 5.250% Senior Notes due 2020 that may be exchanged for the 2020 exchange notes, (iv) the term "notes" refers to the 2020 old notes and the 2020 exchange notes, collectively, and (v) the term "Indenture" refers to the indenture that applies to both the 2020 old notes and the 2020 exchange notes.

        Dollar Tree issued the 2020 old notes under the Indenture, dated as of February 23, 2015, among Dollar Tree (as successor to Family Tree Escrow, LLC), the guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"). The terms of the 2020 exchange notes are identical in all material respects to the 2020 old notes, except that (1) the 2020 exchange notes will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 2020 old notes and (2) holders of the 2020 exchange notes will not be entitled to certain rights of holders of 2020 old notes under the Registration Rights Agreement. The terms of the 2020 old notes include, and the terms of the 2020 exchange note will include, those stated in the Indenture and those made a part of the Indenture by reference to the TIA. The 2020 exchange notes are subject to all such terms, and holders of the 2020 exchange notes should refer to the Indenture and the TIA for a complete statement of applicable terms.

        The Issuer may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the indenture and this "Description of 2020 exchange notes," references to the notes include any additional notes actually issued.

        Principal of, premium, if any, interest and additional interest, if any, on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the designated office or agency of the Trustee).

        The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the notes

        The notes will mature on March 1, 2020. Each note will bear interest at a rate of 5.250% per annum from March 1, 2016 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing September 1, 2016. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional redemption

        On or after March 1, 2017, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by the Issuer by first-class mail, or delivered electronically if the notes are held by DTC, to each holder's registered address and upon not less than 30 days' nor more than 60 days' prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

Period	Redemption price
2017	102.625%
2018	101.313%
2019 and thereafter	100.000%

        In addition, prior to March 1 , 2017, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice mailed by the Issuer by first-class mail, or delivered electronically if the notes are held by DTC, to each holder's registered address and upon not less than 30 days' nor more than 60 days' prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee), at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to March 1, 2017, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer, at a redemption price of 105.250% of the principal amount of the notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 days' nor more than 60 days' prior notice mailed, or delivered electronically if the notes are held by DTC, by the Issuer to each holder of notes and upon not less than 30 days' nor more than 60 days' prior written notice to the Trustee (or such shorter period as may be agreed by the Trustee) and otherwise in accordance with the procedures set forth in the indenture.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer's obligations with respect to such redemption may be performed by another Person.

Selection

        In the case of any partial redemption, selection of notes for redemption will be made by the Trustee on a pro rata basis or by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner that complies with the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory redemption; offers to purchase; open market purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the captions "—Change of control" and "—Certain covenants—Asset sales." Dollar Tree may at any time, and from time to time, purchase notes in the open market or otherwise.

Ranking

        The Indebtedness evidenced by the notes and the Guarantees, respectively, will be unsecured, unsubordinated obligations of the Issuer and the Guarantors, respectively, will rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer and the Guarantors, respectively, will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and the Guarantors, respectively, and will be effectively subordinated to all existing and future secured Indebtedness of the Issuer and the Guarantors, respectively, including any Indebtedness under the credit agreement described in clause (i) of the definition of the term "Credit Agreement," to the extent of the value of the assets securing such Indebtedness.

        As of January 30, 2016, the outstanding total consolidated indebtedness of Dollar Tree was approximately $7,465.5 million, of which approximately $4,208.5 million was secured. As of January 30, 2016, Dollar Tree's non-Guarantor Subsidiaries had an aggregate of approximately $395.8 million of total liabilities (excluding intercompany transactions), all of which would have been structurally senior to the notes and the related guarantees.

        Although the indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and its Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries that are not Guarantors, such limitation is subject to a number of significant qualifications and exceptions. The Issuer and its Subsidiaries are able to incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness. See "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Liens."

        Unless a Subsidiary of the Issuer is a Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of any Subsidiary of the Issuer that is not a Guarantor. The only Subsidiaries of the Issuer that are not Guarantors are Dollar Tree International Sarl, Five & Dime International Sarl, Dollar Tree Stores Canada, Inc., DTD Sourcing HK, Ltd., Tarheel Trading International Sarl, FDO Trading International Hong Kong, Ltd., Tarheel Trading International Hong Kong Ltd., Tar Heel Trading International Holding Ltd., Shenzhen Tar Heel Information Consultancy Limited, and Family Dollar Insurance, Inc.

        See "Risk factors—Risks related to the notes and other indebtedness—The notes will be structurally subordinated to all indebtedness of the Issuer's existing and future subsidiaries that do not guarantee the notes."

Guarantees

        Each of the Restricted Subsidiaries of Dollar Tree that are guarantors under the credit agreement described in clause (i) of the definition of the term "Credit Agreement" and each of the Wholly Owned Domestic Subsidiaries of the Issuer that is required to guarantee payment of the notes in accordance with the covenant described under "—Certain covenants—Future guarantors" will jointly and severally guarantee on an unsecured, unsubordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the indenture and the notes, whether for payment of principal of, premium, if any, interest or additional interest, if any, on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the "Guaranteed Obligations"). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including out-of-pocket counsel fees and expenses) incurred by the Trustee in enforcing any rights under the Guarantees.

        Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk factors—Risks related to the notes and other indebtedness—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes."

        Each Guarantor's Guarantee will be automatically released upon:

          (1)   the issuance, sale, exchange, transfer or other disposition (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock of the applicable Guarantor (including any issuance, sale, exchange, transfer or other disposition following which the applicable Guarantor is no longer a Restricted Subsidiary) if such issuance, sale, exchange, transfer or other disposition is made in a manner not in violation of the indenture;

          (2)   the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under "—Certain covenants—Limitation on restricted payments" and the definition of "Unrestricted Subsidiary";

          (3)   the release or discharge of the guarantee by such Guarantor of the Indebtedness under (i) the Credit Agreement and (ii) any Capital Markets Indebtedness of the Issuer or any of the Guarantors which created the obligation to guarantee the notes; or

          (4)   the Issuer's exercise of its legal defeasance option or covenant defeasance option as described under "—Defeasance" or if the Issuer's obligations under the indenture are discharged in accordance with the terms of the indenture.

Change of control

        Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem notes as described under "—Optional redemption."

        Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the notes by delivery of a notice of redemption as described under "—Optional redemption," the Issuer shall mail, or deliver electronically if the notes are held by DTC, a notice (a "Change of Control Offer") to each holder with a copy to the Trustee:

          (1)   stating that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

          (2)   describing the transaction or transactions that constitute(s) such Change of Control;

          (3)   specifying the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically); and

          (4)   providing instructions, determined by the Issuer consistent with this covenant, that a holder must follow in order to have its notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 days' nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

        Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

        The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof. This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control could constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the notes upon a Change of Control could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the holders upon a repurchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk factors—Risks related to the notes and other indebtedness—The Issuer may not be able to repurchase the notes upon a change of control."

        The definition of "Change of Control" includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relating to the Issuer's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain covenants

        Set forth below are summaries of certain covenants that will be contained in the indenture.

Suspension of covenants upon achieving investment grade ratings

        If on any date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the covenants specifically listed under the following captions in this "Description of 2020 exchange notes" section will not be applicable to the notes (collectively, the "Suspended Covenants"):

          (1)   "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (2)   "—Limitation on restricted payments";

          (3)   "—Dividend and other payment restrictions affecting subsidiaries";

          (4)   "—Asset sales";

          (5)   "—Transactions with affiliates";

          (6)   "—Future guarantors";

          (7)   clause (4) of the first paragraph of "—Merger, amalgamation, consolidation or sale of all or substantially all assets"; and

          (8)   the third and fourth paragraphs of "—Merger, amalgamation, consolidation or sale of all or substantially all assets".

        If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." The Issuer will provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof.

        Additionally, during a Suspension Period the Issuer will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and, following the Reversion Date, such designation shall be deemed to have created an Investment pursuant to the final paragraph of the covenant described under the heading "—Limitation on restricted payments" at the time of such designation.

        On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" below or one of the clauses set forth in the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness or Disqualified Stock or Preferred Stock Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date or Acquisition Date, as applicable, so that it is classified as permitted under clause (c) of the second paragraph under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Acquisition Date and prior to, but not during, the Suspension Period (except to the extent expressly set forth in the immediately preceding paragraph). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments" (except to the extent expressly set forth in the immediately preceding paragraph). As described above, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension Period or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. Within 30 days of such Reversion Date, the Issuer must comply with the terms of the covenant described under "—Future guarantors."

        For purposes of the "—Dividend and other payment restrictions affecting restricted subsidiaries" covenant, on the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in clause (a) or (b) of the first paragraph of that covenant entered into during the Suspension Period will be deemed to have been in effect on the Issue Date or Acquisition Date, as applicable, so that they are permitted under clause (1)(i) of the first paragraph under "—Dividend and other payment restrictions affecting restricted subsidiaries."

        For purposes of the "—Transactions with affiliates" covenant, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date or Acquisition Date, as applicable, for purposes of clause (6) of the second paragraph under "—Transactions with affiliates."

        For purposes of the "—Asset sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock

        The indenture provides that:

          (1)   the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

          (2)   the Issuer will not permit any of the Restricted Subsidiaries (other than any Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate principal amount of Indebtedness incurred, and shares of Disqualified Stock and Preferred Stock issued, by Restricted Subsidiaries that are not Guarantors pursuant to this paragraph, together with any Refinancing Indebtedness thereof pursuant to clause (o) below, shall not exceed, the greater of $500 million and 3.5% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, the Additional Refinancing Amount).

        The foregoing limitations will not apply to:

          (a)   the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed the greater of (x) $7,950 million and (y) the aggregate principal amount of Consolidated Total Indebtedness that at the time of Incurrence does not cause the Secured Leverage Ratio for the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, to exceed

  3.00 to 1.00; provided, that for purposes of determining the amount of Indebtedness that may be incurred under clause (a)(y) and for purposes of any subsequent calculation of the Secured Leverage Ratio, all Indebtedness incurred and outstanding under this clause (a) shall be treated as Secured Indebtedness;

          (b)   the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes issued on the Issue Date and the Guarantees thereof (including any exchange notes and the related Guarantees thereof);

          (c)   (i) the Incurrence of Indebtedness represented by the Initial 2023 Notes; and (ii) Indebtedness (other than Indebtedness described in clauses (a) and (b)) (x) of Dollar Tree or any Subsidiary of Dollar Tree in effect on the Issue Date or (y) of Family Dollar or any Subsidiary of Family Dollar in effect on the Acquisition Date, including, without limitation, the Existing Family Dollar Notes;

          (d)   (i) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 360 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Attributable Debt in respect of any Sale/Leaseback Transaction (other than any Permitted Sale/Leaseback Transaction) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $300 million and 2.25% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (ii) Attributable Debt in respect of any Permitted Sale/Leaseback Transaction;

          (e)   Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees and similar instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (f)    Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, Incurred or assumed in connection with the Transactions, any Investments or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (g)   Indebtedness of the Issuer to a Restricted Subsidiary or Disqualified Stock of the Issuer issued to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, Tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) or shares of Disqualified Stock shall be deemed, in each case, to be an Incurrence of such Indebtedness or issuance of shares of Disqualified Stock, as applicable, not permitted by this clause (g);

          (h)   shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock or Disqualified Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock or Disqualified Stock not permitted by this clause (h);

          (i)    Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, Tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

          (j)    Hedging Obligations that are not incurred for speculative purposes;

          (k)   obligations (including reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts and similar instruments) in respect of performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

          (l)    Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) below, does not exceed the greater of $750 million and 5.50% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, the Additional Refinancing Amount); it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l);

          (m)  Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) hereof, not greater than 100.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are retained by the Issuer or contributed to the Issuer or a Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from the Issuer or any of its Subsidiaries), to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of "—Limitation on restricted payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (m) shall cease to be deemed incurred or outstanding for purposes of this clause (m) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary, as the case may be, could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (m));

          (n)   any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its terms subordinated in right of payment to the notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Guarantee, as applicable, and (ii) if such guarantee is of Indebtedness of the Issuer or any Guarantor, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under "—Future guarantors" solely to the extent such covenant is applicable;

          (o)   the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock, or by any Restricted Subsidiary of Preferred Stock, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a)(y), (b), (c), (d), (l), (m), (o), (p) and (t) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this covenant) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (a)(y), (b), (c), (d), (l), (m), (o), (p) and (t) of this paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, underwriting discounts, commissions, defeasance costs and fees in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness);

            (2)   to the extent such Refinancing Indebtedness refinances (a) Indebtedness that by its terms is subordinated in right of payment to the notes or a Guarantee, as applicable, such Refinancing Indebtedness is by its terms subordinated in right of payment to the notes or the Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

            (3)   shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

          (p)   Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or are merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of the indenture (so long as such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition, merger, consolidation or amalgamation); provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

            (1)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

            (2)   the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

          (q)   Indebtedness Incurred in connection with a Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

          (r)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (s)   Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

          (t)    Indebtedness of Restricted Subsidiaries that are not Guarantors; provided, however, that the aggregate principal amount for all such Indebtedness that, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) above, does not exceed the greater of $500 million and 3.5% of Total Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) above, the Additional Refinancing Amount) (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed Incurred or outstanding for purposes of this clause (t) but shall be deemed Incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

          (u)   Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (v)   Indebtedness consisting of Indebtedness of the Issuer or a Restricted Subsidiary to current or former officers, directors and employees of the Issuer, any direct or indirect parent of the Issuer or any of either's Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent described in clause (4) of the third paragraph of the covenant described under "—Limitation on restricted payments";

          (w)  Indebtedness in respect of Obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

          (x)   Indebtedness of, incurred on behalf of, or representing guarantees of Indebtedness of joint ventures, subject to compliance with the covenant described under "—Limitation on restricted payments"; and

          (y)   Indebtedness of the Issuer or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer and its Restricted Subsidiaries.

        For purposes of determining compliance with this covenant,

        (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant, provided that Indebtedness outstanding under a Credit Agreement entered into on or prior to the Acquisition Date (and any secured Indebtedness representing a refinancing of such Indebtedness) shall be incurred under clause (a) above and may not be reclassified; and

        (2)   (A) in connection with any Limited Condition Acquisition, at the option of the Issuer by written notice to the Trustee, any Indebtedness and/or Lien Incurred to finance such Limited Condition Acquisition shall be deemed to have been Incurred on the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into (and not at the time such Limited Condition Acquisition is consummated) and the Fixed Charge Coverage Ratio and/or the Secured Leverage Ratio shall be tested (x) in connection with such Incurrence, as of the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into, giving pro forma effect to such Limited Condition Acquisition, to any such Indebtedness or Lien, and to all transactions in connection therewith and (y) in connection with any other Incurrence after the date the definitive acquisition agreement relating to such Limited Condition Acquisition was entered into and prior to the earlier of the consummation of such Limited Condition Acquisition or the termination of such definitive agreement prior to the Incurrence, both (i) on the basis set forth in clause (x) above and (ii) without giving effect to such Limited Condition Acquisition or the Incurrence of any such Indebtedness or Liens or the other transactions in connection therewith, and

          (B)  in connection with obtaining any commitment with respect to any Indebtedness to be incurred under clause (a)(y) of the second paragraph of this covenant, the Issuer may, by written notice to the Trustee at any time prior to the actual Incurrence of such Indebtedness, designate such commitment (any such commitment so designated, a "Designated Commitment") as being Indebtedness Incurred on the date of such notice in an amount equal to such Designated

  Commitment (or, at the Issuer's option, if such Designated Commitment has been permanently reduced other than as a result of the Incurrence of funded Indebtedness thereunder, such reduced amount), in which case Indebtedness in such amount shall be deemed to have been Incurred on the date of such notice and shall thereafter be deemed to be outstanding Secured Indebtedness for purposes of any subsequent calculation of the Secured Leverage Ratio, and subsequent borrowings and prepayments under such Designated Commitment shall be disregarded for all purposes of the covenant described above and the covenant set forth under "—Certain covenants—Liens" below until the date such Designated Commitment is terminated.

        Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Where any Indebtedness of any Person other than the Issuer and its Restricted Subsidiaries is guaranteed by one or more of the Issuer and its Restricted Subsidiaries, the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries deemed to be Incurred or outstanding as a result of all such guarantees shall not exceed the amount of such guaranteed Indebtedness. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount (or, if applicable, the liquidation preference, face amount, or the like) of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt. However, if the Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount (or, if applicable, the liquidation preference, face amount, or the like) of the refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, or the like) of the Indebtedness being refinanced, plus any additional Indebtedness Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, underwriting discounts, commissions, defeasance costs and fees in connection therewith.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount (or, if applicable, the liquidation preference, face amount, or the like) of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of the refinancing.

Limitation on restricted payments

        The indenture provides that, from and after the consummation of the Acquisition on the Acquisition Date, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of any of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (2)   purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"); or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Acquisition Date (including Restricted Payments permitted by clauses (1) (to the extent that such Restricted Payment would have reduced the Cumulative Credit if made at the date of the declaration or giving of notice referred to therein and without duplication of any such reduction), (2)(c) (to the extent that the reference to clause (6) therein operates by reference to clause (6)(b)), (6)(b) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

        "Cumulative Credit" means the sum of (without duplication):

          (1)   (a) $250 million plus (b) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from February 1, 2015 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

          (2)   100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and Equity Interests issued pursuant to the Acquisition Agreement), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

          (3)   100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and Equity Interests issued pursuant to the Acquisition Agreement and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"), plus

          (4)   100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

          (5)   100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary (and 100% of the amount of the reduction in the amount of any guarantee by the Issuer or any Restricted Subsidiary to the extent the provision of such guarantee constituted a Restricted Payment) from:

            (A)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments,

            (B)  the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

            (C)  a distribution or dividend from an Unrestricted Subsidiary,

  in the case of each of subclauses (A), (B), and (C), other than to the extent that the ability of the Issuer and its Restricted Subsidiaries to make Restricted Payments or Permitted Investments would otherwise be increased by the receipt of such amount of cash or property or the release of such guarantee, plus

          (6)   in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or the Restricted

  Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such Investment shall exceed $50 million, shall be determined by the Board of Directors of the Issuer) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the ability of the Issuer and its Restricted Subsidiaries to make Restricted Payments or Permitted Investments would otherwise be increased by such redesignation).

  The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving notice thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of the indenture;

          (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Issuer, or any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, "Refunding Capital Stock");

            (b)   the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock; and

            (c)   if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, which is Incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" so long as:

            (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired, plus any tender premiums, plus any defeasance costs, fees, underwriting discounts, commissions and expenses incurred in connection therewith),

            (b)   such Indebtedness is subordinated to the notes or the related Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

            (c)   such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

            (d)   such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer, any Subsidiary of the Issuer or any direct or indirect parent of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $25 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to the immediately succeeding calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer that occurs after the Acquisition Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under "—Limitation on Restricted Payments"), plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Acquisition Date;

  provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, or any Restricted Subsidiary or any direct or indirect parent of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

          (5)   the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (6)   (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Acquisition Date; and

            (b)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a) and (b) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock or Refunding Capital Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   [reserved];

          (8)   the payment of dividends on the Issuer's Capital Stock of up to 3% per annum of Market Capitalization;

          (9)   Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;

          (10) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $750 million and 5.50% of Total Assets as of the date such Restricted Payment is made;

          (11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

          (12) [reserved];

          (13) [reserved];

          (14) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (15) purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Securitization Financing and the payment or distribution of Securitization Fees;

          (16) Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

          (17) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Change of control" and "—Asset sales"; provided that all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (18) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under "—Merger, amalgamation, consolidation or sale of all or substantially all assets"; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

          (19) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or the Restricted Subsidiaries to Affiliates, and any other payments made in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under "—Transactions with affiliates";

          (20) any Restricted Payment made under the Acquisition Documents as in effect on the Issue Date, together with such amendments, modifications and waivers that are (i) not materially adverse to the holders of the notes in their capacities as such, as determined in good faith by the Issuer or (ii) consented to by the holders of a majority in principal amount of the notes outstanding; and

          (21) other Restricted Payments; provided that the Consolidated Total Net Leverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available, determined on a pro forma basis, is less than 3.50 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (8), (10), (11) and (21), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

        As of the Acquisition Date, all of the Subsidiaries of the Issuer will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and other payment restrictions affecting subsidiaries

        The indenture provides that the Issuer will not, and will not permit any Material Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Material Subsidiary to:

          (a)   pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits; or

          (b)   make loans or advances to the Issuer or any Restricted Subsidiary that is a direct or indirect parent of such Material Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

          (1)   (i) contractual encumbrances or restrictions (x) of Dollar Tree or any Subsidiary of Dollar Tree in effect on the Issue Date or (y) of Family Dollar or any Subsidiary of Family Dollar in effect on the Acquisition Date, (ii) contractual encumbrances or restrictions pursuant to the Existing Family Dollar Notes Indenture, the notes issued pursuant thereto and the guarantees thereof, or the 2023 Notes Indenture, the notes issued pursuant thereto (including the Initial 2023 Notes) and the guarantees thereof and (iii) contractual encumbrances or restrictions pursuant to the Credit Agreement, the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

          (2)   the indenture, the notes (and any exchange notes) or the Guarantees;

          (3)   applicable law or any applicable rule, regulation or order;

          (4)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (5)   contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

          (6)   Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (7)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (8)   customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (9)   purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

          (10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

          (11) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including, without limitation, licenses of intellectual property) or other contracts;

          (12) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Securitization Financing;

          (13) other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer's ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Issuer), provided that in each case such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred by the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (14) any Restricted Investment not prohibited by the covenant described under "—Limitation on restricted payments" and any Permitted Investment; or

          (15) any encumbrances or restrictions of the type referred to in clauses (a) or (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset sales

        The indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale (other than any Permitted Regulatory Sale), unless (x) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y), at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of each of the following shall be deemed to be Cash Equivalents for purposes of this provision:

          (a)   any liabilities (as shown on the Issuer or a Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise canceled or terminated in connection with the transaction with such transferee,

          (b)   any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash received),

          (c)   Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale,

          (d)   consideration consisting of Indebtedness of the Issuer or any Restricted Subsidiary (other than Subordinated Indebtedness) received after the Acquisition Date from Persons who are not the Issuer or any Restricted Subsidiary, and

          (e)   any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of $300 million and 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Within 365 days after the Issuer or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

          (1)   to repay, repurchase or redeem (i) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under the indenture (and, if the

  Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (ii) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (iii) Obligations under the notes as provided under "—Optional redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or (iv) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness under this clause (iv), the Issuer will reduce the Notes Obligations as provided under clause (iii) pro rata based on the total principal amount of notes and other Pari Passu Indebtedness outstanding), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

          (2)   to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.

        In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 12-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later canceled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or invest such Net Proceeds in any manner not prohibited by the indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been so applied whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $150 million, the Issuer shall make an offer to all holders of notes (and, at the option of the Issuer, to holders of any other Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such other Pari Passu Indebtedness) that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the notes or other Pari Passu Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $150 million by mailing, or delivering electronically if the notes are held by DTC, the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the indenture. If the aggregate principal amount of notes (and such other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of written notice from the Issuer of the aggregate principal amount to be selected, shall select the notes (but not such other Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

        If more notes (and such other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such notes (but not such other Pari Passu Indebtedness) for purchase will be made by the Trustee on a pro rata basis or by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be purchased in part. Selection of such other Pari Passu Indebtedness will be made pursuant to the terms of such other Pari Passu Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if the notes are held by DTC, at least 30 days but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with affiliates

        The indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $25 million, unless:

          (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes the Issuer or a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

          (2)   Restricted Payments permitted by the provisions of the indenture described above under the covenant "—Limitation on restricted payments" and Permitted Investments;

          (3)   the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;

          (4)   transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (5)   payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

          (6)   any agreement (x) of Dollar Tree or any Subsidiary of Dollar Tree as in effect on the Issue Date or (y) of Family Dollar or any Subsidiary of Family Dollar as in effect on the Acquisition Date, in each case, or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date or Acquisition Date, as applicable) or any transaction contemplated thereby as determined in good faith by the Issuer;

          (7)   the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which Dollar Tree or any Subsidiary of Dollar Tree is a party as of the Issue Date or Family Dollar or any Subsidiary of Family Dollar is a party as of the Acquisition Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date or Acquisition Date, as applicable, shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date or Acquisition Date, as applicable, as determined in good faith by the Issuer;

          (8)   the execution of the Transactions, and the payment of all fees, expenses, bonuses and awards related to the Transactions;

          (9)   (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or

  Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

          (10) any transaction effected as part of a Securitization Financing;

          (11) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

          (12) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer, or the Board of Directors of a Restricted Subsidiary, as appropriate, in good faith;

          (13) [reserved];

          (14) any contribution to the capital of the Issuer;

          (15) transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, amalgamation, consolidation or sale of all or substantially all assets";

          (16) transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer, any Restricted Subsidiary or any direct or indirect parent of the Issuer; provided, however, that such Person abstains from voting as a director of the Issuer, such Restricted Subsidiary or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such Person;

          (17) pledges of Equity Interests of Unrestricted Subsidiaries;

          (18) the formation and maintenance of any consolidated group or subgroup for Tax, accounting or cash pooling or management purposes in the ordinary course of business;

          (19) any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (20) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officers' Certificate) for the purpose of improving the consolidated Tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture;

          (21) [reserved]; and

          (22) any purchase by the Issuer or its Affiliates of Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any of the Restricted Subsidiaries; provided that such purchases are on the same terms as such purchases by such Persons who are not the Issuer's Affiliates.

Liens

        The indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or any Restricted Subsidiary securing Indebtedness of the Issuer or a Restricted Subsidiary unless the notes and the Guarantees are equally and ratably secured with (or, at the Issuer's election, on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that any such security shall be on a senior basis to any such Indebtedness that is by its terms subordinated in right of payment to the notes.

        Any Lien that is granted to secure the notes or any Guarantee under the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes or such Guarantee.

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant, the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof.

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (11) of the definition of "Indebtedness."

Reports and other information

        The indenture provides that so long as any notes are outstanding thereunder the Issuer will file with the SEC (and furnish to the Trustee and holders with copies thereof, without cost to each holder) the following:

          (1)   within the time periods specified in the SEC's rules and regulations, an annual report with the SEC on Form 10-K (or any successor comparable form);

          (2)   within the time periods specified in the SEC's rules and regulations, a quarterly report with the SEC on Form 10-Q (or any successor comparable form); and

          (3)   promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time periods specified in the SEC's rules and regulations), current reports with the SEC on Form 8- K (or any successor comparable form).

        If the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. If the SEC will not accept the Issuer's filings for any reason, the Issuer will furnish the reports referred to in the preceding paragraphs to the Trustee within the time periods that would apply if the Issuer were required to file those reports with the SEC. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. In addition to providing such information to the Trustee, the Issuer shall make available the information required to be provided pursuant to clauses (1) through (3) of this paragraph, by posting such information to its website or on IntraLinks or any comparable online data system or website.

        If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

        In the event that the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity's level on a consolidated basis, the indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in a reasonable level of detail, the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

        In addition, the Issuer has agreed that for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with (or furnished such reports to) the SEC via the EDGAR filing system and such reports are publicly available.

        Delivery of any reports, information and documents to the Trustee will be for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee will be entitled to rely exclusively on Officers' Certificates).

Future Guarantors

        The indenture provides that the Issuer will cause each of its Wholly Owned Domestic Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under the credit agreement described in clause (i) of the definition of "Credit Agreement" (or any refinancing thereof) or that guarantees any other Capital Markets Indebtedness of the Issuer or any of the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee the Guaranteed Obligations.

        Each Guarantee shall be released in accordance with the provisions of the indenture described under "—Guarantees."

Merger, amalgamation, consolidation or sale of all or substantially all assets

        The indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1)   the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof

  (collectively, the "Permitted Jurisdictions", and the Issuer or such Person, as the case may be, being herein called the "Successor Company"); provided that in the event that the Successor Company is not a corporation or limited liability company, a co-obligor of the notes is a corporation or limited liability company;

          (2)   the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the indenture, the notes and the Registration Rights Agreement (to the extent any obligations of the Issuer thereunder remain outstanding) pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of the Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

            (A)  the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

            (B)  the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such transaction;

          (5)   if the Issuer is not the Successor Company, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the indenture and the notes; and

          (6)   the Successor Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

        The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the indenture and the notes, and in such event (other than in connection with a lease) the Issuer will automatically be released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) the Issuer may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary, provided that (x) after giving effect to such transaction, no Default shall have occurred and be continuing and (y) the Issuer is the Successor Company, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in any Permitted Jurisdiction, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This "—Merger, amalgamation, consolidation or sale of all or substantially all assets" will not restrict a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

        The indenture further provides that, except in connection with the Acquisition Merger, subject to certain limitations in the indenture governing release of a Guarantee, no Guarantor will, and the Issuer will not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1)   either (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger or winding up (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof) (such Guarantor or such Person, as the case may be, being herein called the "Successor Person") and the Successor Person (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture, the Registration Rights Agreement (to the extent any obligations of such Guarantor thereunder remain outstanding), and its Guarantee pursuant to a supplemental indenture or other applicable documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale, assignment, transfer, lease, conveyance or other disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption "—Certain covenants—Asset sales"; and

          (2)   the Successor Person (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Subject to certain limitations described in the indenture, the Successor Person (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under the indenture and its Guarantee, and such Guarantor will automatically be released and discharged from its obligations under the indenture and its Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in a Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby and (2) a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any Guarantor.

Defaults

        An "Event of Default" is defined in the indenture as:

          (1)   a default in any payment of interest (including any additional interest) on any note when due, continued for 30 days;

          (2)   a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon redemption (including on a Special Mandatory Redemption Date), required repurchase or otherwise;

          (3)   failure by the Issuer for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in "—Certain covenants—Reports and other information";

          (4)   the failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 25% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the notes or the indenture;

          (5)   the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100 million or its foreign currency equivalent (the "cross-acceleration provision");

          (6)   certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the "bankruptcy provisions");

          (7)   failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or

          (8)   the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor that qualifies as a Significant Subsidiary (or any group of Guarantors that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Guarantee with respect to the notes and such Default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clause (3) or (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of outstanding notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer fails to cure such default within the time specified in clause (3) or (4) hereof, as applicable, after receipt of such notice.

        If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of outstanding notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers'

Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the Trustee written notice that an Event of Default is continuing,

          (2)   holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy,

          (3)   such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

          (4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail, or deliver electronically if the notes are held by DTC, to each holder of the notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the noteholders. In addition, the Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and waivers

        Subject to certain exceptions, the indenture, the notes and the Guarantees may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may:

          (1)   reduce the amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest on any note;

          (3)   reduce the principal of or change the Stated Maturity of any note;

          (4)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "—Optional redemption" above;

          (5)   make any note payable in money other than that stated in such note;

          (6)   expressly subordinate the notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor;

          (7)   impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (8)   make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (9)   amend or waive the Issuer's obligation to redeem the notes through the special mandatory redemption in a manner that would materially adversely affect the holders of the notes; or

          (10) except for any release contemplated by the third paragraph of "—Guarantees", release all or substantially all of the Guarantors from their respective Guarantees.

        Without the consent of any holder, the Issuer and the Trustee may amend the indenture, the notes or the Guarantees to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under the indenture and the notes, to provide for the assumption by a Successor Person (with respect to any Guarantor) of the obligations of a Guarantor under the indenture and its Guarantee, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add a Guarantee or collateral with respect to the notes, to release the Guarantee of a Guarantor as provided in the indenture, to secure the notes, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder in any material respect, to conform the text of the indenture, Guarantees or the notes to any provision of the section entitled "Description of 2020 notes" in the Offering Memorandum to the extent that such provision in such "Description of 2020 notes" was intended by the Issuer to be a verbatim recitation of a provision of the indenture, Guarantees or the notes, as applicable, as stated in an Officers' Certificate of the Issuer, to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA or to effect any provision of the indenture or to make changes to the indenture to provide for the issuance of additional notes.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No personal liability of directors, officers, employees, managers and stockholders

        No director, officer, employee, manager or incorporator of the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor and no holder of any Equity Interests in the Issuer, any Guarantor or any direct or indirect parent company of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and exchange

        A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes payable on transfer that are required by law and permitted by the indenture. The Issuer is not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to the mailing of a notice of redemption of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

        The Issuer will keep a register of holders of its notes at its registered office (the "Register"). Ownership in respect of notes issued by the Issuer passes solely upon registration of the transfer of notes in the Register. In the case of a conflict between a register of notes held by an agent of the Issuer and the Register, the Register will prevail.

Satisfaction and discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

          (1)   either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to, but excluding, the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   the Issuer and/or the Guarantors have paid all other sums payable under the indenture; and

          (3)   the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

        The Issuer at any time may terminate all of its obligations under the notes and the indenture with respect to the holders of the notes ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuer at any time may terminate its obligations under the covenants described under "—Certain covenants" for the benefit of the holders of the notes, the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Defaults" (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under "—Change of control" and "—Merger, amalgamation, consolidation or sale of all or substantially all assets" ("covenant defeasance") for the benefit of the holders of the notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

        The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under "—Defaults" or because of the failure of the Issuer to comply with clause (4) under "—Merger, amalgamation, consolidation or sale of all or substantially all assets."

        In order to exercise the defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (a) an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law) and (b) with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the earlier of the date on which arrangements referred to in the succeeding sentence are entered into and the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the trustee

        U.S. Bank National Association is the Trustee under the indenture and will initially act as registrar and paying agent with regard to the notes.

Governing law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "2023 Notes Indenture" means the indenture for the Initial 2023 Notes, dated as of February 23, 2015, between the Issuer and U.S. Bank, National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

        "Acquired Indebtedness" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

        "Acquisition" means the acquisition by Dollar Tree of Family Dollar pursuant to the Acquisition Agreement.

        "Acquisition Agreement" means the Agreement and Plan of Merger, dated as of July 27, 2014, by and among Family Dollar, Dollar Tree and Dime Merger Sub, Inc., as amended, restated, supplemented or otherwise modified from time to time.

        "Acquisition Date" means the date of the consummation of the Acquisition.

        "Acquisition Documents" means the Acquisition Agreement and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

        "Acquisition Merger" means the merger of Dime Merger Sub, Inc. with and into Family Dollar pursuant to the Acquisition Agreement.

        "Additional Refinancing Amount" means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, underwriting discounts, commissions, defeasance costs and fees in respect thereof.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, as determined by the Issuer, the greater of:

          (1)   1% of the then outstanding principal amount of the note; and

          (2)   the excess, if any, of:

            (a)   the present value at such redemption date of (i) the redemption price of the note, at March 1, 2017 (such redemption price being set forth in the applicable table appearing above under "—Optional redemption") plus (ii) all required interest payments due on the note through March 1, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) of the Issuer or any Restricted Subsidiary outside the ordinary course of business (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

          (a)   a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner permitted pursuant to the provisions described above under "—Merger, amalgamation, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control;

          (c)   any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain covenants—Limitation on restricted payments";

          (d)   any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $25 million;

          (e)   any disposition of property or assets, or the issuance of securities, by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

          (f)    any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

          (g)   foreclosure or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

          (h)   any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (j)    any sale of inventory or other assets in the ordinary course of business;

          (k)   any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

          (l)    any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

          (m)  a transfer of assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein), including by a Securitization Subsidiary in a Securitization Financing, or any other disposition (including by capital contribution) of Permitted Securitization Facility Assets;

          (n)   [reserved];

          (o)   dispositions in connection with Permitted Liens;

          (p)   any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

          (q)   the disposition of any property in a Permitted Sale/Leaseback Transaction described in clause (i), (ii) or (iii) of the definition thereof;

          (r)   dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (s)   any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; or

          (t)    dispositions by the Issuer or any of the Restricted Subsidiaries to charitable foundations, not-for-profits or other similar organizations with an aggregate Fair Market Value not to exceed $10 million in any calendar year.

        "Attributable Debt" means, as of any date of determination, as to Sale/Leaseback Transactions, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property Taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction.

        "Attributable Receivables Indebtedness" shall mean the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Securitization Subsidiary to a receivables seller or a receivables seller to another receivables seller in connection with the transfer, sale and/or pledge of Securitization Assets) which (i) if a Securitization Financing is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Securitization Financing is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Securitization Financing if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

        "Bank Indebtedness" means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

        "Capital Markets Indebtedness" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term "Capital Markets Indebtedness" (i) shall not include the notes (including, for the avoidance of doubt any additional notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness under the Credit Agreement or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a "securities offering."

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock or shares;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on July 27, 2014 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

        "Cash Equivalents" means:

          (1)   U.S. dollars, pounds sterling, euros, or the national currency of any member state in the European Union or such local currencies held from time to time in the ordinary course of business;

          (2)   direct obligations of the United States or any member of the European Union or any agency thereof or obligations guaranteed by the United States or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

          (3)   time deposit accounts, certificates of deposit, money market deposits, banker's acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company's long-term debt, is rated at least A by S&P or A2 by Moody's (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

          (4)   repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above;

          (5)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

          (6)   securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

          (7)   shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (2) through (6);

          (8)   money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $1,000 million;

          (9)   time deposit accounts, certificates of deposit, money market deposits, banker's acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Issuer and its Restricted Subsidiaries, on a consolidated basis, as of the end of the Issuer's most recently completed fiscal year; and

          (10) instruments equivalent to those referred to in clauses (2) through (9) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Issuer or any Restricted Subsidiary organized in such jurisdiction.

        "cash management services" means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

        "CFC" means a "controlled foreign corporation" under section 957 of the Code.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to the Issuer or any of its Subsidiaries; or

          (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer, in each case, other than an acquisition where the holders of the Voting Stock of the Issuer as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of the Issuer or successor thereto immediately after such acquisition (provided no holder of the Voting Stock of the Issuer as of immediately prior to such acquisition owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Issuer immediately after such acquisition (other than any Person who previously acquired Equity Interests of the Issuer in a transaction constituting a Change of Control as to which a Change of Control Offer was consummated)), in which case, upon the consummation of any such transaction, "Change of Control" shall thereafter include any Change of Control of such ultimate parent of the Issuer or successor thereto.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "consolidated" means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   gross interest expense of such Person for such period on a consolidated basis, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the Incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any payments or accruals with respect to

  Capitalized Lease Obligations allocable to interest expense and (d) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, and excluding unrealized mark-to-market gains and losses attributable to such Hedging Obligations, additional interest (if any) in respect of the notes, amortization of deferred financing fees and expensing of any bridge or other financing fees; plus

          (2)   capitalized interest of such Person, whether paid or accrued; plus

          (3)   commissions, discounts, yield and other fees and charges incurred for such period, including any losses on sales of receivables and related assets, in connection with any receivables financing of such Person or any of its Restricted Subsidiaries that are payable to Persons other than the Issuer and its Restricted Subsidiaries.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP; provided, however, that, without duplication:

          (1)   any net after-Tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges shall be excluded;

          (2)   effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded;

          (3)   the cumulative effect of a change in accounting principles (which shall in no case include any change in the comprehensive basis of accounting) during such period shall be excluded;

          (4)   (a) any net after-Tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, (b) any net after-Tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations and (c) any net after-Tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

          (5)   any net after-Tax gains or losses, or any subsequent charges or expenses (less all fees and expenses or charges relating thereto), attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

          (6)   the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

          (7)   solely for the purpose of calculating the Cumulative Credit, the Net Income for such period of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Subsidiary to such Person or a

  Subsidiary of such Person (subject to the provisions of this clause (7)), to the extent not already included therein;

          (8)   any impairment charge or asset write-off and amortization of intangibles, in each case pursuant to GAAP, shall be excluded;

          (9)   any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights shall be excluded;

          (10) any (a) non-cash compensation charges or (b) non-cash costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Acquisition Date of officers, directors and employees, in each case of such Person or any of its Subsidiaries, shall be excluded;

          (11) accruals and reserves that are established or adjusted within 12 months after the Acquisition Date (excluding any such accruals or reserves to the extent that they represent an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

          (12) the Net Income of any person and its Subsidiaries shall be calculated by deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary;

          (13) any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates, commodities or currency exchange risk, shall be excluded;

          (14) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so excluded to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and

          (15) non-cash charges for deferred Tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income).

        "Consolidated Total Indebtedness" means, as of any date of determination, the sum of (without duplication) (i) all Indebtedness of the type set forth in clauses (1), (2), (5) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Total Indebtedness), (6), (8) (other than letters of credit, to the extent undrawn), (9), (11) (to the extent related to any Indebtedness that would otherwise constitute Consolidated Total Indebtedness) and (12) of the definition of "Indebtedness" and (ii) the amount of all obligations with respect to the redemption, repayment or other repurchase of (x) any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock) of the Issuer and its Restricted Subsidiaries or (y) any Preferred Stock of any Restricted Subsidiary that is not a Guarantor, in each case determined on a consolidated basis on such date; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements.

        "Consolidated Total Net Leverage Ratio" means, with respect to any Person, at any date, the ratio of (i) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the Unrestricted Cash Amount as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date.

        In the event that the Issuer or any such Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems any Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Total Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Total Net Leverage Ratio is made (the "Consolidated Total Net Leverage Calculation Date"), then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Total Net Leverage Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the aggregate amount of adjustments in respect of pro forma operating improvements or synergies that do not comply with Article 11 of Regulation S-X for any four quarter period (the "Non-S-X Adjustment Amount") shall not exceed 20% of EBITDA for such period prior to giving effect to the Non-S-X Adjustment Amount for such period.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Credit Agreement" means (i) the Credit Agreement, entered into in connection with the Acquisition, among the Issuer and the agents, lenders or other parties thereto from time to time, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of "Credit Agreement") and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.

        "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents (including, without limitation, intercreditor agreements) relating thereto, as amended, supplemented, restated, renewed, refunded, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate of the Issuer, setting forth such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent disposition of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof.

        "Disqualified Stock" means, with respect to any Person, any Equity Interests of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

          (1)   matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

          (3)   is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding and other than as a result of a change of control or asset sale; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or direct or indirect parent entity or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus:

          (1)   the sum of, without duplication, in each case, to the extent deducted in calculating or otherwise reducing Consolidated Net Income for such period:

            (a)   provision for Taxes based on income, profits or capital of such Person and its Restricted Subsidiaries for such period, without duplication, including, without limitation, state franchise and similar Taxes, and foreign withholding Taxes (including penalties and interest related to Taxes or arising from Tax examination); plus

            (b)   (x) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period and (y) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of any Restricted Subsidiary of such Person or any Disqualified Stock of such Person and its Restricted Subsidiaries; plus

            (c)   depreciation, amortization (including amortization of intangibles, deferred financing fees and actuarial gains and losses related to pensions and other post-employment benefits, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash charges or expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

            (d)   any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

            (e)   any non-cash losses related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks associated with the notes, the Credit Agreement or the Existing Family Dollar Notes; minus

          (2)   the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:

            (a)   non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period); plus

            (b)   any non-cash gains related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks associated with the notes, the Credit Agreement or the Existing Family Dollar Notes.

        Notwithstanding the preceding, the provision for Taxes based on the income or profits of, the Consolidated Interest Expense of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Restricted Subsidiary (other than any Wholly Owned Subsidiary) of such Person will be added to (or subtracted from, in the case of non-cash items described in clause (b) above) Consolidated Net Income to compute EBITDA (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of such Person, and (B) only to the extent that a corresponding amount of the Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended or distributed to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or such direct or indirect parent's Capital Stock registered on Form F-4, S-4 or Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Acquisition Date from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officers' Certificate.

        "Excluded Subsidiary" means (a) each Unrestricted Subsidiary, (b) each Subsidiary that is prohibited from guaranteeing the notes by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to guarantee the notes (unless such consent, approval, license or authorization has been received), (c) each Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the notes on the Acquisition Date or at the time such Subsidiary becomes a Subsidiary (to the extent not incurred in connection with becoming a Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (d) any Securitization Subsidiary, (e) any Insurance Subsidiary, (f) any direct or indirect Domestic Subsidiary of any Foreign Subsidiary, (g) any Domestic Subsidiary that owns no material assets (directly or through its Subsidiaries) other than Equity Interests of one or more Foreign Subsidiaries that are CFCs (a "FSHCO") and (h) any Domestic Subsidiary that owns no material assets (directly or through its Subsidiaries) other than Equity Interests of one or more FSHCOs.

        "Existing Dollar Tree Notes" means the 4.03% Series A Senior Notes due September 16, 2020, 4.63% Series B Senior Notes due September 16, 2023 and 4.78% Series C Senior Notes due September 16, 2025 of Dollar Tree Stores, Inc., each issued pursuant to the Existing Dollar Tree Notes Purchase Agreement.

        "Existing Dollar Tree Notes Purchase Agreement" means the Note Purchase Agreement, dated as of September 16, 2013, among Dollar Tree Stores, Inc., Dollar Tree, and the purchasers named therein, as amended, modified or supplemented from time to time.

        "Existing Family Dollar Notes" means the 5.00% Senior Notes due 2021 of Family Dollar issued pursuant to the Existing Family Dollar Notes Indenture.

        "Existing Family Dollar Notes Indenture" means the Indenture, dated as of January 28, 2011, among Family Dollar and U.S. Bank National Association, as trustee, as amended, modified or supplemented from time to time (including by, without limitation, the First Supplemental Indenture thereto, dated as of January 28, 2011).

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Family Dollar" means Family Dollar Stores, Inc. and any successors thereto.

        "Financial Officer" of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller or any Director or other executive responsible for the financial affairs of such Person.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

        In the event that the Issuer or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Securitization Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent

Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        The Fixed Charge Coverage Ratio shall also be subject to the adjustments described in clause (2)(A) of the third paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and, for purposes of the first paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" only, clause (2)(B) of the third paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

        For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the Non-S-X Adjustment Amount shall not exceed 20% of EBITDA for such period prior to giving effect to the Non- S-X Adjustment Amount for such period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person and its Restricted Subsidiaries for such period and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, it being understood that, for purposes of the indenture, all references to codified accounting standards specifically named in the indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.

        "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

        "Guarantee" means any guarantee of the obligations of the Issuer under the indenture and the notes by any Guarantor in accordance with the provisions of the indenture.

        "Guarantor" means (x) each Subsidiary of the Issuer that provides a Guarantee as of the Acquisition Date and (y) any Subsidiary of the Issuer that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

        "Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any direct or indirect parent thereof or any of the Restricted Subsidiaries shall be a Hedging Agreement.

        "Hedging Obligations" means obligations in respect of any Hedging Agreement.

        "holder" or "noteholder" means the Person in whose name a note is registered on the registrar's books.

        "Immaterial Subsidiary" means any Subsidiary of the Issuer that, as of the last day of the fiscal quarter of the Issuer most recently ended, (a) did not have assets with a value in excess of 5.0% of Total Assets or revenues representing in excess of 5.0% of total revenues of the Issuer and its Restricted Subsidiaries on a consolidated basis as of such date and (b) taken together with all such Subsidiaries as of such date, did not have assets with a value in excess of 7.5% of Total Assets or revenues representing in excess of 7.5% of total revenues of the Issuer and its Restricted Subsidiaries on a consolidated basis as of such date.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" of any Person means, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors Incurred in the ordinary course of business), (3) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business), (4) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except any such balance that (a) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (b) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (c) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (5) all guarantees by such Person of Indebtedness of others, (6) all Capitalized Lease Obligations of such Person, (7) Hedging Obligations, to the extent the foregoing would appear on a balance sheet of such Person as a liability, (8) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (9) the principal component of all obligations of such Person in respect of bankers' acceptances, (10) [reserved], (11) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed and (12) all Attributable Receivables Indebtedness with respect to Securitization Financings. The amount of Indebtedness of any Person for purposes of clause (11) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby. Notwithstanding anything in this description to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, (x) the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (y) obligations under the Acquisition Documents, and any such amounts that would have constituted Indebtedness under the indenture but for the application of clause (x) or (y) of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial 2023 Notes" means the 5.750% Senior Notes due 2023 issued by the Issuer on the Issue Date, any guarantees thereof, any exchange notes in respect thereof, and any guarantees of any such exchange notes.

        "Initial Purchasers" means the financial institutions listed on the cover page of the Offering Memorandum.

        "Insurance Subsidiary" means any Subsidiary that is a so-called "captive" insurance company, including, without limitation, Family Dollar Insurance, Inc.

        "Investment Grade Rating" means a rating equal to or higher than "Baa3" (or the equivalent) by Moody's or "BBB–" (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody's and/or S&P has not then rated the notes.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain covenants—Limitation on restricted payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

            (a)   its "Investment" in such Subsidiary at the time of such redesignation less

            (b)   the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer.

        "Issue Date" means February 23, 2015.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

        "Limited Condition Acquisition" means any acquisition, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by Issuer or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

        "Market Capitalization" means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Issuer or any direct or indirect parent of the Issuer on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

        "Material Subsidiary" means each Wholly-Owned Domestic Subsidiary that is not an Immaterial Subsidiary.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, Taxes paid or payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness secured by a Lien on the assets subject to such Asset Sale required (other than pursuant to the second paragraph of the covenant described under "—Certain covenants—Asset sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer and its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer and its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Notes Obligations" means Obligations in respect of the notes, the indenture and the Guarantees.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any

Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the notes.

        "Offering Memorandum" means the Issuer's offering memorandum, dated February 6, 2015, relating to the issuance of the Initial 2020 Notes.

        "Officer" means, with respect to any Person, as applicable, (i) the Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, or the Secretary of such Person or (ii) any other duly authorized employee or signatory of such Person.

        "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be, to the extent such Person has an Officer meeting such description, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the indenture.

        "Opinion of Counsel" means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.

        "Pari Passu Indebtedness" means: (a) with respect to the Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor's Guarantee.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any Restricted Subsidiary;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

          (4)   any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain covenants—Asset sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment of Dollar Tree or any Subsidiary of Dollar Tree existing on, or made pursuant to binding commitments existing on, the Issue Date, or of Family Dollar or any Subsidiary of Family Dollar existing on, or made pursuant to binding commitments existing on, the Acquisition Date, or in each case, any extension, modification or renewal of any such Investment; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or Acquisition Date, as applicable, or (y) as otherwise permitted under the indenture;

          (6)   loans and advances to officers, directors, employees or consultants of the Issuer or any of its Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $15 million at the time of Incurrence, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

          (7)   any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (9)   [reserved];

          (10) additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) the greater of $1,750 million and 13% of Total Assets as of the date of such Investment plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

          (11) loans and advances to officers, directors or employees for business- related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

          (12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in "—Certain covenants—Limitation on restricted payments";

          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain covenants—Transactions with affiliates" (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

          (14) guarantees issued in accordance with the covenants described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Future guarantors," including, without limitation, any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

          (15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

          (16) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Securitization Financing or any related Indebtedness;

          (17) Investments consisting of Permitted Securitization Facility Assets or arising as a result of a Securitization Financing;

          (18) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under "—Merger, amalgamation, consolidation or sale of all or substantially all assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (19) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

          (20) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or the Restricted Subsidiaries;

          (21) any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

          (22) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

          (23) additional Investments in joint ventures and Unrestricted Subsidiaries not to exceed the sum of (A) the greater of $500 million and 3.75% of Total Assets when made, plus (B) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (23) for so long as such Person continues to be a Restricted Subsidiary;

          (24) any Investment in fixed income or other assets by any Insurance Subsidiary consistent with customary practices of portfolio management; and

          (25) any Investment in Insurance Subsidiaries that is (i) required by law or applicable regulators or (ii) in an amount, taken together with all other Investments made pursuant to this subclause (ii) that are at the time outstanding, not to exceed the greater of $50 million and 0.5% of Total Assets.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits and other Liens granted by such Person under workmens' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for Taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   (A) Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor permitted to be Incurred pursuant to the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

            (B)  Liens securing (x) Indebtedness Incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and (y) any other Indebtedness permitted to be Incurred under the indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of the Issuer does not exceed 3.00 to 1.00; and

            (C)  Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (d), (n) (to the extent such guarantees are issued in respect of any such Indebtedness) or (p) (to the extent the Secured Leverage Ratio of the Issuer, after giving pro forma effect thereto, does not exceed 3.00 to 1.00 or is no more than such ratio immediately prior to such incurrence) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

            (D)  on and after the Acquisition Date, Liens securing all obligations in respect of the Existing Family Dollar Notes and any guarantees thereof and the Existing Family Dollar Notes Indenture;

          (7)   Liens existing (x) on the assets or property of Dollar Tree or any Subsidiary of Dollar Tree on the Issue date or (y) on the assets or property of Family Dollar or any Subsidiary of Family Dollar on the Acquisition Date (other than Liens in favor of the lenders under the Credit Agreement and Liens securing the Existing Family Dollar Notes and any guarantees thereof);

          (8)   Liens on assets, property or Equity Interests of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

          (9)   Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

          (10) Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (11) Liens securing Hedging Obligations not Incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property, if any, securing such Indebtedness, property securing other Indebtedness or cash and Cash Equivalents;

          (12) Liens on inventory or other goods and proceeds of any Person securing such Person's obligations in respect of documentary letters of credit, bank guarantees or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

          (15) Liens in favor of the Issuer or any Guarantor;

          (16) Liens on Permitted Securitization Facility Assets or the Equity Interests of any Securitization Subsidiary Incurred in connection with a Securitization Financing;

          (17) pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

          (18) Liens on the Equity Interests of Unrestricted Subsidiaries;

          (19) leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

          (20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (15) and (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after-acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount (but only to the extent the undrawn portion of such commitment was deemed to be Secured Indebtedness on such date in accordance with the definition of Secured Leverage Ratio) of the applicable Indebtedness described under clauses (6), (7), (8), (9), (15) and (25) at the time the original Lien became a Permitted Lien under the indenture, (B) unpaid accrued interest and premiums (including tender premiums), and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

          (21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer's or such Restricted Subsidiary's client at which such equipment is located;

          (22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

          (24) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

          (25) other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) (and by any Liens incurred under clause (20) hereof with respect to any refinancing, refunding, extension, renewal or replacement of any Indebtedness secured by any Lien referred to in this clause (25)) that are at that time outstanding, exceed the greater of $600 million and 4.50% of Total Assets at the time of Incurrence;

          (26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

          (27) Liens on any amounts held by a trustee (i) in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, (ii) under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or (iii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

          (28) Liens (i) arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (29) Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

          (30) Liens disclosed by the title insurance policies delivered pursuant to the Credit Agreement and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under the indenture;

          (31) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (32) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

          (33) agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Issuer or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

          (34) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof; and

          (35) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums.

        "Permitted Regulatory Sale" means the sale, divestiture, license, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of stores and other assets, properties and rights of the Issuer and/or its Subsidiaries to the extent necessary or advisable (as determined in good faith by the Issuer) to permit the satisfaction of Section 6.1(b) and Section 6.1(e) of the Acquisition Agreement.

        "Permitted Sale/LeaseBack Transaction" means (i) any Sale/Leaseback Transaction entered into prior to the Acquisition Date, (ii) any Sale/Leaseback Transaction by the Issuer or any of its Subsidiaries (including Family Dollar and its Subsidiaries) with respect to store properties, (iii) a Sale/Leaseback Transaction by the Issuer or any of its Subsidiaries (including Family Dollar and its Subsidiaries) with respect to one distribution center property per fiscal year, with aggregate net proceeds in any fiscal year not to exceed $75 million (with one year carry-forward of any unused amount of such base amount), and (iv) any other Sale/Leaseback Transaction, the proceeds of which shall constitute Net Proceeds.

        "Permitted Securitization Facility Assets" means (i) Securitization Assets, (ii) Related Assets and (iii) loans to the Issuer or any of its Subsidiaries secured by Securitization Assets (whether now existing or arising in the future) and Related Assets which are made pursuant to a Securitization Financing.

        "Person" means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with a preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody's or S&P, as the case may be.

        "Refinancing" means:

          (1)   the repayment in full of all obligations and termination of all commitments under the Credit Agreement, dated as of June 6, 2012, among Dollar Tree Stores, Inc., Dollar Tree, the guarantors parties thereto, the lenders and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified or supplemented from time to time;

          (2)   the repayment in full of all obligations and termination of all commitments under the Amended and Restated 5-Year Credit Agreement, dated as of November 13, 2013, among Family Dollar, the lenders and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified or supplemented from time to time;

          (3)   the repayment in full of all obligations and termination of all commitments under the Amended and Restated 4-Year Credit Agreement, dated as of November 13, 2013, among Family Dollar, the lenders and other financial institutions parties thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified or supplemented from time to time;

          (4)   the redemption, repurchase, defeasance and/or discharge of the Existing Dollar Tree Notes;

          (5)   the redemption, repurchase, defeasance and/or discharge of the 5.41% Series 2005-A Senior Notes, Tranche A due September 27, 2015 and the 5.24% Series 2005-A Senior Notes, Tranche B due September 27, 2015 of Family Dollar and Family Dollar, Inc.; and

          (6)   the making of effective provision to secure all of the Existing Family Dollar Notes, equally and ratably with any and all Indebtedness under the credit agreement described in clause (i) of the definition of the term "Credit Agreement," as required pursuant to the Existing Family Dollar Notes Indenture.

        "Registration Rights Agreement" means (a) with respect to the initial notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date, among Family Tree Escrow, LLC, Dollar Tree and the Initial Purchasers, and (b) with respect to each issuance of additional notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, any Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement, each as amended, modified or supplemented from time to time.

        "Related Assets" means any assets related to any Securitization Assets including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets, any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Securitization Assets or such Hedging Obligations and collections in respect of Securitization Assets or such Hedging Obligations).

        "Restricted Cash" means cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries that would appear as "restricted" on a consolidated balance sheet of the Issuer or any of the Restricted Subsidiaries.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of 2020 exchange notes," all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between any of the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Consolidated Total Indebtedness secured by a Lien.

        "Secured Leverage Ratio" means, with respect to any Person, at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the Unrestricted Cash Amount as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred.

        In the event that the Issuer or any such Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems any Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that, the Issuer may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        The Secured Leverage Ratio shall also be subject to the adjustments described in clause (2) of the third paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

        For purposes of making the computation referred to above, Investments (or series of related Investments) in excess of $25 million, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated and which are expected to have a continuing impact and are factually supportable; provided that the Non-S-X Adjustment Amount shall not exceed 20% of EBITDA for such period prior to giving effect to the Non-S-X Adjustment Amount for such period.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Securitization Assets" means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) accounts receivable (including any bills of exchange), (2) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (3) revenues related to distribution and merchandising of the products of the Issuer and its Restricted Subsidiaries, (4) intellectual property rights relating to the generation of any of the foregoing types of assets, (5) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof and (6) any other assets and property to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuer in good faith).

        "Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Securitization Financing.

        "Securitization Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey, transfer and/or pledge (either directly or through any other of the Issuer and its Subsidiaries) of Permitted Securitization Facility Assets to (a) a Securitization Subsidiary, which in turn shall sell, convey, transfer and/or pledge interests in the respective Permitted Securitization Facility Assets to any other Person in return for the cash used by such Securitization Subsidiary to acquire such Permitted Securitization Facility Assets; or (b) a bank or other financial institution, which in turn shall finance the acquisition of the Permitted Securitization Facility Assets through a commercial paper conduit or other conduit facility, or directly to a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution that will finance the acquisition of the Permitted Securitization Facility Assets through the commercial paper conduit or other conduit facility, so long as no portion of the Indebtedness or any other obligations (contingent or otherwise) under such securitization facility or facilities (i) is guaranteed by the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset (other than Permitted Securitization Facility Assets or the Equity Interests of any Securitization Subsidiary) of the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, in each case other than pursuant to Standard Securitization Undertakings.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Securitization Financing with the Issuer or any of its Subsidiaries in which the Issuer or any of its Subsidiaries makes an Investment and to which the Issuer or any of its Subsidiaries transfers Securitization Assets and Related Assets) which engages in no activities other than in connection with the financing of Securitization Assets or Related Assets of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Issuer (as provided below) as a Securitization Subsidiary and:

          (a)   with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Issuer determines in good faith to be no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer (other than pursuant to Standard Securitization Undertakings); and

          (b)   to which neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

        Any such designation by the Issuer shall be evidenced to the Trustee by filing with the Trustee an Officers' Certificate of the Issuer certifying that, to the best of such officers' knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

        "Similar Business" means any business the majority of whose revenues are derived from (x) business or activities conducted by the Issuer and its Subsidiaries on the Acquisition Date, (y) any business that is a natural outgrowth or reasonable extension, development or expansion of any business or activities conducted by the Issuer and its Subsidiaries on the Acquisition Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (z) any business that in the Issuer's good faith business judgment constitutes a reasonable diversification of businesses conducted by the Issuer and its Subsidiaries.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any of its Subsidiaries which the Issuer has determined in good faith to be reasonably customary in a securitization financing transaction, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any note, the date specified in such note as the fixed date on which the final payment of principal of such note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such note at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee; provided, however, that no guarantee of Indebtedness which Indebtedness does not itself constitute Subordinated Indebtedness shall constitute Subordinated Indebtedness.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Taxes" means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the indenture.

        "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

        "Transactions" means (a) the issuance and sale of the notes pursuant to the Offering Memorandum, (b) the entry into the Escrow Agreement and the transactions related thereto, (c) the Incurrence of Indebtedness to finance the Acquisition, the Refinancing and related costs and expenses, (d) the Refinancing and (e) the Acquisition.

        "Treasury Rate" means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 1, 2017; provided, however, that if the period from such redemption date to March 1, 2017, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Officer" means any officer within the corporate trust department of the Trustee, including any director, vice president, assistant vice president, associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of the indenture.

        "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Cash Amount" means, on any date, the lesser of (i) $400 million and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on such date in excess of $100 million.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries other than Permitted Liens described in clause (18) of the definition thereof unless otherwise permitted under the covenant described under "—Certain covenants—Limitation on restricted payments"; provided, further, however that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain covenants—Limitation on restricted payments."

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x)   (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," or (2) the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

          (y)   no Event of Default shall have occurred and be continuing.

        Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer, giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Domestic Subsidiary" means any Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary.

        "Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Book-Entry, Delivery and Form

        Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance, with the trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will be the depositary for the Global Notes. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if: (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days of that notice or (b) has ceased to be a clearing agency registered under the Exchange Act; or (2) there shall have occurred and be continuing an event of default with respect to the notes pursuant to the terms of the 2020 Notes Indentures and the 2023 Notes Indentures (together the "Indentures") and DTC requests such exchange.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in such names as the Depositary shall direct, and issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We and the trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic computerized book-entry changes, including transfers and pledges, in accounts of its Participants. This eliminates the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers, trust companies and clear corporations that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised us that, pursuant to procedures established by it: (1) upon deposit of the Global Notes, DTC or its custodian will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and (2) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes). Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described above, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the 2020 Notes Indenture or 2023 Notes Indenture, as applicable, for any purpose.

        Payments in respect of the principal of, and interest or premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indentures. Under the terms of the Indentures, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, nor any agent of ours or the trustee has or will have any responsibility or liability for: (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal, interest and additional interest, if any), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indentures, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in each Global Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 Exchange Offer

        In connection with the issuance of the old notes on February 23, 2015, we entered into registration rights agreements with the initial purchasers, which provides for the exchange offer. The exchange offer will permit eligible holders of notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that:

  •
  the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

  •
  the exchange notes bear different CUSIP numbers from the old notes;

  •
  the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

  •
  the holders of the exchange notes will not be entitled to certain rights under the registration rights agreements, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer.

        The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the 2020 Notes Indenture or 2023 Notes Indenture, as applicable.

General

        We are making the exchange offer to comply with our contractual obligations under the registration rights agreements. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

        We agreed, pursuant to the registration rights agreements, to file with the SEC a registration statement covering the exchange by us of the exchange notes for the old notes, pursuant to the exchange offer. The registration rights agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

        We will commence the exchange offer as soon as practicable after the exchange offer registration statement is declared effective by the SEC. We will keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from March 1, 2016.

        In connection with the issuance of the old notes, we have arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to limited exceptions, will not be entitled to any registration rights under the applicable registration rights agreement. See "—Consequences of Failure to Tender."

        We will be deemed to have accepted validly tendered old notes when and if we have given written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted old notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; Transferability

        We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

  •
  you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

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  you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution (within the meaning of the Securities Act) of the exchange notes;

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  you are not, or the person or entity receiving such exchange notes is not, engaged in, and you do not, or such person or entity does not, intend to engage in, a distribution (within the meaning of the Securities Act) of the exchange notes;

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  you are not, nor is any such person or entity, our "affiliate" (as such term is defined under Rule 405 under the Securities Act); and

  •
  you are not acting on behalf of any person or entity who could not truthfully make these statements.

        To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

        Any holder of old notes who is our affiliate, who is participating in or intends to participate in the exchange offer for the purpose of distributing the exchange notes, or is not acquiring the exchange notes in the ordinary course of business:

  •
  will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

        Each broker-dealer that receives exchange notes in exchange for old notes acquired for its own account through market-making or other trading activities must acknowledge that it will deliver (or, to the extent permitted by law, make available) a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will use commercially reasonable efforts to amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers.

Expiration of the Exchange Offer; Extensions; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2016, or the expiration date, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered old notes or, if any of the conditions described below under the heading "—Conditions" have not been satisfied, to terminate the exchange offer. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offer in any manner. We will give written notice of such delay, extension, termination or amendment to the exchange agent.

        If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

        Any extension, delay, termination, waiver or amendment of the exchange offer will be followed as promptly as practicable by public announcement thereof by the making of a release through an appropriate news agency, such announcement in the case of an extension to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If we delay accepting any old notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer before the acceptance of the old notes, if:

  •
  we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indentures under the Trust Indenture Act of 1939.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Eligibility; Transferability."

Procedures for Tendering

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC's ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

        Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

  •
  complete, sign and date the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        In addition, either:

  •
  the exchange agent must receive the old notes along with the letter of transmittal;

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  with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        For old notes to be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" before expiration of the exchange offer.

        The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration date. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in the owner's name; or

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  obtain a properly completed bond power from the registered holder of old notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

        If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

        A signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" (within the meaning of Rule 17A(d)-15 under the Exchange Act). Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under "—Exchange Agent."

        By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under "—Eligibility; Transferability."

DTC Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus.

        With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

        With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

        Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may still tender if:

  •
  the tender is made through an eligible guarantor institution, which is defined above under "—Procedures for Tendering";

  •
  before the expiration date, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or a properly transmitted agent's message and notice of guaranteed delivery, in each case:

  •
  setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

  •
  stating that the tender is being made by guaranteed delivery; and

    •
    guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

    •
    the exchange agent receives the properly completed and executed letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration date.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal Rights

        Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

        For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under "—Exchange Agent."

        Any notice of withdrawal must:

  •
  specify the name of the person having tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn (including the certificate number(s) of the outstanding notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC; and

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC for old notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "—Procedures for Tendering" above at any time before the expiration of the exchange offer.

        A holder may provide notice of withdrawal to the exchange agent at its offices listed under "—Exchange Agent."

Exchange Agent

        U.S. Bank National Association has been appointed as exchange agent for the exchange offer. U.S. National Bank Association also acts as trustee under the Indentures governing the exchange notes. We only accept hard copies of the letter of transmittal or presentations via ATOP through DTC. Holders should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail:	By Registered, Certified or Express Mail or by Overnight Courier:
U. S. Bank National Association	U. S. Bank National Association
Attn: Corporate Actions	Attn: Corporate Actions
111 Fillmore Avenue	111 Fillmore Avenue
St. Paul, MN 55107-1402	St. Paul, MN 55107-1402

By Facsimile
(for Eligible Institutions Only
for Guarantee of Delivery Only)

U.S. Bank National Association
Facsimile: 651-466-7367
Confirm By Telephone:
800-934-6802

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees; and

  •
  our printing and mailing costs.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes for exchange notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes so exchanged;

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes for exchange notes in the exchange offer.

        If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

        We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Tender

        All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the Indentures. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

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  to us (upon redemption thereof or otherwise);

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  pursuant to a registration statement which has been declared effective under the Securities Act;

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  for so long as the old notes are eligible for resale pursuant to Rule l44A, to a person the holder of the old notes and any person acting on its behalf reasonably believes is a "qualified institutional buyer" as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A;

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  for so long as the old notes are eligible for resale pursuant to Regulation S of the Securities Act, in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, in each case if notice is given to purchasers that the transfer is being made in reliance on Regulation S; or

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  pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

        Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of old notes.

Governing Law

        The Indentures, the exchange notes and old notes are governed by, and construed in accordance with, the laws of the State of New York.

Information Regarding the Registration Rights Agreements

        As noted above, we are effecting the exchange offer to comply with the registration rights agreements. The registration rights agreements require us to:

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  file a registration statement on an appropriate registration form with respect to registered offers to exchange the old notes for exchange notes;

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  use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act; and

  •
  under certain circumstances, use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the old notes and to keep that shelf registration statement effective until the earliest of the second anniversary of the Family Dollar acquisition closing date, the date on which the old notes can be sold by a holder in compliance of Rule 144 without regard to volume restrictions and the date on which all old notes covered by the shelf registration statement are disposed of in accordance therewith.

        The requirements described in the first two bullets above under the registration rights agreement will be satisfied when we complete the exchange offer.

        In the event that (1) the registration statement of which this prospectus constitutes a part is not declared effective on or prior to the 365th day after the Family Dollar acquisition closing date, (2) we do not consummate the exchange offer within 40 business days following the 365th day after the Family Dollar acquisition closing date, (3) if a shelf registration statement is required and is not declared effective on or prior to the 365th day after the Family Dollar acquisition closing date or 90 days after a shelf registration demand is delivered, whichever is later, or (4) if applicable, a shelf registration statement covering resales of the old notes has been declared effective and such shelf registration statement thereafter ceases to be effective or the prospectus contained therein ceases to be usable, then additional interest shall accrue on the principal amount of the old notes that are "registrable securities" at a rate of 0.25% per annum for the first 90-day period and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum), until the second anniversary of the Family Dollar acquisition closing date or if earlier, when the registration statement which this prospectus constitutes a part is declared effective, the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable.

        Under the registration rights agreement, we have also agreed to keep the registration statement for the exchange offer effective for 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

        Our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, we may be required to file a shelf registration agreement for a continuous offer in connection with the old notes.

 Certain U.S. Federal Income Tax Considerations

        The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the "IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

        This discussion only applies to holders that are beneficial owners of old notes that purchased old notes in the initial offering at their original "issue price" (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such old notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations that may be relevant to subsequent purchasers of old notes or exchange notes. This discussion does not purport to address all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their particular circumstances or status or that may be relevant to holders subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market tax treatment, insurance companies, entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes, United States expatriates, tax-exempt organizations, persons liable for the alternative minimum tax, U.S. holders that have a functional currency other than the United States dollar, "controlled foreign corporations," "passive foreign investment companies" or persons who hold old notes as part of a straddle, hedge, conversion or other risk reduction transaction or integrated investment). This discussion does not address any state, local or foreign income tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds old notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding old notes should consult their tax advisors regarding the tax consequences to them of exchanging old notes for exchange notes in the exchange offer.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer

        The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of exchange notes in the exchange offer, your basis in the exchange notes received in the exchange offer will be the same as your basis in the old notes surrendered in exchange therefor immediately before the exchange, and your holding period in the exchange notes will include your holding period in the old notes surrendered in exchange therefor.

 Plan of Distribution

        Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer upon request for use in connection with any such resale until 180 days after the expiration date of the exchange offer.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Pursuant to the registration rights agreements, we have agreed to pay certain expenses incident to this exchange offer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 Legal Matters

        The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Williams Mullen as to all matters governed by the laws of the State of North Carolina, the State of Delaware and the Commonwealth of Virginia.

Experts

        The consolidated financial statements of Dollar Tree, Inc. as of January 30, 2016 and January 31, 2015 and for each of the years in the three year period ended January 30, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of January 30, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report, dated March 28, 2016, on the effectiveness of internal control over financial reporting as of January 30, 2016, contains an explanatory paragraph that states the Company acquired Family Dollar Stores, Inc. ("Family Dollar") during 2015, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of January 30, 2016, Family Dollar's internal control over financial reporting associated with total assets of $12,429.2 million and total revenues of $6,162.0 million included in the consolidated financial statements of the Company as of and for the year ended January 30, 2016. The audit report of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Family Dollar.

        The financial statements of Family Dollar Stores, Inc. as of August 30, 2014 and for the fiscal year ended August 30, 2014 incorporated in this prospectus by reference to Dollar Tree, Inc.'s Current Report on Form 8-K dated May 5, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOLLAR TREE, INC.

OFFER TO EXCHANGE
$ 750,000,000 5.250% NOTES DUE 2020
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
5.250% NOTES DUE 2020
REGISTERED UNDER THE SECURITIES ACT

$2,500,000,000 5.750% NOTES DUE 2023
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
5.750% NOTES DUE 2023
REGISTERED UNDER THE SECURITIES ACT

PROSPECTUS

                        , 2016

DOLLAR TREE, INC.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The following summarizes the limitations of liability and/or certain indemnification rights provided for in the applicable statutes and organizational documents of the registrants. These summaries are general and do not purport to be complete and are qualified in their entirety by reference to the complete text of the relevant statutes and the organizational documents referred to below.

Virginia Registrants

        Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia as amended (the "Virginia Code"), stipulates that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against the reasonable expenses incurred in connection with the proceeding. The Virginia Code permits a corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with signed written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she did not meet the relevant standard of conduct. A corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. To meet the relevant standard of conduct, the Virginia Code provides that the director or officer must have believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, that his or her conduct was at least not opposed to its best interests. In the case of any criminal proceeding, the director or officer must not have had reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

        Section 13.1-1009 of the Virginia Limited Liability Company Act (the "VALLCA") permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

(a)    Dollar Tree, Inc. is incorporated under the laws of Virginia.

        The articles of incorporation of Dollar Tree (the "Dollar Tree charter") provides that, to the full extent that applicable law permits the limitation or elimination of the liability of directors and officers, no director or officer of Dollar Tree made a party to any proceeding shall be liable to Dollar Tree or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of Dollar Tree's charter.

        The Dollar Tree charter provides that, to the full extent permitted by applicable law, Dollar Tree will indemnify any past or current director or officer of Dollar Tree who was or is a party to any proceeding, including a proceeding brought by or in the right of Dollar Tree or brought by or on behalf of the stockholders of Dollar Tree, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. To the same extent, the board is empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and to advance or reimburse his expenses in respect to any proceedings arising from any act or omission, whether occurring before or after the execution of such contract. Indemnification is limited to all proceedings commenced after the effective date of the Dollar Tree charter that arise from any act or omission, whether occurring before or after such effective date. Dollar Tree maintains a standard policy of officers' and directors' liability insurance.

(b)    Dollar Tree Air, Inc., Dollar Tree Distribution, Inc., Dollar Tree Management, Inc., Dollar Tree Properties, Inc. and Dollar Tree Stores, Inc. are incorporated under the laws of Virginia.

        The articles of incorporation of each of Dollar Tree Air, Inc., Dollar Tree Distribution, Inc., Dollar Tree Management, Inc., Dollar Tree Properties, Inc. and Dollar Tree Stores, Inc provide that, to the full extent that applicable law permits the limitation or elimination of the liability of directors and officers, no director or officer of the corporation made a party to any proceeding shall be liable to the corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of such articles of incorporation. The articles of incorporation of each entity further provide that, to the full extent permitted by applicable law, the corporation will indemnify any past or current director of the corporation who was or is a party to any proceeding, including a proceeding brought by or in the right the corporation or brought by or on behalf of the stockholders of the corporation, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. To the same extent, the board is empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and to advance or reimburse his expenses in respect to any proceedings arising from any act or omission, whether occurring before or after the execution of such contract. Indemnification is limited to all proceedings commenced after the effective date of the applicable articles of incorporation that arise from any act or omission, whether occurring before or after such effective date.

(c)    Family Dollar Stores of Arizona, Inc., Family Dollar Stores of Colorado, Inc., Family Dollar Stores of Connecticut, Inc., Family Dollar Stores of D.C., Inc., Family Dollar Stores of Iowa, Inc., Family Dollar Stores of Louisiana, Inc., Family Dollar Stores of Maryland, Inc., Family Dollar Stores of Massachusetts, Inc. Family Dollar Stores of Michigan, Inc., Family Dollar Stores of Mississippi, Inc., Family Dollar Stores of Nevada, Inc., Family Dollar Stores of New Mexico, Inc., Family Dollar Stores of New York, Inc., Family Dollar Stores of North Carolina, Inc., Family Dollar Stores of North Dakota, Inc., Family Dollar Stores of Ohio, Inc., Family Dollar Stores of Rhode Island, Inc., Family Dollar Stores of South Dakota, Inc., Family Dollar Stores of Tennessee, Inc., Family Dollar Stores of Vermont, Inc., Family Dollar Stores of West Virginia, Inc., Family Dollar Stores of Wisconsin, Inc. and Family Dollar Stores of Wyoming, Inc. are incorporated under the laws of Virginia.

        The articles of incorporation of each of Family Dollar Stores of Arizona, Inc., Family Dollar Stores of Colorado, Inc., Family Dollar Stores of Connecticut, Inc., Family Dollar Stores of D.C., Inc., Family

Dollar Stores of Iowa, Inc., Family Dollar Stores of Louisiana, Inc., Family Dollar Stores of Maryland, Inc., Family Dollar Stores of Massachusetts, Inc. Family Dollar Stores of Michigan, Inc., Family Dollar Stores of Mississippi, Inc., Family Dollar Stores of Nevada, Inc., Family Dollar Stores of New Mexico, Inc., Family Dollar Stores of New York, Inc., Family Dollar Stores of North Carolina, Inc., Family Dollar Stores of North Dakota, Inc., Family Dollar Stores of Ohio, Inc., Family Dollar Stores of Rhode Island, Inc., Family Dollar Stores of South Dakota, Inc., Family Dollar Stores of Tennessee, Inc., Family Dollar Stores of Vermont, Inc., Family Dollar Stores of West Virginia, Inc., Family Dollar Stores of Wisconsin, Inc. and Family Dollar Stores of Wyoming provide that no officer or director of the corporation will be liable for any amount of monetary damages to the corporation or its shareholders arising out of a single transaction, occurrence or course of conduct, for breach of fiduciary duty or otherwise to the fullest extent permitted by law, unless an officer or director engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law.

        The bylaws of each of Family Dollar Stores of Arizona, Inc., Family Dollar Stores of Colorado, Inc., Family Dollar Stores of Connecticut, Inc., Family Dollar Stores of D.C., Inc., Family Dollar Stores of Iowa, Inc., Family Dollar Stores of Louisiana, Inc., Family Dollar Stores of Maryland, Inc., Family Dollar Stores of Massachusetts, Inc. Family Dollar Stores of Michigan, Inc., Family Dollar Stores of Mississippi, Inc., Family Dollar Stores of Nevada, Inc., Family Dollar Stores of New Mexico, Inc., Family Dollar Stores of New York, Inc., Family Dollar Stores of North Carolina, Inc., Family Dollar Stores of North Dakota, Inc., Family Dollar Stores of Ohio, Inc., Family Dollar Stores of Rhode Island, Inc., Family Dollar Stores of South Dakota, Inc., Family Dollar Stores of Tennessee, Inc., Family Dollar Stores of Vermont, Inc., Family Dollar Stores of West Virginia, Inc., Family Dollar Stores of Wisconsin, Inc. and Family Dollar Stores of Wyoming provide that each corporation will indemnify any past or current director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action to which he was or is a party or is threatened to be made a party by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in the manner he believed to be in or not opposed to the best interests of the corporation (and in any criminal action, had no reasonable cause to believe the conduct was unlawful), and provided, with respect to threatened, pending or completed actions by or in the right of the corporation, no indemnification will be provided if such indemnified party is found to be liable for negligence or engaged in misconduct in the performance of his duty to the corporation unless a court determines indemnification, in light of all the circumstances of the case, is fair and reasonable.

(c)    Dollar Tree Sourcing Company, LLC, Dollar Tree Ollie's LLC, DT Realty, LLC and DT Retail Properties, LLC are limited liability companies under the laws of Virginia.

        The operating agreement of Dollar Tree Ollie's LLC, provides that, to the full extent permitted by applicable law, no member or manager of the company made a party to any proceeding will be liable to the company or a member for monetary damages arising out of any transaction, occurrence or course of conduct, and further provides that, to the fullest extent permitted by applicable law, the company will indemnify any member or manager who was or is a party to any proceeding, including a proceeding brought by or in the right of the company or brought by or on behalf of a member, against any liability incurred by him in connection with the proceeding.

        The operating agreement of each of Dollar Tree Sourcing Company, LLC, DT Realty, LLC, and DT Retail Properties, LLC, provides that, in any proceeding brought by or in the right of the company or brought by or on behalf of the member, a manager or officer of the company or any of its affiliates will not be liable to the company or its member for any monetary damages arising out of any transaction, occurrence or course of conduct, unless the manager, officer or affiliate is adjudged to have engaged in willful misconduct or a knowing violation of the criminal law.

        The operating agreement of each of Dollar Tree Sourcing Company, LLC, DT Realty, LLC, and DT Retail Properties, LLC, further provides that the company will indemnify any past or current manager or officer of the company against expenses, judgments, fines, penalties, awards, costs, amounts paid in settlements and liability of all kinds actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action to which he was or is a party or is threatened to be made a party by reason of the fact that he is or was a manager or officer of the company or is or was serving at the request of the company as a director, officer, manager, employee or agent of another entity or as a fiduciary with respect to an employee benefit plan, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the company (and in any criminal action, had no reasonable cause to believe the conduct was unlawful), and provided no indemnification will be provided if such indemnified party is found liable to the company for willful misconduct or a knowing violation of the criminal law in the performance of his duties to the company unless a court determines indemnification, in light of all the circumstances of the case, is fair and reasonable.

(d)    Family Dollar Distribution, LLC, Family Dollar Stores of Alabama, LLC, Family Dollar Stores of Arkansas, LLC, Family Dollar Stores of Delaware, LLC, Family Dollar Stores of Florida, LLC, Family Dollar Stores of Georgia, LLC, Family Dollar Stores of Missouri, LLC, Family Dollar Stores of New Jersey, LLC, Family Dollar Stores of Oklahoma, LLC, Family Dollar Stores of Pennsylvania, LLC, Family Dollar Stores of South Carolina, LLC, Family Dollar Stores of Texas, LLC, Family Dollar Utah DC, LLC, FD Beach Blvd, LLC and FD Retail Properties, LLC are limited liability companies under the laws of Virginia.

        The operating agreement of each of Family Dollar Stores of Alabama, LLC, Family Dollar Stores of Arkansas, LLC, Family Dollar Stores of Delaware, LLC, Family Dollar Stores of Florida, LLC, Family Dollar Stores of Georgia, LLC, Family Dollar Stores of Missouri, LLC, Family Dollar Stores of New Jersey, LLC, Family Dollar Stores of Oklahoma, LLC, Family Dollar Stores of Pennsylvania, LLC, Family Dollar Stores of South Carolina, LLC and FD Retail Properties, LLC provides that to the fullest extent authorized by applicable law, the company will indemnify and hold harmless the member, and each officer, authorized agent and employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, officer, authorized agent or employee of the company.

        The operating agreement of each of Family Dollar Distribution, LLC, Family Dollar Stores of Texas, LLC, Family Dollar Utah DC, LLC, and FD Beach Blvd, LLC, provides the company will indemnify each person made or threatened to be made a party to any action, suit or proceeding by reason of the fact the person was a director, manager, officer, employee, agent or member of the company or was serving at the request of the company as a director, governor, manager, officer, partner, trustee, employee, agent or trustee or any other entity against all expense, liability and loss actually and reasonably incurred by the person to the fullest extent permitted by applicable law.

        The operating agreement of each of Family Dollar Distribution, LLC, Family Dollar Stores of Texas, LLC, Family Dollar Utah DC, LLC, and FD Beach Blvd, LLC, further provides that no director, manager, member, officer, employee or agent of the company will be liable, accountable or responsible in damages or otherwise to the company or any member for an action or omission within the scope of the person's authority unless the action or omission was performed in bad faith or constituted gross negligence, fraud, or a breach of fiduciary duty.

Delaware Registrants

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "DULPA") provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Section 17-303 of the DULPA provides that a limited partner is not liable for the obligations of a limited partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner does participate in the control of the business, he or she is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

(a)    DTD Tennessee, Inc., Greenbrier International, Inc., Family Dollar Stores, Inc. and FD Spinco II, Inc. are incorporated under the laws of Delaware.

        The certificate of incorporation of DTD Tennessee, Inc. provides that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) as provided under Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.

        The certificate of incorporation of Greenbrier International, Inc. provides that to the full extent that applicable law permits the limitation or elimination of the liability of a past or current director or officer of the corporation, no such director or officer shall be liable to the corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct. The certificate of incorporation also provides that to the fullest extent permitted by applicable law, the corporation will indemnify any such director or officer who was or is a party any proceeding, including a proceeding brought by or in the right of the corporation or brought by or on behalf of the stockholders of the corporation, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. To the same extent, the board is empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and to advance or reimburse his expenses in respect to any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

        The certificate of incorporation of Family Dollar Stores, Inc. provides a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) as provided under Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. The certificate of incorporation also provides that, that to the fullest extent permitted applicable law, the corporation will indemnify any such person who was or is a party to any action by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person.

        The certificate of incorporation of FD Spinco II, Inc. provides that to the fullest extent permitted by applicable law, no director of the corporation will be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

(b)    Family Dollar Merchandising, L.P. is a limited partnership under the laws of Delaware.

        The limited partnership agreement of Family Dollar Merchandising, L.P. provides that no partner, person acting on behalf of a partner, or officer of the partnership will have any liability in damages or otherwise to the partnership or to any partner for any loss, damage, cost, liability or expense incurred by reason of or caused by any act or omission by such person except for (i) when the person knew at the time of the act or omission that it was in conflict with the interests of the partnership, (ii) any acts or omissions taken in bad faith or that involve intentional misconduct or a knowing violation of law, or (iii) a willful breach of the partnership agreement.

        The limited partnership agreement of Family Dollar Merchandising, L.P., further provides that the partnership will indemnify and hold harmless to the greatest extent permitted by applicable law any partner, any officer of the partnership, and any officer or director of any partner for any judgments, settlements, penalties, fines, expenses and attorneys' fees incurred by reason of or arising out of any action or inaction on behalf of the partnership or in further of the interest of the partnership except for (i) when the person knew at the time of the act or omission that it was in conflict with the interests of the partnership, (ii) any acts or omissions taken in bad faith or that involve intentional misconduct or a knowing violation of law.

North Carolina Registrants

        Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

        Section 57D-3-31 of the North Carolina Limited Liability Company Act (the "NCLLCA") provides that a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, manager, or other company official if the person also is or was an interest owner at the time to which the claim relates and was acting within the person's scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under Section 57D-3-21 of the NCLLCA, as modified or eliminated by the operating agreement or (ii) otherwise imposed by the NCLLCA or other applicable law.

        Section 59-303 of the North Carolina Revised Uniform Limited Partnership Act (the "NCULPA") provides that a limited partner is not liable for the obligations of a limited partnership by reason of being a limited partner and does not become liable for obligations of a limited partnership by participating in the management or control of the business.

(a)    Family Dollar Holdings, Inc., Family Dollar IP Co., Family Dollar Operations, Inc., Family Dollar Services, Inc., Family Dollar Stores of Virginia, Inc., Family Dollar Trucking, Inc. and Family Dollar, Inc. are incorporated under the laws of North Carolina.

        The articles of incorporation of each of Family Dollar Holdings, Inc. and Family Dollar, Inc. provide that to the fullest extent permitted by applicable law, no directors of the corporation will be liable to the corporation or its shareholders for monetary damages for activities performed in connection with the organization of the corporation. The articles of incorporation of each of Family Dollar Operations, Inc., Family Dollar Services, Inc. and Family Dollar Trucking, Inc. provide that to the fullest extent permitted by applicable law, the corporation shall indemnify all persons whom it has power to indemnify against all expenses, liabilities or other matters, both as to action in his official capacity and as to action in another capacity while holding office, and also provide that the personal liability of directors of the corporation is eliminated to the fullest extent permitted by applicable law. The bylaws of each of Family Dollar Holdings, Inc., Family Dollar Operations, Inc., Family Dollar Services, Inc., Family Dollar Trucking, Inc. and Family Dollar, Inc. provide that the corporation shall indemnify its current or past directors and officers, to the fullest extent permitted by applicable law, against (a) reasonable expense, including attorneys' fees, actually incurred in connection with any action, seeking to hold him liable by reason of the fact that he is or was acting in such capacity and (b) reasonable payments made by him in satisfaction of any judgment, fine, penalty or settlement for which he may have become liable in any such action. The corporation will not indemnify any person on account of such person's activities which were at the time taken known or believed to be clearly in conflict with the best interests of the corporation or as a result of any improper benefit realized by such person.

        The articles of incorporation Family Dollar IP Co., provide that to the fullest extent permitted by applicable law, no officer or director of the corporation will be liable for any amount of monetary damages to the corporation or its shareholders arising out of a single transaction, occurrence or course of conduct, for breach or otherwise. The articles of incorporation of Family Dollar Stores of Virginia, Inc. do not contain any provision relating to indemnification. The bylaws of each of Family Dollar IP Co. and Family Dollar Stores of Virginia, Inc. provide that the corporation will indemnify any past or current director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action (other than an action by or in the right of the corporation) to which he was or is a party or is threatened to be made a party by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation, if he acted in good faith and in the manner he believed to be in or not opposed to the best interests of the corporation (and in any criminal action, had no reasonable cause to believe the conduct was unlawful). In addition, the bylaws of each of Family Dollar IP Co. and Family Dollar Stores of Virginia, Inc. provide that the corporation will indemnify any past or current director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, if he acted in good faith and in the manner he believed to be in or not opposed to the best interests of the corporation, provided no indemnification will be provided if such indemnified party is found to be negligent or engaged in misconduct in the performance of his duty to the corporation unless a court determines indemnification, in light of all the circumstances of the case, is fair and reasonable.

(b)    Family Dollar GC, LLC, Midwood Brands, LLC and Matthews Real Estate Holdings LLC are limited liability companies under the laws of North Carolina.

        The operating agreement of each of Family Dollar GC, LLC and Midwood Brands, LLC provides that to the maximum extent permitted by applicable law, the manager will not be liable to the company or any other third party (i) for mistakes of judgment, (ii) any act or omission suffered or taken by the manager or (iii) for losses due to any such mistakes, action or inaction. It further provides that except as restricted by applicable law, the manager is not liable for and the company will indemnify the manager against all liabilities and claims against the manager arising from the manager's performance of its duties under the agreement.

        The operating agreement of Matthews Real Estate Holding LLC provides that to the fullest extent authorized by applicable law, the company will indemnify and hold harmless the member, and each officer, authorized agent and employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, officer, authorized agent or employee of the company

(c)    Family Dollar Stores of Indiana, LP, Family Dollar Stores of Kentucky, LP, and Monroe Road Holdings LP are limited partnerships under the laws of North Carolina.

        The limited partnership agreement of each of Family Dollar Stores of Indiana, L.P. and Family Dollar Stores of Kentucky, LP provides that no partner or officer of the partnership will have liability in damages or otherwise to the partnership or to any partner for any loss, damage, cost, liability or expense incurred by reason of any act or omission by such person except for acts or omissions that such person knew at the time was clearly in conflict with the interest of the partnership, acts or omissions not in good faith or that involved intentional misconduct or knowing violation of law, or a willful breach of the partnership agreement. The limited partnership agreement of each of Family Dollar Stores of Indiana, L.P. and Family Dollar Stores of Kentucky, LP further provides that the partnership will indemnify and hold harmless any partner and any officer or director of any partner and any officer of the partnership to the extent permitted by law for any judgments, settlements, penalties, fines, expenses and attorneys' fees incurred by reason of or arising out of any action or omission on behalf of or in furtherance of the interest of the partnership, and may also advance expenses to such person upon a determination to do so by a majority in interest of the partners other than the partner seeking such advance. Such indemnification is to be satisfied out of the partnership assets only and no partner is obligated to make additional capital contributions to satisfy such indemnification obligations.

        The limited partnership agreement of Monroe Road Holdings LP provides that to the fullest extent permitted by law, the partnership will indemnify and hold harmless the general partner and its partners, officers, directors, agents and employees against all costs, losses, damages, liabilities, including legal fees, suffered by reason of any act or omission arising out of or in connection with the partnership or the limited partnership agreement, or claims or actions, whether actual or threatened, in which such person may be involved, arising out or in connection with service to or management of the affairs or assets of the partnership, provided that such person's acts, omissions or alleged acts or omissions were not made in bad faith or did not constitute gross negligence, willful misconduct or fraud and any such amount shall be paid by the partnership to the extent assets are available, but the limited partner shall not have any personal liability to the general partner on account of such loss, damage or expense.

Item 21.    Exhibits

Exhibit No.		Description of Exhibit
3.1		Articles of Incorporation of Dollar Tree (as amended) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dollar Tree dated June 20, 2013)

3.2		Bylaws of Dollar Tree (as amended) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dollar Tree dated July 6, 2015)

3.3	*	Articles of Incorporation of Dollar Tree Air, Inc.

3.4	*	Bylaws of Dollar Tree Air, Inc.

3.5	*	Articles of Incorporation of Dollar Tree Distribution, Inc.

3.6	*	Bylaws of Dollar Tree Distribution, Inc. (as amended,

3.7	*	Articles of Incorporation of Dollar Tree Management, Inc.

3.8	*	Bylaws of Dollar Tree Management, Inc.

3.9	*	Articles of Incorporation of Dollar Tree Properties, Inc.

3.10	*	Bylaws of Dollar Tree Properties, Inc.

3.11	*	Articles of Organization of Dollar Tree Sourcing Company, LLC

3.12	*	Operating Agreement of Dollar Tree Sourcing Company, LLC

3.13	*	Third Restated Articles of Incorporation of Dollar Tree Stores, Inc. (as amended)

3.14	*	Third Restated Bylaws of Dollar Tree Stores, Inc. (as amended)

3.15	*	Articles of Organization of Dollar Tree Ollie's, LLC

3.16	*	Operating Agreement of Dollar Tree Ollie's, LLC (as amended)

3.17	*	Articles of Organization of DT Realty, LLC

3.18	*	Operating Agreement of DT Realty, LLC

3.19	*	Articles of Organization of DT Retail Properties, LLC

3.20	*	Operating Agreement of DT Retail Properties, LLC

3.21	*	Certificate of Incorporation of DTD Tennessee, Inc.

3.22	*	Bylaws of DTD Tennessee, Inc.

3.23	*	Certificate of Incorporation of Greenbrier International, Inc.

3.24	*	Bylaws of Greenbrier International, Inc.

3.25	*	Amended and Restated Articles of Organization of Family Dollar Distribution, LLC

3.26	*	Amended and Restated Operating Agreement of Family Dollar Distribution, LLC

3.27	*	Articles of Organization of Family Dollar GC, LLC

3.28	*	Operating Agreement of Family Dollar GC, LLC

3.29	*	Articles of Incorporation of Family Dollar Holdings, Inc.

3.30	*	Bylaws of Family Dollar Holdings, Inc.

3.31	*	Articles of Incorporation of Family Dollar IP Co.

3.32	*	Bylaws of Family Dollar IP Co.

3.33	*	Certificate of Limited Partnership of Family Dollar Merchandising, L.P.

Exhibit No.		Description of Exhibit

3.34	*	Limited Partnership Agreement of Family Dollar Merchandising, L.P.

3.35	*	Articles of Incorporation of Family Dollar Operations, Inc. (as amended)

3.36	*	Bylaws of Family Dollar Operations, Inc.

3.37	*	Articles of Incorporation of Family Dollar Services, Inc. (as amended)

3.38	*	Bylaws of Family Dollar Services, Inc.

3.39	*	Articles of Organization of Family Dollar Stores of Alabama, LLC

3.40	*	Operating Agreement of Family Dollar Stores of Alabama, LLC

3.41	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Arizona, Inc.

3.42	*	Amended and Restated Bylaws of Family Dollar Stores of Arizona, Inc.

3.43	*	Articles of Organization of Family Dollar Stores of Arkansas, LLC

3.44	*	Operating Agreement of Family Dollar Stores of Arkansas, LLC

3.45	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Colorado, Inc.

3.46	*	Amended and Restated Bylaws of Family Dollar Stores of Colorado, Inc.

3.47	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Connecticut, Inc.

3.48	*	Amended and Restated Bylaws of Family Dollar Stores of Connecticut, Inc.

3.49	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of D.C., Inc.

3.50	*	Amended and Restated Bylaws of Family Dollar Stores of D.C., Inc.

3.51	*	Articles of Organization of Family Dollar Stores of Delaware, LLC

3.52	*	Operating Agreement of Family Dollar Stores of Delaware, LLC

3.53	*	Articles of Organization of Family Dollar Stores of Florida, LLC

3.54	*	Operating Agreement of Family Dollar Stores of Florida, LLC

3.55	*	Articles of Organization of Family Dollar Stores of Georgia, LLC

3.56	*	Operating Agreement of Family Dollar Stores of Georgia, LLC

3.57	*	Certificate of Domestic Limited Partnership of Family Dollar Stores of Indiana, LP

3.58	*	Partnership Agreement of Family Dollar Stores of Indiana, LP (as amended)

3.59	*	Articles of Incorporation of Family Dollar Stores of Iowa, Inc.

3.60	*	Bylaws of Family Dollar Stores of Iowa, Inc.

3.61	*	Certificate of Domestic Limited Partnership of Family Dollar Stores of Kentucky, LP

3.62	*	Limited Partnership Agreement of Family Dollar Stores of Kentucky, LP

3.63	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Louisiana, Inc.

3.64	*	Amended and Restated Bylaws of Family Dollar Stores of Louisiana, Inc.

3.65	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Maryland, Inc.

3.66	*	Amended and Restated Bylaws of Family Dollar Stores of Maryland, Inc.

3.67	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Massachusetts, Inc.

Exhibit No.		Description of Exhibit

3.68	*	Amended and Restated Bylaws of Family Dollar Stores of Massachusetts, Inc.

3.69	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Michigan, Inc.

3.70	*	Amended and Restated Bylaws of Family Dollar Stores of Michigan, Inc.

3.71	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Mississippi, Inc.

3.72	*	Amended and Restated Bylaws of Family Dollar Stores of Mississippi, Inc.

3.73	*	Articles of Organization of Family Dollar Stores of Missouri, LLC

3.74	*	Operating Agreement of Family Dollar Stores of Missouri, LLC

3.75	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Nevada, Inc.

3.76	*	Amended and Restated Bylaws of Family Dollar Stores of Nevada, Inc.

3.77	*	Articles of Organization of Family Dollar Stores of New Jersey, LLC

3.78	*	Operating Agreement of Family Dollar Stores of New Jersey, LLC

3.79	*	Articles of Incorporation of Family Dollar Stores of New Mexico, Inc.

3.80	*	Bylaws of Family Dollar Stores of New Mexico, Inc.

3.81	*	Articles of Incorporation of Family Dollar Stores of New York, Inc.

3.82	*	Bylaws of Family Dollar Stores of New York, Inc.

3.83	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of North Carolina, Inc.

3.84	*	Amended and Restated Bylaws of Family Dollar Stores of North Carolina, Inc.

3.85	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of North Dakota, Inc.

3.86	*	Amended and Restated Bylaws of Family Dollar Stores of North Dakota, Inc.

3.87	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Ohio, Inc.

3.88	*	Amended and Restated Bylaws of Family Dollar Stores of Ohio, Inc.

3.89	*	Articles of Organization of Family Dollar Stores of Oklahoma, LLC

3.90	*	Operating Agreement of Family Dollar Stores of Oklahoma, LLC

3.91	*	Articles of Organization of Family Dollar Stores of Pennsylvania, LLC

3.92	*	Operating Agreement of Family Dollar Stores of Pennsylvania, LLC

3.93	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Rhode Island, Inc.

3.94	*	Amended and Restated Bylaws of Family Dollar Stores of Rhode Island, Inc.

3.95	*	Articles of Organization of Family Dollar Stores of South Carolina, LLC

3.96	*	Operating Agreement of Family Dollar Stores of South Carolina, LLC

3.97	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of South Dakota, Inc.

3.98	*	Amended and Restated Bylaws of Family Dollar Stores of South Dakota, Inc.

3.99	*	Articles of Incorporation of Family Dollar Stores of Tennessee, Inc.

Exhibit No.		Description of Exhibit

3.100	*	Bylaws of Family Dollar Stores of Tennessee, Inc.

3.101	*	Amended and Restated Articles of Organization of Family Dollar Stores of Texas, LLC

3.102	*	Amended and Restated Operating Agreement of Family Dollar Stores of Texas, LLC

3.103	*	Articles of Incorporation of Family Dollar Stores of Vermont, Inc.

3.104	*	Bylaws of Family Dollar Stores of Vermont, Inc.

3.105	*	Articles of Incorporation of Family Dollar Stores of Virginia, Inc.

3.106	*	Amended and Restated Bylaws of Family Dollar Stores of Virginia, Inc.

3.107	*	Articles of Incorporation of Family Dollar Stores of West Virginia, Inc.

3.108	*	Bylaws of Family Dollar Stores of West Virginia, Inc.

3.109	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Wisconsin, Inc.

3.110	*	Amended and Restated Bylaws of Family Dollar Stores of Wisconsin, Inc.

3.111	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Wyoming, Inc.

3.112	*	Amended and Restated Bylaws of Family Dollar Stores of Wyoming, Inc.

3.113	*	Amended and Restated Certificate of Incorporation of Family Dollar Stores, Inc.

3.114	*	Amended and Restated Bylaws of Family Dollar Stores, Inc.

3.115	*	Articles of Incorporation of Family Dollar Trucking, Inc. (as amended)

3.116	*	Bylaws of Family Dollar Trucking, Inc.

3.117	*	Amended and Restated Articles of Organization of Family Dollar Utah DC, LLC

3.118	*	Amended and Restated Operating Agreement of Family Dollar Utah DC, LLC

3.119	*	Articles of Incorporation of Family Dollar, Inc.

3.120	*	Bylaws of Family Dollar, Inc. (as amended)

3.121	*	Amended and Restated Articles of Organization of FD Beach Blvd., LLC

3.122	*	Amended and Restated Operating Agreement of FD Beach Blvd., LLC

3.123	*	Articles of Organization of FD Retail Properties, LLC

3.124	*	Operating Agreement of FD Retail Properties, LLC

3.125	*	Certificate of Incorporation of FD Spinco II, Inc.

3.126	*	Bylaws of FD Spinco II, Inc.

3.127	*	Articles of Organization of Matthews Real Estate Holdings LLC

3.128	*	Operating Agreement of Matthews Real Estate Holdings LLC

3.129	*	Articles of Organization of Midwood Brands, LLC

3.130	*	Operating Agreement of Midwood Brands, LLC

3.131	*	Certificate of Domestic Limited Partnership of Monroe Road Holdings LP

3.132	*	Limited Partnership Agreement of Monroe Road Holdings LP

Exhibit No.		Description of Exhibit
4.1		Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020 (incorporated herein by reference to Exhibit 4.1 on our Current Report on Form 8-K, filed on February 23, 2015)

4.2		First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020 (incorporated herein by reference to Exhibit 4.1 on our Current Report on Form 8-K, filed on July 8, 2015)

4.3		Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023 (incorporated herein by reference to Exhibit 4.2 on our Current Report on Form 8-K, filed on February 23, 2015)

4.4		First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023 (incorporated herein by reference to Exhibit 4.2 on our Current Report on Form 8-K, filed on July 8, 2015)

4.5	*	Second Supplemental Indenture, dated as of January 25, 2016, among Matthews Real Estate Holdings LLC, Monroe Road Holdings LP, FD Spinco, Inc., FD Spinco II, Inc. and FD Retail Properties, LLC, as the New Guarantors, Dollar Tree, Inc., and U.S. Bank National Association, as trustee, to the Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020

4.6	*	Second Supplemental Indenture, dated as of January 25, 2016 among Matthews Real Estate Holdings LLC, Monroe Road Holdings LP, FD Spinco, Inc. FD Spinco II, Inc. and FD Retail Properties, LLC, as the New Guarantors, Dollar Tree, Inc., and U.S. Bank National Association, as trustee, to the Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023

4.7		In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K, certain instruments relating to long-term obligations of the Registrant have been omitted but will be furnished to the Commission upon request.

5.1	*	Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2	*	Legal Opinion of Williams Mullen

12.1	*	Computation of Ratio of Earnings to Fixed Charges
23.1	*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2	*	Consent of Williams Mullen (contained in Exhibit 5.2)

23.4	*	Consent of KPMG LLP

23.5	*	Consent of PricewaterhouseCoopers LLP

24.1	*	Power of Attorney (included on signature pages attached hereto)

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association

99.1	*	Form of Letter of Transmittal

Exhibit No.		Description of Exhibit
99.2	*	Form of Notice of Guaranteed Delivery

99.3	*	Form of Letter from Dollar Tree, Inc. to Brokers, Dealers

99.4	*	Form of Letter to Clients

*
Filed herewith

Item 22.    Undertakings

        Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and/or

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE, INC.
By:	/s/ BOB SASSER
	Name:	Bob Sasser
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BOB SASSER Bob Sasser	Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer (Principal Financial Officer)	May 4, 2016
/s/ KATHLEEN E. MALLAS Kathleen E. Mallas	Senior Vice President—Principal Accounting Officer (Principal Accounting Officer)	May 4, 2016
/s/ MACON F. BROCK, JR. Macon F. Brock, Jr.	Director (Chairman)	May 4, 2016

Signature	Title	Date

/s/ ARNOLD S. BARRON Arnold S. Barron	Director	May 4, 2016
/s/ MARY ANNE CITRINO Mary Anne Citrino	Director	May 4, 2016
/s/ H. RAY COMPTON H. Ray Compton	Director	May 4, 2016
/s/ CONRAD M. HALL Conrad M. Hall	Director	May 4, 2016
/s/ LEMUEL E. LEWIS Lemuel E. Lewis	Director	May 4, 2016
/s/ J. DOUGLAS PERRY J. Douglas Perry	Director	May 4, 2016
/s/ THOMAS A. SAUNDERS III Thomas A. Saunders III	Director	May 4, 2016
/s/ THOMAS E. WHIDDON Thomas E. Whiddon	Director	May 4, 2016
/s/ CARL P. ZEITHAML Carl P. Zeithaml	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE AIR, INC.
By:	/s/ KEVIN S. WAMPLER
	Name:	Kevin S. Wampler
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KEVIN S. WAMPLER Kevin S. Wampler	President and Director (Principal Executive and Financial Officer)	May 4, 2016
/s/ KATHLEEN E. MALLAS Kathleen E. Mallas	Vice President (Principal Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE DISTRIBUTION, INC.
By:	/s/ GARY A. MAXWELL
	Name:	Gary A. Maxwell
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY A. MAXWELL Gary A. Maxwell	President and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Vice President and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016
/s/ GARY PHILBIN Gary Philbin	Director	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE MANAGEMENT, INC.
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Vice President and Director (Principal Financial Officer and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016
/s/ MICHAEL R. MATACUNAS Michael R. Matacunas	Director	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE PROPERTIES, INC.
By:	/s/ KEVIN S. WAMPLER
	Name:	Kevin S. Wampler
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KEVIN S. WAMPLER Kevin S. Wampler	President and Director (Principal Executive, Financial and Accounting Officer)	May 4, 2016
/s/ GARY A. MAXWELL Gary A. Maxwell	Director	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE SOURCING COMPANY, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Manager	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE STORES, INC.
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DOLLAR TREE OLLIES, LLC
By:	/s/ BOB SASSER
	Name:	Bob Sasser
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BOB SASSER Bob Sasser	Chief Executive Officer and Manager (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 4, 2016
/s/ ROBERT H. RUDMAN Robert H. Rudman	Manager	May 4, 2016
/s/ MACON F. BROCK, JR. Macon F. Brock, Jr.	Manager	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DT REALTY, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President and Manager (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Manager	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DT RETAIL PROPERTIES, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President and Manager (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Manager	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

DTD TENNESSEE, INC.
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

GREENBRIER INTERNATIONAL, INC.
By:	/s/ ROBERT H. RUDMAN
	Name:	Robert H. Rudman
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT H. RUDMAN Robert H. Rudman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Vice President and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR DISTRIBUTION, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Services, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR GC, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 4, 2016
Managing Member: Family Dollar, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES, INC. FAMILY DOLLAR, INC. FAMILY DOLLAR HOLDINGS, INC. FAMILY DOLLAR OPERATIONS, INC. FAMILY DOLLAR SERVICES, INC. FAMILY DOLLAR TRUCKING, INC.
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR IP, CO.
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President and Director (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR MERCHANDISING, L.P.
By:	Family Dollar Holdings, Inc., its General Partner
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES OF ALABAMA, LLC
FAMILY DOLLAR STORES OF ARKANSAS, LLC
FAMILY DOLLAR STORES OF DELAWARE, LLC
FAMILY DOLLAR STORES OF FLORIDA, LLC
FAMILY DOLLAR STORES OF GEORGIA, LLC
FAMILY DOLLAR STORES OF MISSOURI, LLC
FAMILY DOLLAR STORES OF NEW JERSEY, LLC
FAMILY DOLLAR STORES OF OKLAHOMA, LLC
FAMILY DOLLAR STORES OF PENNSYLVANIA, LLC
FAMILY DOLLAR STORES OF SOUTH CAROLINA, LLC
By:	/s/ BARRY W. SULLIVAN
	Name:	Barry W. Sullivan
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY W. SULLIVAN Barry W. Sullivan	President (Principal Executive Officer)	May 4, 2016

Signature	Title	Date

/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Stores, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES OF ARIZONA, INC.
FAMILY DOLLAR STORES OF COLORADO, INC.
FAMILY DOLLAR STORES OF CONNECTICUT
FAMILY DOLLAR STORES OF D.C., INC.
FAMILY DOLLAR STORES OF IOWA, INC.
FAMILY DOLLAR STORES OF LOUISIANA, INC.
FAMILY DOLLAR STORES OF MARYLAND, INC.
FAMILY DOLLAR STORES OF MASSACHUSETTS, INC.
FAMILY DOLLAR STORES OF MISSISSIPPI, INC.
FAMILY DOLLAR STORES OF NEVADA, INC.
FAMILY DOLLAR STORES OF NEW MEXICO, INC.
FAMILY DOLLAR STORES OF NEW YORK, INC.
FAMILY DOLLAR STORES OF NORTH CAROLINA, INC.
FAMILY DOLLAR STORES OF NORTH DAKOTA, INC.
FAMILY DOLLAR STORES OF OHIO, INC.
FAMILY DOLLAR STORES OF RHODE ISLAND, INC.
FAMILY DOLLAR STORES OF SOUTH DAKOTA, INC.
FAMILY DOLLAR STORES OF TENNESSEE, INC.
FAMILY DOLLAR STORES OF VERMONT, INC.
FAMILY DOLLAR STORES OF VIRGINIA
FAMILY DOLLAR STORES OF WEST VIRGINIA, INC.
FAMILY DOLLAR STORES OF WISCONSIN, INC.
FAMILY DOLLAR STORES OF WYOMING, INC.
By:	/s/ BARRY W. SULLIVAN
	Name:	Barry W. Sullivan
	Title:	President

 POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY W. SULLIVAN Barry W. Sullivan	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016
/s/ GARY PHILBIN Gary Philbin	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES OF INDIANA, LP
By:	Family Dollar Holdings, Inc., its General Partner
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES OF KENTUCKY, LP
By:	Family Dollar Holdings, Inc., its General Partner
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director of Family Dollar Holdings, Inc. (its General Partner)	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES OF MICHIGAN, INC.
By:	/s/ BARRY W. SULLIVAN
	Name:	Barry W. Sullivan
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY W. SULLIVAN Barry W. Sullivan	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016
/s/ GARY PHILBIN Gary Philbin	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR STORES OF TEXAS, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Holdings, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FAMILY DOLLAR UTAH DC, LLC
By:	Family Dollar Stores of Texas, LLC, its Managing Member
By:	Family Dollar Holdings, Inc., its Managing Member
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Stores of Texas, LLC
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FD BEACH BLVD, LLC
By:	Family Dollar Stores of Florida, LLC, its Managing Member
By:	/s/ BARRY W. SULLIVAN
	Name:	Barry W. Sullivan
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY W. SULLIVAN Barry W. Sullivan	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Stores of Florida, LLC
/s/ BARRY W. SULLIVAN Barry W. Sullivan	President	May 4, 2016

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FD RETAIL PROPERTIES, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	Chief Executive Officer (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Stores, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

FD SPINCO II, INC.
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 4, 2016
/s/ WILLIAM A. OLD, JR. William A. Old, Jr.	Director	May 4, 2016
/s/ BOB SASSER Bob Sasser	Director	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

MATTHEWS REAL ESTATE HOLDINGS, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	Chief Executive Officer (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Stores, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

MIDWOOD BRANDS, LLC
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	President (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member: Family Dollar Services, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on May 4, 2016.

MONROE HOLDINGS LP
By:	Matthews Real Estate Holdings LLC, its General Partner
By:	/s/ GARY PHILBIN
	Name:	Gary Philbin
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears above and below constitutes and appoints William A. Old, Jr. and Kevin S. Wampler and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY PHILBIN Gary Philbin	Chief Executive Officer of Matthews Real Estate Holdings LLC (its general partner) (Principal Executive Officer)	May 4, 2016
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Executive Vice President, Chief Financial Officer of Matthews Real Estate Holdings LLC (its general partner) (Principal Financial and Accounting Officer)	May 4, 2016
Managing Member of its General Partner: Family Dollar Stores, Inc.
/s/ GARY PHILBIN Gary Philbin	President	May 4, 2016

EXHIBIT INDEX

Exhibit No.		Description of Exhibit
3.1		Articles of Incorporation of Dollar Tree (as amended) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dollar Tree dated June 20, 2013)

3.2		Bylaws of Dollar Tree (as amended) (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dollar Tree dated July 6, 2015)

3.3	*	Articles of Incorporation of Dollar Tree Air, Inc.

3.4	*	Bylaws of Dollar Tree Air, Inc.

3.5	*	Articles of Incorporation of Dollar Tree Distribution, Inc.

3.6	*	Bylaws of Dollar Tree Distribution, Inc. (as amended)

3.7	*	Articles of Incorporation of Dollar Tree Management, Inc.

3.8	*	Bylaws of Dollar Tree Management, Inc.

3.9	*	Articles of Incorporation of Dollar Tree Properties, Inc.

3.10	*	Bylaws of Dollar Tree Properties, Inc.

3.11	*	Articles of Organization of Dollar Tree Sourcing Company, LLC

3.12	*	Operating Agreement of Dollar Tree Sourcing Company, LLC

3.13	*	Third Restated Articles of Incorporation of Dollar Tree Stores, Inc. (as amended)

3.14	*	Third Restated Bylaws of Dollar Tree Stores, Inc. (as amended)

3.15	*	Articles of Organization of Dollar Tree Ollie's, LLC

3.16	*	Operating Agreement of Dollar Tree Ollie's, LLC (as amended)

3.17	*	Articles of Organization of DT Realty, LLC

3.18	*	Operating Agreement of DT Realty, LLC

3.19	*	Articles of Organization of DT Retail Properties, LLC

3.20	*	Operating Agreement of DT Retail Properties, LLC

3.21	*	Certificate of Incorporation of DTD Tennessee, Inc.

3.22	*	Bylaws of DTD Tennessee, Inc.

3.23	*	Certificate of Incorporation of Greenbrier International, Inc.

3.24	*	Bylaws of Greenbrier International, Inc.

3.25	*	Amended and Restated Articles of Organization of Family Dollar Distribution, LLC

3.26	*	Amended and Restated Operating Agreement of Family Dollar Distribution, LLC

3.27	*	Articles of Organization of Family Dollar GC, LLC

3.28	*	Operating Agreement of Family Dollar GC, LLC

3.29	*	Articles of Incorporation of Family Dollar Holdings, Inc.

3.30	*	Bylaws of Family Dollar Holdings, Inc.

3.31	*	Articles of Incorporation of Family Dollar IP Co.

Exhibit No.		Description of Exhibit
3.32	*	Bylaws of Family Dollar IP Co.

3.33	*	Certificate of Limited Partnership of Family Dollar Merchandising, L.P.

3.34	*	Limited Partnership Agreement of Family Dollar Merchandising, L.P.

3.35	*	Articles of Incorporation of Family Dollar Operations, Inc. (as amended)

3.36	*	Bylaws of Family Dollar Operations, Inc.

3.37	*	Articles of Incorporation of Family Dollar Services, Inc. (as amended)

3.38	*	Bylaws of Family Dollar Services, Inc.

3.39	*	Articles of Organization of Family Dollar Stores of Alabama, LLC

3.40	*	Operating Agreement of Family Dollar Stores of Alabama, LLC

3.41	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Arizona, Inc.

3.42	*	Amended and Restated Bylaws of Family Dollar Stores of Arizona, Inc.

3.43	*	Articles of Organization of Family Dollar Stores of Arkansas, LLC

3.44	*	Operating Agreement of Family Dollar Stores of Arkansas, LLC

3.45	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Colorado, Inc.

3.46	*	Amended and Restated Bylaws of Family Dollar Stores of Colorado, Inc.

3.47	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Connecticut, Inc.

3.48	*	Amended and Restated Bylaws of Family Dollar Stores of Connecticut, Inc.

3.49	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of D.C., Inc.

3.50	*	Amended and Restated Bylaws of Family Dollar Stores of D.C., Inc.

3.51	*	Articles of Organization of Family Dollar Stores of Delaware, LLC

3.52	*	Operating Agreement of Family Dollar Stores of Delaware, LLC

3.53	*	Articles of Organization of Family Dollar Stores of Florida, LLC

3.54	*	Operating Agreement of Family Dollar Stores of Florida, LLC

3.55	*	Articles of Organization of Family Dollar Stores of Georgia, LLC

3.56	*	Operating Agreement of Family Dollar Stores of Georgia, LLC

3.57	*	Certificate of Domestic Limited Partnership of Family Dollar Stores of Indiana, LP

3.58	*	Partnership Agreement of Family Dollar Stores of Indiana, LP (as amended)

3.59	*	Articles of Incorporation of Family Dollar Stores of Iowa, Inc.

3.60	*	Bylaws of Family Dollar Stores of Iowa, Inc.

3.61	*	Certificate of Domestic Limited Partnership of Family Dollar Stores of Kentucky, LP

3.62	*	Limited Partnership Agreement of Family Dollar Stores of Kentucky, LP

3.63	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Louisiana, Inc.

3.64	*	Amended and Restated Bylaws of Family Dollar Stores of Louisiana, Inc.

Exhibit No.		Description of Exhibit
3.65	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Maryland, Inc.

3.66	*	Amended and Restated Bylaws of Family Dollar Stores of Maryland, Inc.

3.67	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Massachusetts, Inc.

3.68	*	Amended and Restated Bylaws of Family Dollar Stores of Massachusetts, Inc.

3.69	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Michigan, Inc.

3.70	*	Amended and Restated Bylaws of Family Dollar Stores of Michigan, Inc.

3.71	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Mississippi, Inc.

3.72	*	Amended and Restated Bylaws of Family Dollar Stores of Mississippi, Inc.

3.73	*	Articles of Organization of Family Dollar Stores of Missouri, LLC

3.74	*	Operating Agreement of Family Dollar Stores of Missouri, LLC

3.75	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Nevada, Inc.

3.76	*	Amended and Restated Bylaws of Family Dollar Stores of Nevada, Inc.

3.77	*	Articles of Organization of Family Dollar Stores of New Jersey, LLC

3.78	*	Operating Agreement of Family Dollar Stores of New Jersey, LLC

3.79	*	Articles of Incorporation of Family Dollar Stores of New Mexico, Inc.

3.80	*	Bylaws of Family Dollar Stores of New Mexico, Inc.

3.81	*	Articles of Incorporation of Family Dollar Stores of New York, Inc.

3.82	*	Bylaws of Family Dollar Stores of New York, Inc.

3.83	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of North Carolina, Inc.

3.84	*	Amended and Restated Bylaws of Family Dollar Stores of North Carolina, Inc.

3.85	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of North Dakota, Inc.

3.86	*	Amended and Restated Bylaws of Family Dollar Stores of North Dakota, Inc.

3.87	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Ohio, Inc.

3.88	*	Amended and Restated Bylaws of Family Dollar Stores of Ohio, Inc.

3.89	*	Articles of Organization of Family Dollar Stores of Oklahoma, LLC

3.90	*	Operating Agreement of Family Dollar Stores of Oklahoma, LLC

3.91	*	Articles of Organization of Family Dollar Stores of Pennsylvania, LLC

3.92	*	Operating Agreement of Family Dollar Stores of Pennsylvania, LLC

3.93	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Rhode Island, Inc.

3.94	*	Amended and Restated Bylaws of Family Dollar Stores of Rhode Island, Inc.

Exhibit No.		Description of Exhibit
3.95	*	Articles of Organization of Family Dollar Stores of South Carolina, LLC

3.96	*	Operating Agreement of Family Dollar Stores of South Carolina, LLC

3.97	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of South Dakota, Inc.

3.98	*	Amended and Restated Bylaws of Family Dollar Stores of South Dakota, Inc.

3.99	*	Articles of Incorporation of Family Dollar Stores of Tennessee, Inc.

3.100	*	Bylaws of Family Dollar Stores of Tennessee, Inc.

3.101	*	Amended and Restated Articles of Organization of Family Dollar Stores of Texas, LLC

3.102	*	Amended and Restated Operating Agreement of Family Dollar Stores of Texas, LLC

3.103	*	Articles of Incorporation of Family Dollar Stores of Vermont, Inc.

3.104	*	Bylaws of Family Dollar Stores of Vermont, Inc.

3.105	*	Articles of Incorporation of Family Dollar Stores of Virginia, Inc.

3.106	*	Amended and Restated Bylaws of Family Dollar Stores of Virginia, Inc.

3.107	*	Articles of Incorporation of Family Dollar Stores of West Virginia, Inc.

3.108	*	Bylaws of Family Dollar Stores of West Virginia, Inc.

3.109	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Wisconsin, Inc.

3.110	*	Amended and Restated Bylaws of Family Dollar Stores of Wisconsin, Inc.

3.111	*	Amended and Restated Articles of Incorporation of Family Dollar Stores of Wyoming, Inc.

3.112	*	Amended and Restated Bylaws of Family Dollar Stores of Wyoming, Inc.

3.113	*	Amended and Restated Certificate of Incorporation of Family Dollar Stores, Inc.

3.114	*	Amended and Restated Bylaws of Family Dollar Stores, Inc.

3.115	*	Articles of Incorporation of Family Dollar Trucking, Inc. (as amended)

3.116	*	Bylaws of Family Dollar Trucking, Inc.

3.117	*	Amended and Restated Articles of Organization of Family Dollar Utah DC, LLC

3.118	*	Amended and Restated Operating Agreement of Family Dollar Utah DC, LLC

3.119	*	Articles of Incorporation of Family Dollar, Inc.

3.120	*	Bylaws of Family Dollar, Inc. (as amended)

3.121	*	Amended and Restated Articles of Organization of FD Beach Blvd., LLC

3.122	*	Amended and Restated Operating Agreement of FD Beach Blvd., LLC

3.123	*	Articles of Organization of FD Retail Properties, LLC

3.124	*	Operating Agreement of FD Retail Properties, LLC

3.125	*	Certificate of Incorporation of FD Spinco II, Inc.

3.126	*	Bylaws of FD Spinco II, Inc.

3.127	*	Articles of Organization of Matthews Real Estate Holdings LLC

Exhibit No.		Description of Exhibit

3.128	*	Operating Agreement of Matthews Real Estate Holdings LLC

3.129	*	Articles of Organization of Midwood Brands, LLC

3.130	*	Operating Agreement of Midwood Brands, LLC

3.131	*	Certificate of Domestic Limited Partnership of Monroe Road Holdings LP

3.132	*	Limited Partnership Agreement of Monroe Road Holdings LP

4.1		Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020 (incorporated herein by reference to Exhibit 4.1 on our Current Report on Form 8-K, filed on February 23, 2015)

4.2		First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020 (incorporated herein by reference to Exhibit 4.1 on our Current Report on Form 8-K, filed on July 8, 2015)

4.3		Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023 (incorporated herein by reference to Exhibit 4.2 on our Current Report on Form 8-K, filed on February 23, 2015)

4.4		First Supplemental Indenture, dated as of July 6, 2015, among Dollar Tree, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee, to the Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023 (incorporated herein by reference to Exhibit 4.2 on our Current Report on Form 8-K, filed on July 8, 2015)

4.5	*	Second Supplemental Indenture, dated as of January 25, 2016, among Matthews Real Estate Holdings LLC, Monroe Road Holdings LP, FD Spinco, Inc., FD Spinco II, Inc. and FD Retail Properties, LLC, as the New Guarantors, Dollar Tree, Inc., and U.S. Bank National Association, as trustee, to the Indenture dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.250% senior notes due 2020

4.6	*	Second Supplemental Indenture, dated as of January 25, 2016 among Matthews Real Estate Holdings LLC, Monroe Road Holdings LP, FD Spinco, Inc. FD Spinco II, Inc. and FD Retail Properties, LLC, as the New Guarantors, Dollar Tree, Inc., and U.S. Bank National Association, as trustee, to the Indenture, dated as of February 23, 2015, by and between Family Tree Escrow, LLC and U.S. Bank National Association, as trustee, relating to the 5.750% senior notes due 2023

4.7		In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K, certain instruments relating to long-term obligations of the Registrant have been omitted but will be furnished to the Commission upon request.

5.1	*	Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2	*	Legal Opinion of Williams Mullen

Exhibit No.		Description of Exhibit
12.1	*	Computation of Ratio of Earnings to Fixed Charges
23.1	*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2	*	Consent of Williams Mullen (contained in Exhibit 5.2)

23.4	*	Consent of KPMG LLP

23.5	*	Consent of PricewaterhouseCoopers LLP

24.1	*	Power of Attorney (included on signature pages attached hereto)

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Notice of Guaranteed Delivery

99.3	*	Form of Letter from Dollar Tree, Inc. to Brokers, Dealers

99.4	*	Form of Letter to Clients

*
Filed herewith